MIETVERTRAG ÜBER BÜRORÄUME

LEASE AGREEMENT CONCERNING OFFICE PREMISES

zwischen / between

VICTORIA IMMO PROPERTIES I S.À R.L.

als Vermieter / as Landlord

und / and

MICROVISION GMBH

als Mieter / as Tenant

INHALTSVERZEICHNIS

CONTENTS

ZWISCHEN:

(1) **Victoria Immo Properties I S.à r.l.**
1, rue Louvigny
L-1946 Luxembourg

eingetragen im Handelsregister beim Registre de Commerce et des Sociétés Luxemburg unter B 227707

– nachfolgend "**Vermieter**" –

UND

(2) **MicroVision GmbH**
Neuer Höltigbaum 6
22143 Hamburg

eingetragen im Handelsregister des Amtsgerichts Hamburg unter HRB 181525

– nachfolgend "**Mieter**" –,

Vermieter und Mieter nachfolgend auch gemeinsam als die "**Parteien**" und einzeln als eine "**Partei**" bezeichnet,

wird der folgende

MIETVERTRAG

über Büroflächen nach den nachfolgenden Bedingungen geschlossen:

BETWEEN:

(1) **Victoria Immo Properties I S.à r.l.**
1, rue Louvigny
L-1946 Luxembourg

registered with the Trade and Companies Register of Luxembourg (Registre de Commerce et des Sociétés) under number B 227707

– hereinafter referred to as "**Landlord**" –

AND

(2) **MicroVision GmbH**
Neuer Höltigbaum 6
22143 Hamburg

registered in the commercial register of the district court Hamburg under HRB 181525

– hereinafter referred to as "**Tenant**" –,

hereinafter, Landlord and Tenant shall collectively be referred to as the "**Parties**" and individually as a "**Party**",

the following

RENTAL CONTRACT

on office space is concluded under the following conditions:

PRÄAMBEL

P.1 Der Vermieter ist Eigentümer der im Grundbuch des Amtsgerichts Hamburg, Band 54, Blatt 2096 (Gemarkung St. Georg Süd, Flurstück 2106) sowie Band 46, Blatt 1859 (Gemarkung St. Georg Süd, Flurstück 2072) eingetragenen Grundstücke, nachfolgend „**Liegenschaft**“ genannt. Die Liegenschaft wird unter der postalischen Anschrift: Amsinckstraße 63-71d, 20097 Hamburg geführt. Die Liegenschaft ist im Lageplan der **Anlage P.1** farblich rot umrandet kenntlich gemacht und mit einem Bürogebäude bebaut.

P.2 Die Parteien sind sich ihrer Verantwortung für den Schutz der natürlichen Lebensgrundlagen und des Klimas im Interesse der künftigen Generationen bewusst; sie sind sich darüber einig, dass sie die Durchführung des Mietverhältnisses an möglichst nachhaltigen Kriterien ausrichten wollen. Es ist daher insbesondere der Wunsch der Parteien, bei der Bewirtschaftung und Nutzung des Mietgegenstandes mit Ressourcen und Energie schonend und sparsam umzugehen, Emissionen zu vermeiden und konstruktiv zusammenzuarbeiten, um auch innovative Wege zur Erreichung einer möglichst nachhaltigen, ressourcenschonenden und ökologischen Bewirtschaftung und Nutzung des Mietgegenstandes zu beschreiten. Dabei sollen ökonomische, ökologische und soziale Aspekte gleichermaßen berücksichtigt werden (zusammengefasst die „**Nachhaltige Nutzung und Bewirtschaftung**“). Die Parteien werden sich bemühen, ihre Mitarbeiter, Untermieter, Dienstleister (z. B. Property und/oder Facility Manager) und sonstige für die Nutzung und Bewirtschaftung der Immobilie

PREAMBLE

P.1 The Landlord is the owner of the real properties entered in the land register of the District Court of Hamburg, volume 54, sheet 2096 (district St. Georg Süd, parcel 2106) and volume 46, sheet 1859 (district St. Georg Süd, parcel 2072), hereinafter referred to as the "**Property**"). The Property is registered under the postal address: Amsinckstraße 63-71d, 20097 Hamburg. The Property is marked with a red outline on the site plan in **Annex P.1** and is developed with an office building.

P.2 The Parties are aware of their responsibility for the protection of the natural foundations of life and the climate in the interest of future generations; they agree that they want to orient the performance of the lease to the most sustainable criteria possible. It is therefore the wish of the Parties in particular to use resources and energy sparingly and economically in the management and use of the Lease Object, to avoid emissions and to work together constructively in order to also pursue innovative ways of achieving the most sustainable, resource-conserving and ecological management and use of the Lease Object possible. In doing so, economic, ecological and social aspects shall be taken into account in equal measure (collectively referred to as "**Sustainable Use and Management**"). The Parties shall endeavor to encourage their employees, sublessees, service providers (e.g. property and/or facility managers) and other contractual partners relevant to the use and management of the Property to observe the aspects of Sustainable Use and Management.

maßgeblichen Vertragspartner zur Beachtung der Aspekte der Nachhaltigen Nutzung und Bewirtschaftung anzuhalten.

1. MIETGEGENSTAND

1.1 Der Vermieter vermietet auf der Liegenschaft an den Mieter:

1.1.1 Flächen im **Erdgeschoss** des Bürogebäudekomplexes (Eingänge Amsinckstraße 71c, 71d), bestehend aus der „**Mietfläche 1**" mit einer Größe von **ca. 555,44 m²** (die zur alleinigen Nutzung durch den Mieter vorgesehene Fläche ist in dem als **Anlage 1.1.1** beigefügten Plan rot umrandet gekennzeichnet).

1.1.2 Flächen im **5. Obergeschoss** des Bürogebäudekomplexes (Eingänge Amsinckstraße 71, 71b, 71c, 71d), bestehend aus der „**Mietfläche 2**" mit einer Größe von **ca. 2.777,90 m²** (die zur alleinigen Nutzung durch den Mieter vorgesehene Fläche ist in dem als **Anlage 1.1.2** beigefügten Plan orange gekennzeichnet).

1.1.3 Flächen im **6. Obergeschoss** des Bürogebäudekomplexes (Eingänge Amsinckstraße 71, 71b, 71c, 71d), bestehend aus der „**Mietfläche 3**" mit einer Größe von **ca. 1.647,06 m²** (die zur alleinigen Nutzung durch den Mieter vorgesehene Fläche ist in dem als **Anlage 1.1.3** beigefügten Plan orange gekennzeichnet).

1.1.4 Flächen im **6. Obergeschoss** des Bürogebäudekomplexes (Eingänge Amsinckstraße 71b, 71c, 71d), bestehend aus der „**Mietfläche 4**" mit einer Größe von **ca. 559,00 m²** (die zur alleinigen Nutzung durch den Mieter vorgesehene Fläche ist in dem als **Anlage 1.1.3** beigefügten Plan rot umrandet gekennzeichnet).

1. LEASE OBJECT

1.1 The Landlord rents on the Property to the Tenant:

1.1.1 Areas on the **ground floor** of the office building complex (entrances at Amsinckstrasse 71c, 71d), consisting of the **"Leased Area 1"** with a size of **approx. 555,44 m²** (the space intended for sole use by the Tenant is marked with a red border in the plan attached as **Annex 1.1.1**).

1.1.2 Areas on the **5th floor** of the office building complex (entrances at Amsinckstraße 71, 71b, 71c, 71d), consisting of the **"Leased Area 2"** with a size of **approx. 2,777.90 m²** (the area intended for sole use by the Tenant is marked in orange in the plan attached as **Annex 1.1.2**).

1.1.3 Areas on the **6th floor** of the office building complex (entrances at Amsinckstraße 71, 71b, 71c, 71d), consisting of the **"Leased Area 3"** with a size of **approx. 1,647.06 m²** (the area intended for sole use by the Tenant is marked in orange on the plan attached as **Annex 1.1.3**).

1.1.4 Areas on the **6th floor** of the office building complex (entrances at Amsinckstraße 71b, 71c, 71d), consisting of the **"Leased Area 4"** with a size of **approx. 559.00 m²** (the area intended for sole use by the Tenant is marked with a red border in the plan attached as **Annex 1.1.3**).

1.1.5 **12 Stellplätze** für KFZ (Testfahrzeuge) belegen im 2. Untergeschoss des Bürogebäudekomplexes (Nrn. 557-568), in dem als **Anlage 1.1.5** beigefügten Plan rot umrandet gekennzeichnet, zur alleinigen Nutzung durch den Mieter.

1.1.5 **12 parking** spaces for motor vehicles (test vehicles) in the 2nd basement of the office building complex (no. 557-568), marked with a red border in the plan attached as **Annex 1.1.5**, for the sole use of the Tenant.

1.1.6 **4 Stellplätze** für KFZ (Testfahrzeuge) belegen im 2. Untergeschoss des Bürogebäudekomplexes (Nrn. 544-547), in dem als **Anlage 1.1.5** beigefügten Plan blau markiert gekennzeichnet, zur alleinigen Nutzung durch den Mieter.

1.1.6 **4 parking spaces** for motor vehicles (test vehicles) in the 2nd basement of the office building complex (no. 544-547), marked in blue color in the plan attached as **Annex 1.1.5**, for the sole use of the Tenant.

1.1.7 **75 Stellplätze** für KFZ (PKW) belegen im 2. Untergeschoss des Bürogebäudekomplexes (Nrn. 452-457, 462, 484-506, 496a, 511-543, 548-556, 569, 570) in dem als **Anlage 1.1.5** beigefügten Plan grün markiert gekennzeichnet, zur alleinigen Nutzung durch den Mieter.

1.1.7 **75 parking spaces** for motor vehicles (cars) in the 2nd basement of the office building complex (no. 452-457, 462, 484-506, 496a, 511-543, 548-556, 569, 570), marked in green color in the plan attached as **Annex 1.1.5**, for the sole use of the Tenant.

1.1.8 **7 Stellplätze** für KFZ (PKW) belegen im Außenbereich der Liegenschaft (Nrn. 13-19), in dem als **Anlage 1.1.8** beigefügten Lageplan farblich grünrot markiert gekennzeichnet, zur alleinigen Nutzung durch den Mieter.

1.1.8 **7 parking spaces** for motor vehicles (cars) in the outside area of the Property (no. 13-19), marked in green on the site plan attached as **Annex 1.1.8**, for the sole use of the Tenant.

1.2 Die vorstehend unter Ziffer 1.1.1 bis 1.1.4 aufgeführten Mietflächen haben eine Gesamtmietfläche von ca. **5.539,40 m²** („**Gesamtmietfläche**"), welche für Abrechnungszwecke maßgeblich ist, und werden nachfolgend gemeinsam mit den vorstehend unter Ziffer 1.1.5 bis 1.1.8 aufgeführten Stellplätzen insgesamt auch „**Mietgegenstand**" genannt. In der Gesamtmietfläche sind anteilige Gemeinschaftsflächen im Gebäude (MF/G-2), d.h. Flächen innerhalb des Gebäudekomplexes, die von allen oder mehreren Mietern gemeinschaftlich genutzt werden, von insgesamt ca. 423,70 m² berücksichtigt (in den als Anlagen beigefügten Plänen farblich grau gekennzeichnet).

1.2 The Leased Areas listed above under Clauses 1.1.1 to 1.1.4 have a total leasable area of **approx. 5,539.40 m² ("Total Rental Space")**, which is decisive for settlement purposes, and are hereinafter together with the parking spaces listed above under Clauses 1.1.5 to 1.1.8 also referred to collectively as the "**Lease Object**. The Total Rental Space includes proportionate common areas in the building (MF/G-2), i.e. areas within the building complex which are used jointly by all or several tenants, totaling approx. 423,70 m² (marked in color gray in the plans attached as Annexes).

Die Gemeinschaftsflächen im Gebäudekomplex sowie sonstigen Freiflächen, Hofflächen und Verkehrswege im Außenbereich der Liegenschaft nutzt der Mieter gemeinschaftlich mit den übrigen Mietern im Gebäudekomplex.

1.3 Die Mietflächen des Mietgegenstands sowie Kfz-Stellplätze sind in den vorstehend aufgeführten Plänen der Anlagen jeweils im Einzelnen dargestellt und kenntlich gemacht. Im Übrigen gilt hinsichtlich der als Anlagen beigefügten Pläne Folgendes: Die Pläne aus den Anlagen sind Bestandteile des Mietvertrages und haben Geltung für diesen nur insoweit, als in ihnen die Lage des Mietgegenstandes im Gebäudekomplex und zu den angrenzenden Verkehrsflächen und gemeinschaftlichen Mietbereichen mit den übrigen Mietern im Gebäudekomplex aufgezeigt ist. Sämtliche anderen in den Plänen aufgeführten Details sind unverbindlich und enthalten keine Beschaffenheitsangaben oder zugesicherten Eigenschaften.

1.4 Die in Ziffer 1.1 bezeichneten Flächen wurden nach der "Richtlinie zur Berechnung der Mietfläche für gewerbliche Räume (MF/G), Stand 01.06.2017" der *Gesellschaft für immobilienwirtschaftliche Forschung e.V. (gif e.V.)* berechnet; eine Kurzübersicht ist diesem Mietvertrag als **Anlage 1.4** beigefügt. Eventuelle Abweichungen der tatsächlichen Größe von der Gesamtmietfläche sind unerheblich, soweit diese nicht mehr als 3% betragen. Eine proportionale Erhöhung oder Senkung der Miete gemäß Ziffer 5 und der flächenabhängigen Umlagen gemäß Ziffer 6 können die Parteien erst ab einer Flächenabweichung von mehr als 3% verlangen, sodann aber für den gesamten Betrag der Abweichung (und nicht nur für die Abweichung, die 3% überschreitet. Darüberhinausgehende Ansprüche können die

The Tenant uses the common areas in the building complex as well as other open areas, yard areas and traffic routes in the outside area of the Property jointly with the other tenants in the building complex.

1.3 The Leased Areas of the Lease Object as well as the parking spaces are shown in detail and identified in the plans set forth in the annexes listed above. In addition, the following applies with regard to the plans attached as annexes: The plans from the annexes are part of the Rental Contract and shall only apply to them insofar as they show the location of the Lease Object in the building complex and the adjacent traffic areas and common rental areas with the other tenants in the building complex of the Property. All other details listed in the plans are non-binding and do not contain any quality specifications or guaranteed properties.

1.4 The areas referred to in Clause 1.1 have been calculated in accordance with the "Guideline for the Calculation of Leasable Space for Commercial Premises (MF/G), as of June 1, 2017" issued by the *Gesellschaft für immobilienwirtschaftliche Forschung e.V. (gif e.V.)*; a brief overview is attached to this Rental Contract as **Annex 1.4**. Any deviations of the actual size from the Total Rental Space shall be insignificant insofar as they do not exceed 3%. The Parties may only demand a proportional increase or decrease of the rent pursuant to Clause 5 and of the area-dependent allocations pursuant to Clause 6 if an area deviation of more than 3%. In such case, the Parties may demand an adjustment for the entire amount of deviation (and not only for the deviation that exceeds 3%). The Parties may not assert any

Parteien im Falle von Flächenabweichungen nicht geltend machen.

further claims in the event of deviations in area.

1.5 Der Mieter hat den Mietgegenstand eingehend besichtigt und festgestellt, dass er für seinen Mietzweck grundsätzlich geeignet ist. Für die KFZ-Stellplätze gilt, dass der Mieter in eigener Verantwortung für eine Kennzeichnung sorgt und das Risiko einer unerlaubten Drittnutzung trägt. Die Nutzungsordnung für die Kfz-Stellplätze ist diesem Vertrag als **Anlage 1.5** beigefügt und wird vom Mieter beachtet.

1.5 The Tenant has inspected the Lease Object in detail and determined that it is basically suitable for his rental purpose. For the parking spaces, the Tenant is responsible for ensuring that they are marked and bears the risk of unauthorized third-party use. The rules of use for the parking spaces are attached to this Rental Contract as **Annex 1.5** and will be observed by the Tenant.

1.6 Der Gebäudekomplex einschließlich des Mietgegenstandes entsprach bei seiner Errichtung in den Jahren 1994 bis 1996 den seinerzeitigen bautechnischen Anforderungen. Der Vermieter erklärt, dass nach seinem besten Wissen der Gebäudekomplex frei von Asbest ist. Der Mietgegenstand wird dem Mieter in diesem Zustand vorbehaltlich seiner allgemeinen Alterung zur Verfügung gestellt. Soweit nicht *(a)* zwingende gesetzliche Nachrüst-, Ertüchtigungs- oder sonstige Pflichten bestehen und/oder *(b)* Bauteile im Rahmen des Um- und Ausbaus des Mietgegenstands (vgl. nachstehende Ziffer 1.7) umgestaltet oder erneuert werden und/oder *(c)* sich aus der Baubeschreibung (Anlage 1.7a) etwas anderes ergibt, hat der Mieter keinen Anspruch darauf, dass der Mietgegenstand etwa in der Zwischenzeit oder zukünftig während der Mietzeit eingeführten strengeren oder verbesserten bautechnischen Anforderungen, insbesondere im Bereich des Schall- und Wärmeschutzes, genügt. Dem Mieter ist bekannt, dass der Mietgegenstand über die in Anlage 1.7a definierten und in Anlage 1.7b grafisch dargestellten Räumlichkeiten hinaus über keine Kühlungseinrichtung verfügt und es deshalb jahreszeitlich bedingt zu Innentemperaturen von über 26 Grad Celsius kommen kann. Vorgenannte Umstände wurden bei der

1.6 The building complex, including the Lease Object, corresponded to the construction requirements at the time of its construction in the years 1994 to 1996. The Landlord declares that, to the best of his knowledge, the building complex is free of asbestos. The Lease Object will be provided to the Tenant in this condition subject to its general aging. Unless *(a)* there are mandatory statutory retrofitting/upgrading or other obligations and/or *(b)* components are redesigned or renewed as part of the conversion and expansion of Lease Object (see Clause 1.7 below) and/or *(c)* the building description (Appendix 1.7a) states otherwise, the Tenant shall not be entitled to claim that the Lease Object complies with any stricter or improved structural engineering requirements introduced in the meantime or in the future during the rental term, in particular in the area of noise and heat protection. The Tenant is aware that the Lease Object besides the rooms defined in Annex 1.7a and shown graphically in Annex 1.7b does not have cooling facilities and that it is therefore possible for internal temperatures to exceed 26 degrees Celsius due to the season. The aforementioned circumstances were taken into account when calculating the agreed rent. Insofar as this causes heating, this does not constitute a defect of the Lease Object that entitles the Tenant to warranty or damage claims.

Bemessung der vereinbarten Miete berücksichtigt. Sofern hierdurch bedingt Erwärmungen auftreten, stellt dies keinen Mangel des Mietgegenstandes dar, der den Mieter zu Gewährleistungs- oder Schadensersatzansprüchen berechtigt.

1.7 Der Mietgegenstand wird durch den Vermieter vor Übergabe ausgebaut. Der Umfang der vom Vermieter durchzuführenden Um- und Ausbaumaßnahmen ergibt sich aus der als **Anlage 1.7a** beigefügten Baubeschreibung und dem als **Anlage 1.7b** beigefügten Bauplänen. Die Baubeschreibung (Anlage 1.7a) und die Baupläne (Anlage 1.7b) wurden im Vorfeld mit dem Mieter abgestimmt. Änderungswünsche des Mieters wurden besprochen und – soweit vereinbart – aufgenommen; für darüber hinausgehende Änderungswünsche gelten die Regelungen in Ziffer 30.

Der Vermieter ist für alle das Grundstück und Gebäude betreffenden gesetzlichen oder behördlichen Genehmigungserfordernisse verantwortlich. Behördliche Anordnungen und Auflagen, die den Mietgegenstand in seiner Bausubstanz sowie den vermieterseitigen Um- und Ausbau betreffen (einschließlich Brandschutz) sind ebenfalls vom Vermieter zu erfüllen. Er hat diese jeweils selbst und auf eigene Kosten einzuholen. Der Vermieter ist verpflichtet, bei der Ausführung der Um- und Ausbaumaßnahmen alle gesetzlichen Bestimmungen und nach den anerkannten Regeln der Technik einschlägigen, technischen Vorschriften, insbesondere die den anerkannten Regeln der Technik entsprechenden DIN-Normen sowie VDE- und VDI-Normen, sowie etwaige behördliche (auch gewerbebehördliche und berufsgenossenschaftliche) Auflagen zu erfüllen und etwa benötigte Genehmigungen, Bescheinigungen und Prüfzeugnisse (z.B. von Sachverständigen) in Zusammenhang mit den

1.7 The Lease Object shall be extended by the Landlord prior to handover. The scope of the conversion and extension measures to be carried out by the Landlord is set out in the construction description attached as **Annex 1.7a** and the construction plans attached as **Annex 1.7b**. The construction description (Annex 1.7a) and the construction plans (Annex 1.7b) were agreed with the Tenant in advance. Any change requests of the Tenant were discussed and – to the extent agreed – incorporated; the provisions in Clause 30 shall apply to any Change Requests going beyond this.

The Landlord is responsible for any statutory or public authority's requirements concerning the property and the buildings. Official orders and requirements that affect the Lease Object in terms of its structure as well as the Landlord's renovation and expansion (including fire protection) must also be fulfilled by the Landlord. The Landlord has to comply with this obligation at its own risk and at its own expense. The Landlord is obligated when carrying out the conversion and expansion measures to comply with all statutory provisions and, in accordance with the acknowledged rules of technology, to comply with the relevant technical rules, in particular the DIN standards and VDE and VDI regulations in accordance with the recognized rules of technology and to meet all official requirements imposed (also of the business licensing authorities and of the German Employer's Liability Insurance Association) and to provide, at its own costs, any required permits, certificates and manufacturer's

Um- und Ausbaumaßnahmen auf seine Kosten selbst beizubringen.

certificates (for example from experts) in connection with the conversion and expansion measures.

1.8 Soweit für die Um- und Ausbaumaßnahmen gemäß Ziffer 1.7 und/oder den Mietzweck gemäß Ziffer 2 eine Baugenehmigung oder sonstige öffentlich-rechtliche Genehmigungen (u.a. Änderung Brandschutz aufgrund teilweiser Nutzungsänderungen etc.) erforderlich sind oder bestimmte Auflagen für die Fertigstellung der Um- und Ausbaumaßnahmen gemäß Ziffer 1.7 und/oder den Mietzweck gemäß Ziffer 2 zu erfüllen sind, wird der Vermieter diese unverzüglich auf eigene Kosten und Risiken beantragen bzw. erfüllen. Der Mieter verpflichtet sich, soweit seinerseits Informationen dem Vermieter hierzu zur Verfügung zu stellen sind, diese dem Vermieter auf dessen Aufforderung unverzüglich zur Verfügung zu stellen, z. B. hinreichend detaillierte Informationen zu den geplanten Nutzungen bereitzustellen.

Die Baubeschreibung (Anlage 1.7a) und die Baupläne (Anlage 1.7b) sind Bestandteil des Mietvertrages. Im Falle einer bautechnisch oder baurechtlich erforderlichen Änderung der geplanten Ausführung ist der Vermieter verpflichtet den Mieter unverzüglich zu informieren. Im Falle einer Nutzungsbeeinträchtigung der Mietsache für den Mieter erhält dieser das Recht, binnen zwei (2) Wochen nach entsprechender Information durch den Vermieter eigene Vorschläge zu unterbreiten, die der bautechnischen bzw. baurechtlichen Erforderlichkeit Genüge tun. Der Vermieter wird in diesem Fall um die Berücksichtigung der Vorschläge des Mieters bemüht sein.

1.8 To the extent that a building permit or other permits under public law for the conversion and expansion measures pursuant to Clause 1.7 and/or the purpose of lease pursuant to Clause 2 are required (including changes to fire protection due to partial changes in use, etc.) or if certain conditions must be met for the completion of the conversion and expansion measures in accordance to Clause 1.7 and/or the change in use pursuant to Clause 2, the Landlord shall apply for or fulfill these without delay at its own expense and risk. The Tenant undertakes, insofar as information is to be made available to the Landlord for this purpose, to make the information available to the Landlord without delay at the Landlord's request, e.g. to provide sufficiently detailed information on the planned uses.

The construction description (Annex 1.7a) and the construction plans (Annex 1.7b) are part of the Rental Contract. In the event of a change in the planned design required by construction engineering or building law, the Landlord is obliged to inform the Tenant immediately. In the event that the use of the Lease Object is impaired for the Tenant, the Tenant shall have the right to submit its own proposals within two (2) weeks after appropriate information by the Landlord, which satisfy the requirements of construction engineering or building law. In this case, the Landlord shall endeavor to take the Tenant´s suggestions into account.

2. MIETZWECK

2.1 Die Vermietung der Mietflächen 1 bis 3 erfolgt zur **Nutzung als Büro-, Servicefläche, Logistik, Messung von Lasertechnologie und elektrooptische Arbeitsbereiche** einschließlich der damit im Zusammenhang stehenden sonstigen Nutzungen. Die Vermietung der Mietfläche 4 erfolgt zur Nutzung als **Dachterrasse** zum Aufenthalt von Personen. Die Kfz-Stellplätze gemäß Ziffern 1.1.5 bis 1.1.8 werden zur Abstellung von Personenkraftwagen vermietet.

2.2 Eine von dem gemäß Ziffer 2.1 vereinbarten Mietzweck abweichende Nutzung bedarf der vorherigen schriftlichen Zustimmung des Vermieters; der Vermieter darf seine Zustimmung nur aus wichtigem Grund verweigern oder verzögern.

Soweit der Mieter beabsichtigt, die in Ziffer 1.1.5 benannten und in Anlage 1.1.5 rot umrandet gekennzeichneten Stellplätze ganz oder teilweise zur Nutzung als **Kfz-Werkstatt** umzuwidmen, so stimmt der Vermieter einer solchen Umwidmung hiermit bereits zu. Sollten behördliche Genehmigungen für die Nutzung der in Ziffer 1.1.5 benannten und in Anlage 1.1.5 rot umrandet gekennzeichneten Stellplätze als Kfz-Werkstatt erforderlich sein, hat der Mieter diese Genehmigungen selbst und auf eigene Kosten einzuholen und dem Vermieter unaufgefordert vorzulegen. Auf Ziffern 2.4 sowie 12.1 wird verwiesen.

2.3 Der Vermieter ist dafür verantwortlich, dass die gemäß Ziffer 2.1 vereinbarte Nutzung des Mietgegenstands spätestens ab dem Spätesten Übergabetermin von der baurechtlichen Genehmigung umfasst ist. Sollten behördliche Genehmigungen für die Nutzung des Mietgegenstands im Rahmen des vereinbarten Mietzweckes erforderlich sein und auf die

2. PURPOSE OF LEASE

2.1 The Leased Areas 1 to 3 are rented for use as **office and service spaces, logistics, measurement of laser technology and electrooptical working spaces** including any associated other uses. The Leased Area 4 is for use as a **roof terrace** for people to stay. The parking spaces pursuant to Clauses 1.1.5 to 1.1.8 are rented out to park passenger cars.

2.2 Any use deviating from the purpose of lease defined in Clause 2.1 shall require Landlord's prior written consent; Landlord can only delay or withhold its consent for good reason (*wichtiger Grund*).

To the extent that the Tenant intends to reallocate the parking spaces named in Section 1.1.5 and marked with a red border in Annex 1.1.5 in whole or in part for use as a **vehicle workshop**, the Landlord hereby already agrees to such reallocation. If official permits or approvals are required for the use of the parking spaces named in Section 1.1.5 and marked with a red border in Annex 1.1.5 as a vehicle workshop, the Tenant must obtain these permits and approvals himself and at its own expense and present them to the Landlord without being asked. Reference is made to Clauses 2.4 and 12.1.

2.3 The Landlord is responsible that the agreed use of the Lease Object pursuant to Clause 2.1 is covered by the building permit at the latest as of the Latest Handover Date. Should official licences be required for the use of the Lease Object within the framework of the stipulated purpose of the lease and result from the Tenant`s person or business operations, the Tenant shall

Person oder den Geschäftsbetrieb des Mieters zurückzuführen sein, hat der Mieter diese Genehmigungen selbst und auf eigene Kosten einzuholen.

obtain such licences itself and at its own expense.

2.4 Der Mieter verpflichtet sich, den Mietgegenstand nur für gesetzlich, behördlich und vertraglich zulässige Zwecke zu nutzen und insbesondere die für das Gewerbe des Mieters einschlägigen Umweltschutzvorschriften zu beachten. Dem Mieter ist es untersagt, im Mietgegenstand Geschäfte mit diskriminierendem und/oder rassistischem und/oder religiös fanatischem Inhalt zu betreiben. Der Betrieb einer Sekte oder eines Bordells oder eines ähnlichen, sittlich anstößigen Gewerbes sind verboten.

2.4 The Tenant undertakes to use the Lease Object only for legally, officially and contractually permissible purposes and in particular to observe the environmental protection regulations relevant to the Tenant´s business. The Tenant is prohibited from conducting business with discriminatory and/or racist and/or religiously fanatical content in the Lease Object. The operation of a sect or a brothel or a similar, immoral business is prohibited.

3. ÜBERGABE

3.1 Der Vermieter hat dem Mieter den Mietgegenstand in vertragsgemäßem Zustand frühestens am **1. August 2024** („**Frühester Übergabetermin**") und spätestens am **31. Dezember 2024** („**Spätester Übergabetermin**") zu übergeben. Im Fall einer allein durch für den Vermieter verbindliche Änderungswünsche des Mieters (vgl. Ziffer 30.1 und 30.3) verursachten Verzögerung im Sinne der Ziffer 30.3 Satz 2 verschiebt sich der Späteste Übergabetermin entsprechend.

3.2 Der Vermieter ist verpflichtet, dem Mieter spätestens acht (8) Wochen vor dem Übergabemonat einen Vier-Wochen-Korridor, innerhalb dessen die Übergabe des Mietgegenstands erfolgen wird (wobei der Vier-Wochen-Korridor zwischen dem Frühesten Übergabetermin und dem Spätesten Übergabetermin liegen muss) mitzuteilen. Der genaue Tag der Übergabe, welcher innerhalb des mitgeteilten Vier-Wochen-Korridors liegen muss, ist dem Mieter sodann mindestens vier (4) Wochen vor der tatsächlichen Übergabe schriftlich und verbindlich für die Parteien mitzuteilen („**Übergabetag**").

3.3 Erfolgt eine der Mitteilungen nach vorstehender Ziffer 3.2 nicht oder nicht vertragsgemäß, gilt der Späteste Übergabetermin als Übergabetag.

3.4 Wird der Übergabetag überschritten (d.h. unterbleibt am Übergabetag die Übergabe des gesamtes Mietgegenstands an den Mieter), gilt Folgendes:

3.4.1 Wird der Übergabetag aus nicht vom Mieter zu vertretenden Gründen überschritten, ist der Vermieter dem Mieter zum Ersatz des diesem aufgrund der verzögerten Übergabe entstehenden Schaden verpflichtet. Der

3. HANDOVER

3.1 The Landlord must handover the Lease Object to the Tenant in the contractually agreed form at the earliest on **August 1, 2024** (“**Earliest Handover Date**”) and no later than **December 31, 2024** (“**Latest Handover Date**”). In the event of a delay caused solely by Tenant's Change Request(s) that are binding for the Landlord (cf. Clauses 30.1 and 30.3) within the meaning of Section 30.3 Sentence 2, the Latest Handover Date will be postponed accordingly.

3.2 The Landlord is obliged to provide the Tenant with a four-week corridor within which the handover of the Lease Object will take place no later than eight (8) weeks before the handover month (whereby the four-week corridor must be between the Earliest Handover Date and the Latest Handover Date). The exact day of handover, which must be within the communicated four-week corridor, must then be communicated to the Tenant by the Landlord in writing and bindingly for the Parties at least four (4) weeks before the actual handover (“**Handover Day**”).

3.3 If one of the notifications in accordance with Section 3.2 above is not made or not in accordance with the Contract, the Latest Handover Date is deemed to be the Handover Day.

3.4 If the Handover Date is exceeded (i.e. the complete Lease Object is not handed over to the Tenant on the Handover Day), the following applies:

3.4.1 If the Handover Day is exceeded for reasons for which the Tenant is not responsible, the Landlord is obliged to pay compensation to the Tenant for the damages suffered as a consequence of the delayed Handover. The Tenant's

Schadensersatzanspruch des Mieters entsteht nicht, sofern die Überschreitung des Übergabetags allein aufgrund höherer Gewalt erfolgt.

claim for damages does not arise if the Handover Day is exceeded solely due to force majeure.

3.4.2 Wird der Übergabetag aus nicht vom Mieter zu vertretenden Gründen um mehr als sechs (6) Monate überschritten, so hat der Mieter zusätzlich zum Schadensersatzanspruch nach vorstehender Ziffer 3.4.1 das Recht, von diesem Mietvertrag zurückzutreten. Wird der Rücktritt nicht spätestens innerhalb eines Monats nach Ablauf der vorstehenden sechsmonatigen Frist erklärt, erlischt das Rücktrittsrecht.

3.4.2 If the Handover Day is exceeded by more than six (6) months for reasons for which the Tenant is not responsible, the Tenant has the right to withdraw from this Rental Contract in addition to the claim for damages in accordance with Clause 3.4.1 above. If the withdrawal is not declared at the latest within one month after the expiry of the above six-month period, the right of withdrawal expires.

3.4.3 Liegt ein Fall der Überschreitung des Übergabetages aufgrund von höherer Gewalt vor, ist der Mieter erst zum Rücktritt von diesem Mietvertrag berechtigt, wenn der Übergabetag um mehr als acht (8) Monate überschritten wird. Wird der Rücktritt nicht spätestens binnen eines Monats nach Ablauf der vorstehenden achtmonatigen Frist erklärt, erlischt das Rücktrittsrecht.

3.4.3 If the Handover Day is exceeded due to force majeure, the Tenant is only entitled to withdraw from this Rental Contract if the Handover Day is more than eight (8) months is exceeded. If the withdrawal is not declared at the latest within one month after the expiry of the above eight-onth period, the right of withdrawal expires.

3.5 Die Parteien sind sich einig, dass in Anbetracht der umfangreichen Um- und Ausbaumaßnahmen (vgl. Ziffer 1.7) gegebenenfalls auch eine sukzessive Übergabe von Teilbereichen des Mietgegenstandes erfolgen kann. Die Parteien werden sich dahingehend nach Baufortschritt und Sinn und Zweck für jede Partei entsprechend abstimmen und das Ergebnis entsprechender Abstimmung auf Verlangen einer Partei in einem dem Schriftformerfordernis der §§ 550, 578, 126 BGB entsprechenden Nachtrag zum Bestandteil dieses Vertrags machen.

3.5 The Parties agree that, in view of the extensive conversion and expansion measures (cf. Clause 1.7), if necessary, a gradual handover of parts of the Lease Object can also take place. The Parties will coordinate accordingly according to the progress of construction and the purpose and use for the Party and, at the request of one Party, make the result of the corresponding coordination part of this Contract in an addendum that complies with the written form requirement of §§ 550, 578, 126 BGB.

3.6 Die Parteien sind sich ferner einig, dass im Hinblick auf den Flächenbedarf des Mieters (ab dem Frühesten Übergabetermin) sowie in Anbetracht einer mit den Um- und Ausbaumaßnahmen (vgl. Ziffer 1.7)

3.6 The Parties also agree that, with regard to the Tenant's space requirements (from the Earliest Handover Date) and in view of a change of use permit (cf. Clause 1.8) associated with the conversion and expansion measures (cf. Clause

einhergehenden Nutzungsänderungsgenehmigung (vgl. Ziffer 1.8) gegebenenfalls auch alternative Flächen auf der Liegenschaft in entsprechender Größe der Gesamtmietfläche zur temporären Nutzung als Büro in Betracht kommen könnten (nachfolgend „**Ersatzmietflächen**"). Die Parteien werden sich dahingehend – auch unter Berücksichtigung des Baufortschritts der Um- und Ausbaumaßnahmen (vgl. Ziffer 1.7), des Stands des baurechtlichen Genehmigungsverfahrens (vgl. Ziffer 1.8) sowie nach Sinn und Zweck für jede Partei – entsprechend abstimmen und das Ergebnis entsprechender Abstimmung auf Verlangen einer Partei in einem dem Schriftformerfordernis der §§ 550, 578, 126 BGB entsprechenden Nachtrag zum Bestandteil dieses Vertrags machen.

1.7), alternative areas on the Property in a corresponding size of the Total Rental Space might also be available to the Tenant for temporary use as an office (hereinafter referred to as "**Substitute Rental Areas**"). The Parties will coordinate accordingly – also taking into account the progress of construction of the conversion and expansion measures (cf. Clause 1.7), the status of the building approval process (cf. Clause 1.8) as well as the purpose and use for each Party – and, at the request of one Party, will make the result of the corresponding coordination part of this Contract in an addendum that complies with the written form requirement of §§ 550, 578, 126 BGB.

3.7 Den Parteien steht ein beiderseitiges Sonderkündigungsrecht für diesen Mietvertrag zu, sofern die Nutzungsänderungsgenehmigung (vgl. Ziffer 1.8) von der zuständigen Behörde nicht bis spätesten neun (9) Monate nach dem Spätesten Übergabetermin vollzugsfähig erteilt wird („**Sonderkündigungsrecht**"). Der Vermieter hat den Mieter unverzüglich nach Versagung bzw. Erteilung der Nutzungsgenehmigung/-änderung schriftlich zu informieren. Das Sonderkündigungsrecht steht einer Partei nicht zu, wenn der Grund für die Nichterteilung der Nutzungsänderungsgenehmigung ausschließlich von ihr zu vertreten ist. Die Parteien stellen diesbezüglich klar, dass die Beantragung der Nutzungsänderung als solche von keiner Partei zu vertreten ist. Ein etwaig bestehendes Sonderkündigungsrecht der Parteien erlischt spätestens mit vollzugsfähiger Erteilung der Nutzungsänderungsgenehmigung für den Mietgegenstand. Rechte des Mieters nach Ziffer 3.4.1 bleiben hiervon unberührt.

3.7 The Parties are entitled to a mutual special right of termination for this Rental Contract if the change of use permit (cf. Clause 1.8) is not issued by the responsible authority in a valid manner by nine (9) months after the Latest Handover Date at the latest ("**Special Right of Termination**"). The Landlord must inform the Tenant in writing immediately after the usage permit/change has been refused or granted. A Party is not entitled to the Special Right of Termination if the reason for not granting the change of use permit is solely their responsibility. The Parties hereby clarify that no Party is responsible for the application of the change in use as such in the aforementioned sense. Any existing Special Right of Termination of the Parties expires at the latest when the change of use permit for the Lease Object is actually issued by the responsible authority in a valid manner. Any rights of the Tenant pursuant to Clause 3.4.1 shall remain unaffected.

3.8 Der Mieter ist berechtigt, zwei (2) Wochen vor dem Übergabetag Teilflächen des Mietgegenstands zu betreten, um die Installation seines Server-Kühlsystems im Hauptserverraum der Mietfläche 1 sowie auf den Stellplätzen Nr. 460 und 461 im 2. Untergeschoss der Liegenschaft vorzubereiten und zu erledigen. Der Mieter ist dabei verpflichtet, geeignete Vorkehrungen (z.B. Terminabstimmungen/-koordinierungen mit dem Vermieter bzw. dessen beauftragten Dienstleistern, Unterweisung von Mitarbeitern und Dienstleistern des Mieters bzgl. Verkehrssicherheit) zu treffen, um Beeinträchtigungen der fortdauernden Um- und Ausbauarbeiten am Mietgegenstand durch die (vorbereitenden) Installationsarbeiten des Mieters zu verhindern. Die Parteien werden sich diesbezüglich einvernehmlich abstimmen.

3.8 The Tenant is entitled to enter parts of the Lease Object two (2) weeks before the Handover Day in order to prepare and carry out the installation of his server cooling system in the main server room of the Leased Area 1 as well as on the parking spaces no. 460 and 461 in the 2nd basement of the Property. The Tenant is obliged to take appropriate precautions (e.g. scheduling/coordinating appointments with the Landlord or its commissioned service providers, instructing the Tenant's employees and service providers regarding traffic safety) to prevent disruptions to the ongoing conversion and expansion works in the Lease Object due to the Tenant´s (preparatory) installation work. The Parties will reach an agreement in this respect.

3.9 Bei der Übergabe der einzelnen Mietflächen des Mietgegenstandes ist von den Parteien ein Protokoll zu fertigen, in dem alle beanstandeten erkennbaren Mängel sowie erkennbare erforderliche Restarbeiten zu den Um- und Ausmaßnahmen gemäß Ziffer 1.7 und die Anzahl und die Nummern der übergebenen Schlüssel bzw. Schlüsselkarten schriftlich festgehalten werden („**Übergabeprotokoll**"). Spätere Einwendungen wegen solcher erkennbaren Mängel oder Restarbeiten, die im Übergabeprotokoll nicht aufgeführt sind und die der Mieter aufgrund Fahrlässigkeit nicht erkannt hat, sind ausgeschlossen, es sei denn, sie entstehen erst oder werden erst nach der Übergabe erkennbar. Das Übergabeprotokoll ist von beiden Parteien zu unterzeichnen und auf schriftliches Verlangen einer Partei in einem dem Schriftformerfordernis des §§ 550, 578, 126 BGB entsprechenden Nachtrag zum Bestandteil dieses Vertrags zu machen.

3.9 Upon handover of the individual leased areas of the Lease Object, the Parties shall draw up a protocol in which all visible defects complained of as well as any visible necessary remaining work on the conversion and extension measures pursuant to Clause 1.7 and the quantity and the numbers of the keys or key cards handed over shall be recorded in writing (**"Handover Protocol"**). Subsequent objections due to such visible defects or residual work which are not listed in the Handover Protocol and which the Tenant did not recognize due to negligence shall be excluded, unless they only arise or are visible after the handover. The Handover Protocol shall be signed by both Parties and, at the written request of one Party, shall be made part of this Rental Contract in an addendum in accordance with the written form requirement of §§ 550, 578, 126 BGB.

3.10 Bei Übergabe vorhandene geringfügige Mängel, die den Geschäftsbetrieb des Mieters

3.10 Any immaterial defects evident at the time of handover shall not constitute sufficient

nicht mehr als nur unwesentlich beeinträchtigen und auch ohne eine mehr als nur unwesentliche Beeinträchtigung des Geschäftsbetriebes des Mieters behoben werden können, verzögern die Übergabe nicht. Sie sind jedoch dann unverzüglich vom Vermieter zu beheben.

grounds to delay the handover, provided that both their existence and any efforts to remedy them without significantly impairing the Tenant´s business operations. Nevertheless, the Landlord should remedy any such defects without undue delay.

4. MIETBEGINN UND MIETDAUER

4.1 Das Mietverhältnis beginnt für den Mietgegenstand am Tag der tatsächlichen Übergabe des gesamten Mietgegenstandes an den Mieter und endet nach Ablauf von **fünf (5) Jahren** gerechnet ab dem letzten Kalendertag des Monats, in den der Mietbeginn fällt (nachfolgend „**Festlaufzeit**“). Die Parteien werden den Tag der tatsächlichen Übergabe des Mietgegenstandes in einem formgerechten Nachtrag (§§ 550, 578, 126 BGB) zum Mietvertrag festhalten.

4.2 Der Mieter hat das zweimalige Recht, die Verlängerung der Festlaufzeit um jeweils drei (3) Jahre zu erklären (jeweils "**Option**"). Die jeweilige Option muss jeweils spätestens zwölf (12) Monate bevor das Mietverhältnis endet gegenüber dem Vermieter schriftlich ausgeübt werden; in diesem Fall verlängert sich die Festlaufzeit des Mietverhältnisses automatisch um (jeweils) drei (3) Jahre.

4.3 Nach Ablauf der – ggfls. aufgrund Ausübung der Option(en) gemäß Ziffer 4.2 verlängerten – Festlaufzeit endet das Mietverhältnis automatisch, ohne dass es einer Kündigung bedarf.

4.4 Setzt der Mieter den Gebrauch des Mietgegenstands nach Ablauf der Mietzeit fort, so gilt das Mietverhältnis nicht als stillschweigend verlängert; § 545 BGB findet keine Anwendung.

4. COMMENCEMENT OF LEASE AND LEASE TERM

4.1 The tenancy for the Lease Object commences upon actual delivery of the complete Lease Object to the Tenant and ends after **five (5) years** have elapsed, calculated from the last calendar day of the month in which the tenancy commences (hereinafter referred to as "**Fixed Term**"). The Parties will record the day of the actual handover of the Lease Object in a formal addendum (§§ 550, 578, 126 BGB) to the Rental Contract.

4.2 The Tenant has twice the right to declare an extension of Fixed Term for three (3) years each time (each an "**Option**"). The respective Option must be exercised in writing to the Landlord no later than twelve (12) months before the lease ends; in this case, the Fixed Term is automatically extended by (each) three (3) years.

4.3 After the expiry of the Fixed Term – if applicable, extended due to the exercise of the Option(s) in accordance with Clause 4.2 – the Rental Contract ends automatically without the need for termination.

4.4 The tenancy shall not be deemed tacitly extended if the Tenant continues to use the Lease Object after expiration of the lease term; § 545 BGB shall not be applicable.

4.5 Auf Verlangen einer Partei werden die Parteien die Verlängerung der Festlaufzeit durch Ausübung der Option sowie das Ende der Mietzeit in einem schriftformkonformen Nachtrag zu diesem Mietvertrag festhalten.

4.5 At the request of one of the Parties, the Parties shall record the extension of the Fixed Term by exercising the Option and the end of the rental term in a written addendum to this Rental Contract.

5. MIETE

5. RENT

5.1 Die monatliche Miete beträgt anfänglich ab Mietbeginn:

5.1 The monthly rent shall initially from the lease commencement date amount to:

Grundmiete / Base Rent	106.439,50 EUR
Nebenkostenvorauszahlung / Prepayment incidental costs (Ziffer / Clause 6.9.1)	21.049,72 EUR
Gesamtmonatsmiete (netto) / Total monthly rent (Net)	**127.489,22 EUR**
Umsatzsteuer / VAT	24.222,95 EUR
Gesamtmonatsmiete (brutto) / Total Monthly Rent (Gross)	**151.712,17 EUR**

5.2 Die Grundmiete ist pauschaliert und von der tatsächlichen Größe des Mietgegenstands unabhängig, soweit nicht die Größe des Mietgegenstands von der vertraglich angegebenen Gesamtmietfläche um mehr als drei (3) Prozent abweicht (vgl. Ziffer 1.4).

5.2 The Base Rent constitutes a lump sum and does not depend on the actual size of the Lease Object, unless the size of the Lease Object deviates from the contractually specified Total Rental Space by more than three (3) percent (cf. Clause 1.4).

5.3 Der Vermieter berechnet auf die Miete Umsatzsteuer in der gesetzlich jeweils geltenden Höhe, zurzeit neunzehn (19) Prozent (vgl. Ziffer 8).

5.3 Landlord charges VAT on the rent at the applicable statutory rate, i.e. currently nineteen (19) percent (cf. Clause 8).

5.4 Der Vermieter gewährt dem Mieter eine mietfreie Zeit von sechs (6) Monaten ab Mietbeginn (Ziffer 4.1). Für die Berechnung der mietfreien Zeit gilt § 188 Abs. 2 Satz 1 BGB entsprechend. Die Mietbefreiung gilt nicht für die Nebenkosten und die Nebenkostenvorauszahlungen. Diese sind auch während des mietfreien Zeitraums für den Mietgegenstand zu zahlen.

5.4 The Landlord grants the Tenant a rent-free period of six (6) months from the start of the rental period (Clause 4.1). § 188 (2) sentence 1 BGB applies accordingly to the calculation of the rent-free period. The exemption from rent does not apply to the ancillary costs and the advance payments for ancillary costs. These are also to be paid during the rent-free period for the Lease Object.

5.5 Die erste vom Mieter zu zahlende Gesamtmonatsmiete (brutto) ist zeitanteilig zu zahlen, sollte der Mietbeginn nicht auf einen Monatsersten fallen. Sollte eine sukzessive

5.5 The first Total Monthly Rent (Gross) to be paid by the Tenant shall be paid pro rata temporis if the commencement of the rental period does not fall on the first day of a month. If partial

Übergabe von Teilbereichen des Mietgegenstandes erfolgen (vgl. Ziffer 3.5), so sind sich die Parteien einig, dass der Mieter die monatliche Miete anteilig für die jeweilige Mietfläche zu zahlen hat. Sowohl Grundmiete als auch Nebenkostenvorauszahlung bemisst sich nach der tatsächlich übergebenden Mietfläche.

areas of the Lease Object are handed over gradually (see Clause 3.5), the Parties agree that the Tenant must pay the monthly rent pro rata for the respective leased area. Both the Base Rent and the advance payment for operating costs are based on the rental space actually handed over.

6. BETRIEBS- UND NEBENKOSTEN

6. OPERATING AND ANCILLARY COSTS

6.1 Zusätzlich zur Zahlung der Miete trägt der Mieter die Betriebskosten gemäß Verordnung über die Aufstellung von Betriebskosten (Betriebskostenverordnung – BetrKV) in der jeweils geltenden Fassung. Die aktuell gültige Fassung ist diesem Vertrag als **Anlage 6.1** beigefügt.

6.1 In addition to paying the rent, the Tenant shall bear the operating costs in accordance with the German Ordinance on the Statement of Operating Costs (*Betriebskostenverordnung – BetrKV*) as amended from time to time. The currently valid version is attached to this Rental Contract as **Annex 6.1**.

6.2 Der Mieter trägt neben den Betriebskosten gemäß Ziffer 6.1 die anteiligen Kosten der kaufmännischen und der technischen Objektverwaltung, (z.B. folgende Leistungen: Personalführung und Controlling; Durchführung von Mietflächenübergaben und -rücknahmen; Kontrolle des Gebäudezustands und der technischen Funktionen (mit Ausnahme von Dach und Fach); Nebenkostenmanagement (Erstellung von Budgets, Wirtschaftsplänen, Controlling). Der Mieter beteiligt sich an den vorgenannten Kosten der Immobilienverwaltung mit **pauschal drei (3) Prozent** der vom Mieter jeweils zu zahlenden tatsächlichen Jahresgrundmiete. Soweit in diesem Vertrag weitere Nebenkostentragungspflichten des Mieters vorgesehen sind, hat der Mieter auch diese weiteren Nebenkosten zu tragen.

6.2 In addition to the operating costs pursuant to Clause 6.1, the Tenant shall bear the pro rata costs of commercial and technical property management (e.g. the following services: Personnel management and controlling; execution of rental space transfers and redemptions; control of the building condition and technical functions (with the exception of roof and shed); ancillary cost management (preparation of budgets, economic plans, controlling). The Tenant contributes to the aforementioned property management costs with a **flat rate of three (3) percent** of the annual Base Rent to be paid by the tenant. Insofar as further ancillary cost obligations of the Tenant are provided in this Rental Contract, the Tenant shall also bear these additional ancillary costs.

6.3 Der Mieter trägt anteilig folgende Kosten, sofern diese während der Laufzeit des Mietvertrages für den Mietgegenstand tatsächlich anfallen und soweit nicht Leistungen betroffen sind, die ausschließlich

6.3 The Tenant shall bear the following costs on a pro rata basis, insofar as they are actually incurred for the Lease Object during the term of the Rental Contract and insofar as services are not affected that relate exclusively to other

andere, von der Büronutzung durch den Mieter abgrenzbare Nutzungseinheiten betreffen:

Die Kosten des Betriebs, der Pflege, der Reinigung, der Wartung, der allgemeinen Instandhaltung (inkl. Schönheitsreparaturen) sowie der Instandsetzung der gemeinschaftlichen Flächen, Anlagen, technischen und sonstigen Einrichtungen (nachfolgend mangels konkreter Spezifizierung „**Allgemeinflächen**“ genannt) wie folgt:

- Die Kosten der Reinigung (inklusive Glasreinigung) der Allgemeinflächen sowie der Abfallbeseitigung auf den Allgemeinflächen;
- die Kosten der Außenreinigung der Fassade (einschließlich aller Glas- sowie Metallelemente) und außen liegender Glas- sowie Vordächer und eines etwaigen, außen liegenden Sonnenschutzes;
- die Kosten der Wartung, allgemeinen Instandhaltung und Instandsetzung von allen Oberflächen, z.B. Bodenbelägen, Glaselementen, abgehängten Decken etc. der Allgemeinflächen;
- die Kosten für den Betrieb, die Wartung, die allgemeine Instandhaltung und Instandsetzung der Klima-, Be- und Entlüftungsanlagen (einschließlich aller Bestandteile und Zubehörstücke) und aller sonstigen, zentralen oder der Allgemeinheit dienenden, technischen Anlagen, wie z. B. der Gebäudeleittechnik, der Sprech- und Lautsprecheranlagen, der Aufzüge und sonstigen Fördermittel, der technischen Überwachungssysteme, der Notstromversorgungstechnik, der Breitband-Kabeltechnik, der Informationstechnik;

units of use that can be demarcated from the Tenant´s office use:

The costs of operation, upkeep, cleaning, servicing, general maintenance (including decorative repairs) and repair of the common-use areas, facilities, technical and other installations (hereinafter **"Common Areas"** due to lack of specification) as follows:

- The costs of cleaning (including glass cleaning) of the Common Areas and of waste disposal on the Common Areas;
- the costs of external cleaning of the façade (including all glass and metal elements) and external glass and projecting roofs and any external sun protection;
- the costs of servicing, general maintenance and repair of all surfaces, e.g. floor coverings, glass elements, suspended ceilings, etc. of the Common Areas;
- the costs of operation, servicing, general maintenance and repair of air conditioning, ventilation and air extraction systems (including all components and accessories) and all other technical facilities that are central or serve the general public, such as building control technology, intercom and loudspeaker systems, lifts and other means of transport, technical monitoring systems, emergency power supply technology, broadband cable technology, information technology;

- die Kosten für die regelmäßige Überprüfung, Wartung und die allgemeine Instandhaltung und ggf. die Ersatzbeschaffung der Feuerlöscher;
- die Kosten für den Betrieb, die regelmäßigen Prüfungen, die Wartung, die allgemeine Instandhaltung und die Instandsetzung der brand- und sicherheitstechnischen Einrichtungen, dazu zählen z. B. die Blitzschutzanlage, Störungs- und Brandmeldeanlagen mit Nebeneinrichtungen, die Sprinkleranlage, die Rauch- und Wärmeabzugsanlage, die Hydranten, Einbruchmelder, ELA-Anlagen, Feuerlöschtechnik, Überwachungskameras inklusive Aufzeichnungstechnik und Notrufanlagen und aller mechanischen bzw. automatischen Elemente wie Türen, Tore, Schranken, Brandschutztüren;
- die Kosten für den Betrieb, die Reinigung, die Wartung, die allgemeine Instandhaltung und Instandsetzung der allgemein zugänglichen Sanitäranlagen inklusive der zugehörenden, gesamten Sanitärtechnik;
- die Kosten für Beleuchtungsmittel der Allgemeinflächen;
- die Kosten der Versorgung der Allgemeinflächen, Anlagen und Einrichtungen mit Wasser, Strom, Wärme, Kälte, Gas etc. einschließlich Wasseraufbereitung (inklusive Fett- und Ölabscheider), Kanalgebühren und der Kosten der Verbrauchserfassung;
- die Kosten für gemeinschaftliche Dekorationen, z. B. Pflanzen und Wasserflächen der Allgemeinflächen (deren Wartung, allgemeine Instandhaltung und Instandsetzung sowie etwa anfallende Betriebskosten, wie Strom, Wasser etc.);

- the costs of regular inspection, servicing and general maintenance and, if necessary, replacement of the fire extinguishers;
- the costs of operation, regular inspections, servicing, general maintenance and repair of the technical installations in terms of fire precaution and safety, including e.g. the lightning protection system, the malfunction and fire detection systems with ancillary installations, the sprinkler system, the smoke and heat outlet system, the hydrants, intrusion detection systems, PA systems, fire extinguishing technology, surveillance cameras including recording technology and emergency message systems and all mechanical and automatic elements such as doors, gates, barriers, fire doors;
- the costs of operation, cleaning, servicing, general maintenance and repair of all publicly accessible sanitary facilities including the associated entire sanitary technology;
- the lighting costs of the Common Areas;
- the costs of supplying the Common Areas, facilities and installations with water, electricity, heat, air-conditioning, gas, etc. including water treatment (including fat and oil separators), canal fees, costs of metering consumption;
- the costs of communal decorations, e.g. plants and water areas in the Common Areas (their servicing, general maintenance and repair and any incurred operating costs, such as electricity, water, etc.);

- die Kosten eines allgemeinen Sanitärraumes (Reinigung, allgemeine Instandhaltung und Instandsetzung, Anschaffung von Verbandsmaterial, Prüfungskosten);
- die Wartung, allgemeine Instandhaltung und Instandsetzung der Be- und Ausschilderung, der Informationsstände und der Beflaggung sowie (bei den Informationsständen) die Personalkosten.

6.4 Die Belastung des Mieters mit Kosten für die allgemeine Instandhaltung und Instandsetzung (einschließlich Reparaturen, Ersatzbeschaffungen) von Allgemeinflächen, von gemeinschaftlichen Anlagen sowie von technischen und sonstigen Einrichtungen wird jährlich auf **sieben (7) Prozent** der vom Mieter jeweils zu zahlenden tatsächlichen Jahresgrundmiete (zzgl. USt.) beschränkt.

6.5 Der Mieter wird nicht mit Kosten der Wartung, der Überprüfung, der allgemeinen Instandhaltung und Instandsetzung von Dach und Fach belastet, auch sofern Bauteile, Anlagen und Einrichtungen von Dach und Fach vorstehend erfasst worden sein sollten. Im Sinne dieses Mietvertrages gehören folgende Bauteile, Anlagen und Einrichtungen zu „**Dach und Fach**": Die gesamte Dachkonstruktion nebst Klempnerarbeiten und inkl. der Dacheindeckung und Schornsteine, einschließlich etwaiger Vor- und Nebendächer sowie Glasdächer und Zu- und Abgänge des Daches; die gesamte, tragende Konstruktion des Gebäudes inkl. der Gründung (Fundament); die Geschossdecken; die Fassadenkonstruktion inkl. etwaiger Fassadenverkleidung (also insbesondere Stahl- und Glaskonstruktionen inkl. aller in die Konstruktion eingesetzter Elemente), sowie alle in den Wänden, Böden und Decken verlaufenden Installationen, Ver- und Entsorgungsleitungen bis zu deren Austritt aus

- the costs of a communal sanitary room (cleaning, general maintenance and repair, purchase of bandaging material, inspection costs);
- the servicing, general maintenance and repair of signage and labelling, of information booths and display of flags and the personnel costs (for information booths).

6.4 The burden on the Tenant in the form of general maintenance and repair costs (including overhaul, replacement) of Common Areas, communal facilities and technical and other installations shall be limited annually to **seven (7) percent** of the actual annual Base Rent (plus VAT) to be paid by the Tenant.

6.5 The Tenant shall not be burdened with costs of servicing, inspection, general maintenance and repair of Roof and Shed (Dach und Fach), even if components, facilities and installations of Roof and Shed (Dach und Fach) should have been covered above. For the purpose of this Rental Contract, "**Roof and Shed** (*Dach und Fach*)" shall include the following components, facilities and installations: the entire roof construction including roof cladding and chimneys, including any porches and side roofs as well as glass roofs and connections and outflows from the roof; the entire load-bearing construction of the building including substructure (foundation); the floor ceilings; the façade construction including any façade cladding (that is, in particular, steel and glass constructions including all elements inserted in the construction), as well as all installations, supply and disposal lines running in the walls, floors and corners up to their exit from the wall, floor or ceiling into the Lease Object and

der Wand, dem Boden oder der Decke in den Mietgegenstand und die gebäudeabschließenden Teile, Außenfenster und Außenfensterrahmen sowie sonstige in die Fassade eingelassene Glasflächen (die auch als Bestandteil der Fassade gelten); nicht zu „Dach und Fach" gehören die in der Fassade eingesetzten Bauteile, Anlagen und Einrichtungen, die beweglich sind und dem Betreten oder der Anlieferung dienen, also Fenster, Türen, Tore, auch Rolltore, jeweils inkl. unbeweglicher Bauteile zur Verbindung mit dem Gebäude (z. B. den „unbeweglichen" Rahmen von Fenstern, Türen, Toren und Rolltoren sowie dem „Gehäuse" von Drehtüren).

the parts enclosing the building, exterior windows and exterior window frames as well as other glass surfaces embedded in the façade (which are also considered part of the façade); "Roof and Shed (*Dach und Fach*)" shall not include the components, facilities and installations inserted into the façade that are movable or serve access or delivery, that is, windows, doors, gates, also rolling gates, in each case including immovable components for connection to the building (e.g. the "immovable" frames of windows, doors, gates and rolling gates and the "casing" of revolving doors).

6.6 Der Vermieter ist berechtigt, Bewirtschaftungsleistungen, deren Kosten auf den Mieter umgelegt werden, zur Förderung der Nachhaltigen Nutzung und Bewirtschaftung der Liegenschaft bzw. Mietgegenstandes in einer anderen, ökologischeren Art erbringen zu lassen als technisch und ökonomisch zwingend erforderlich, wobei die Kosten für die jeweilige ökologischere Ausführungsart lediglich **fünf (5) Prozent** über dem günstigsten nicht-ökologischen Angebot liegen dürfen; das allgemeine Wirtschaftlichkeitsgebot findet daher nur insoweit Anwendung, als dass aus mehreren, gleich geeigneten und unter dem Gesichtspunkt der Nachhaltigen Nutzung und Bewirtschaftung gleichwertigen Ausführungsarten, der wirtschaftlicheren Ausführungsart der Vorzug zu geben ist, wobei die Belastung des Mieters mit etwaigen durch die Nachhaltige Nutzung und Bewirtschaftung veranlassten Mehrkosten jährlich auf **drei (3) Prozent** der vom Mieter jeweils zu zahlenden tatsächlichen Jahresgrundmiete (zzgl. USt.) beschränkt ist.

6.6 The Landlord is entitled to have management services, the costs of which are passed on to the Tenant, to promote the Sustainable Use and Management of the Property or the Lease Object in a different, more ecological way than technically and economically absolutely necessary, with the costs for the respective more ecological type of execution may only be **five (5) percent** above the cheapest non-ecological offer; the general principle of cost-effectiveness therefore only applies to the extent that preference is to be given to the more economical type of design from among several types of design that are equally suitable and of equal value from the point of view of Sustainable Use and Management, whereby the Tenant´s burden of any additional costs caused by Sustainable Use and Management is limited to **three (3) percent** of the actual annual Base Rent (plus VAT) to be paid by the Tenant.

6.7 Für die gesamte Liegenschaft gibt es eine zentrale Heizungsanlage (Fernwärme). Durch diese werden auch die Räume im Mietgegenstand versorgt. Die Kosten des Betriebs der zentralen Heizungs- und Warmwasserversorgungsanlage werden zu 70% nach dem erfassten Verbrauch und zu 30% im Verhältnis der Gesamtmietfläche zu den Mietflächen der Liegenschaft umgelegt. Die weiteren Betriebs- und Nebenkosten, die von einem erfassten Verbrauch oder einer erfassten Verursachung durch die Mieter abhängen, sind ausschließlich nach einem Maßstab umzulegen, der dem unterschiedlichen Verbrauch oder der unterschiedlichen Verursachung Rechnung trägt. Die weiteren Betriebs- und Nebenkosten werden dabei im Zweifel im Verhältnis der Gesamtmietfläche zu den Mietflächen der Liegenschaft auf den Mieter umgelegt, sofern dieser die Kosten nicht direkt begleicht oder eigene Zählereinrichtungen zur Verbrauchsmessung vorhanden sind. Bei der Umlage der Betriebskosten werden nutzungsbedingte Zuschläge stets nutzergerecht innerhalb der Gesamtanlage verrechnet/umgelegt. Im Übrigen entscheidet der Vermieter nach billigem Ermessen (vgl. § 315 BGB) unter Wahrung des Grundsatzes der Gleichbehandlung der Mieter und unter Beachtung zwingender gesetzlicher Vorschriften, insbesondere unter Berücksichtigung des Verhältnisses der Gesamtmietfläche zu den Mietflächen der Liegenschaft, nach welchem Maßstab die Betriebskosten auf die Mieter der Liegenschaft zu verteilen sind. Der Vermieter kann durch Erklärung in Textform bestimmen, dass die Betriebskosten zukünftig abweichend von der getroffenen Vereinbarung ganz oder teilweise nach einem Maßstab umgelegt werden dürfen, der dem erfassten unterschiedlichen Verbrauch

6.7 There is a central heating system (district heating) for the entire property. This also supplies the rooms in the Lease Object. The costs of the operation of the central heating and hot water supply system shall be allocated 70% according to the recorded consumption and 30% in proportion of the Total Rental Space to the rental areas of the Property. The other operating and ancillary costs, which depend on a recorded consumption or a recorded cause by the tenants, are to be allocated exclusively according to a scale that takes into account the different consumption or the different cause. In case of doubt, the other operating and ancillary costs shall be apportioned to the Tenant in proportion to the total rental area of the Property, unless the Tenant pays the costs directly or has its own metering equipment for measuring consumption. When allocating the operating costs, usage-related surcharges shall always be charged/allocated on a user-related basis within the overall facility. In all other respects, the Landlord shall decide at his reasonable discretion (cf. § 315 BGB), in compliance with the principle of equal treatment of tenants and in compliance with mandatory statutory provisions, in particular taking into account the ratio of the Total Rental Space to the rental areas of the Property, according to which scale the operating costs are to be allocated to the tenants of the Property. The Landlord may determine by declaration in text form that the operating costs may be allocated in the future, in deviation from the agreement made, in whole or in part according to a scale that takes into account the recorded different consumption or the recorded different causation (§ 556a (2) BGB). The declaration must be made before the start of a billing period.

oder der erfassten unterschiedlichen Verursachung Rechnung trägt (§ 556a Abs. 2 BGB). Die Erklärung muss vor Beginn eines Abrechnungszeitraumes abgegeben werden.

6.8 Die Parteien werden sich bemühen, einander folgende Informationen, Unterlagen und Dokumente („**Daten**") zur Verfügung zu stellen, die im Zusammenhang mit der Nachhaltigen Nutzung und Bewirtschaftung des Mietgegenstandes stehen („**Nachhaltigkeitsinformationen**"):

- Daten des Energie- und Wasserverbrauchs;
- Daten des Abfallaufkommens;
- Daten, die für die Ermittlung der CO2-Bilanz des Mietgegenstandes erforderlich sind (beispielsweise alle Informationen, die durch die jeweiligen Energielieferanten zur Verfügung gestellt werden).

Hierzu werden sich beide Parteien bemühen, einander regelmäßig die Nachhaltigkeitsinformationen, die mit vorhandenen Messeinrichtungen erhoben oder ohne weitere Messeinrichtungen ermittelt werden können, in geeigneter Form (soweit vorhanden elektronisch) und in angemessener Frist nach Aufforderung der jeweils anderen Partei zu übermitteln. Der Vermieter wird diese Daten in der Regel einmal jährlich beim Mieter abfragen, sofern er sie nicht selbst im Rahmen der üblichen Bewirtschaftung des Gebäudekomplexes ermittelt.

Die Parteien werden sich im Zusammenhang mit diesem Datenaustausch bestmöglich um die Wahrung der Interessen der jeweils anderen Partei bemühen und sind verpflichtet, die Erfüllung der jeweils anwendbaren gesetzlichen Anforderungen an Datenschutz, Datensicherheit und lauteren Wettbewerb sicherzustellen. Sollte zukünftig seitens einer Partei der Austausch weiterer Nachhaltigkeitsinformationen gewünscht

6.8 The Parties shall endeavor to provide each other with the following information, records and documents ("**Data**") related to the Sustainable Use and Management of the Lease Object ("**Sustainability Information**"):

- Data of energy and water consumption;
- Data of waste generation;
- Data necessary for determining the carbon footprint of the Lease Object (for example, all information provided by the respective energy suppliers),

For this purpose, both Parties shall endeavor to regularly provide each other with the Sustainability Information that can be collected with existing measuring devices or determined without further measuring devices in a suitable form (electronically, if available) and within a reasonable period of time upon request of the respective other Party. As a rule, the Landlord shall request this Data from the Tenant once a year, unless it determines it itself as part of the normal management of the building complex.

In connection with this data exchange, the Parties shall use their best efforts to protect the interests of the other Party and shall ensure compliance with the applicable legal requirements for data protection, data security and fair competition. Should the exchange of further Sustainability Information be desired by one of the Parties in the future, the Parties shall coordinate their efforts in this regard.

werden, werden sich die Parteien hierüber abstimmen.

6.9 Für die Nebenkostenabrechnung gelten die folgenden Bestimmungen:

6.9 The following provisions apply to the invoicing of ancillary costs:

6.9.1 Für die vorstehenden Betriebs- und Nebenkosten zahlt der Mieter eine angemessene monatliche Vorauszahlung. Als angemessene Vorauszahlung zahlt der Mieter monatlich **3,80 EUR/m²** (zzgl. USt.) ausgehend von der Gesamtmietfläche.

6.9.1 Tenant shall render an appropriate monthly advance payment for the aforementioned operating and ancillary costs. As an appropriate advance payment, the Tenant shall pay the amount of **3.80 EUR/m²** (plus VAT) per month, based on the Total Rental Space.

6.9.2 Der Vermieter ist berechtigt, nach billigem Ermessen gemäß § 315 BGB eine Anpassung der monatlichen Vorauszahlungen auf die Betriebs- und Nebenkosten vorzunehmen sowie die Abrechnungsart und den Umlageschlüssel für alle oder einzelne Betriebs- und Nebenkosten neu festzusetzen, soweit dies dem erfassten unterschiedlichen Gebrauch oder der erfassten unter-schiedlichen Verursachung Rechnung trägt. Die geänderte Vorauszahlung ist in diesem Fall ab dem auf den Zugang der Anpassungs- bzw. Änderungsmitteilung folgenden Monat zu leisten.

6.9.2 The Landlord shall be entitled to adjust the monthly advance payments for the operating and ancillary costs at its reasonable discretion in accordance with § 315 BGB and to re-determine the type of settlement and the allocation key for all or individual operating and ancillary costs, insofar as this takes into account the recorded different use or the recorded different causation. In this case, the amended advance payment shall be made as of the month following receipt of the notice of adjustment or amendment.

6.9.3 Die Abrechnung der vom Vermieter verauslagten Betriebs- und Nebenkosten erfolgt jährlich bis 30.09. eines Jahres für den jeweils vorausgegangenen Abrechnungszeitraum.
Abrechnungszeitraum ist der 1.10. eines Jahres bis 30.09. des Folgejahres. Mit Ablauf von drei (3) Monaten nach Zugang der Abrechnung sind Einwendungen gegen deren Richtigkeit ausgeschlossen, es sei denn den Mieter trifft kein Verschulden. Der Vermieter wird den Mieter mit der Abrechnung auf die Ausschlussfrist und die Folgen seines Schweigens hinweisen. Etwa sich aus der jährlichen Abrechnung

6.9.3 The operating and ancillary costs incurred by the Landlord are billed annually by September 30 of each year for the previous billing period. The billing period is October 1 of a year to September 30 of the following year. Objections to the accuracy of the statement are excluded three (3) months after receipt of the statement, unless the Tenant is not at fault. The Landlord will inform the Tenant of the cut-off period and the consequences of his silence with the settlement. Claims / reimbursement amounts resulting from the annual statement are due thirty (30) days after receipt of the statement.

ergebende Forderungen / Erstattungsbeträge werden dreißig (30) Tage nach Zugang der Abrechnung fällig.

6.9.4 Der Vermieter ist berechtigt, fehlerhafte Abrechnungen im Nachhinein zu korrigieren. Berechtigten Belangen des Mieters ist hierbei, wo dies nach Treu und Glauben geboten erscheint, durch die Einräumung angemessener Zahlungsfristen Rechnung zu tragen.

6.9.4 Landlord shall be entitled to subsequently correct erroneous invoices. In this connection, Tenant's legitimate interests shall be accommodated where required in good faith by granting reasonable payment periods.

6.9.5 Der Vermieter ist berechtigt, den Abrechnungszeitraum, auch für einzelne Kostenpositionen, durch einseitige Erklärung gegenüber dem Mieter umzustellen und im Falle der Veräußerung des Grundstücks auch Teilabrechnungen vorzunehmen.

6.9.5 Landlord shall be entitled to change the accounting period, also for individual cost items, by unilateral declaration towards the Tenant and also to issue partial invoices in the event of a sale of the Property.

6.9.6 Werden öffentliche Abgaben und/oder sonstige Kosten im Sinne der Betriebskostenverordnung neu eingeführt oder erhöhen sich diese, können diese Kosten ebenfalls vom Vermieter vom Zeitpunkt ihrer Entstehung an entsprechend den in diesem Vertrag getroffenen Regelungen zu den Nebenkosten umgelegt werden, wenn diese Kosten nach Gesetz oder aufgrund ihrer zweifelsfreien Zuordnung zur Risikosphäre des Mieters auf diesen im Rahmen der Nebenkosten umgelegt werden können. Sach- und Arbeitsleistungen des Vermieters, durch welche Nebenkosten erspart werden, dürfen mit dem marktüblichen Betrag angesetzt werden, der für eine gleichwertige Leistung eines Dritten, insbesondere eines Unternehmers, angesetzt werden könnte.

6.9.6 If public charges and/or other costs within the meaning of the German Ordinance on the Statement of Operating Costs are newly introduced or increase, these costs may also be allocated by Landlord (to the tenants) as of the date they are incurred, in accordance with the provisions regarding operating and ancillary costs agreed under this Rental Contract, if these costs can be passed on to the Tenant as ancillary costs by law or due to their unambiguous allocation to the Tenant's sphere of risk. Performance in kind or work done by Landlord causing ancillary costs to be saved may be charged in the market-standard amount that could have been charged for an equivalent service by a third party, particularly by a service provider.

6.9.7 Endet das Mietverhältnis während des Abrechnungszeitraums, hat der Mieter keinen Anspruch auf Abrechnung vor dem in vorstehender Ziffer 6.9.3 genannten Zeitpunkt. Wird bei Mieterwechsel eine

6.9.7 If the tenancy ends during an accounting period, the Tenant shall not be entitled to be issued an invoice before the date specified above in Clause 6.9.3. If an interim reading

Zwischenablesung vorgenommen, trägt der ausziehende Mieter die Kosten. Findet keine Zwischenablesung statt, sind die gesamten Kosten zeitanteilig aufzuteilen.

is carried out in the event of a change of tenants, the tenant moving out shall bear the costs. If no interim reading is carried out, the total costs are to be divided *pro rata temporis*.

6.9.8 Bringt der Bürobetrieb des Mieters es mit sich, dass Verpackungsmaterial oder anderes die Müllgefäße besonders anfüllendes Material in größerem Umfang anfällt, so verpflichtet der Mieter sich, die Kosten für zusätzliche Müllgefäße zu tragen, die der Vermieter anfordern wird.

6.9.8 If Tenant's office operations lead to large amounts of packing material or other bulky material that fills up the rubbish containers, Tenant undertakes to bear the costs for additional rubbish containers to be ordered by Landlord.

6.9.9 Werden für die Abfallbeseitigung getrennte Behälter zur Verfügung gestellt, ist der Mieter verpflichtet, diese entsprechend zu benutzen.

6.9.9 If separate containers are provided for rubbish removal, the Tenant shall be obligated to use them appropriately.

6.10 Der Mieter ist verpflichtet, soweit möglich und zulässig, mit Versorgungsträgern/Lieferanten Versorgungsverträge im eigenen Namen und auf eigene Rechnung abzuschließen. Die Parteien sind sich insofern einig und stellen klar, dass der Mieter die Versorgung des Mietgegenstandes mit Strom unmittelbar mit einem Versorgungsträger abstimmt und bei der Berechnung der vom Mieter an den Vermieter zu zahlenden Vorauszahlungen (Ziffer 6.9.1) keine entsprechenden Kosten berücksichtigt wurden.

6.10 The Tenant shall be obliged, as far as possible and permissible, to conclude supply contracts with supply carriers/suppliers in its own name and for its own account. The Parties agree in this respect and clarify that the Tenant shall coordinate the supply of electricity to the Lease Object directly with a supply carrier and that no corresponding costs have been taken into account in the calculation of the advance payments to be paid by the Tenant to the Landlord (Clause 6.9.1).

6.11 Die Betriebs- und Nebenkosten sind im Übrigen ohne Rücksicht darauf zu zahlen, ob und in welchem Umfang der Mieter Anlagen/Dienstleistungen tatsächlich benutzt oder diese tatsächlich zur Verfügung stehen.

6.11 The operating and ancillary costs are to be paid regardless of whether and to what extent the Tenant actually uses the facilities/services or if they are actually available.

7. WERTSICHERUNG

7. VALUE PROTECTION

7.1 Die Miete wird wie folgt wertgesichert:

Hat sich der vom Statistischen Bundesamt veröffentlichte Verbraucherpreisindex für Deutschland (VPI) im Dezember eines Jahres gegenüber dem Stand zum Mietbeginn bzw.

7.1 The rent shall be value-indexed as follows:

If the consumer price index for Germany published by the Federal Statistical Office (CPI) has changed in December of a year by **more than five (5) Percent** compared to the level at

der jeweils letzten Mietanpassung nach dieser Ziffer um **mehr als fünf (5) Prozent** verändert, so ändert sich automatisch mit Wirkung zum 1. Januar des folgenden Jahres die Miete in dem gleichen prozentualen Verhältnis. Ändert sich in der Folgezeit der Index im Dezember eines Jahres erneut um mehr als fünf (5) Prozent gegenüber dem Stand zum Zeitpunkt der zuletzt vorgenommenen Anpassung der Miete nach dieser Ziffer, so ändert sich die Miete erneut automatisch mit Wirkung zum 1. Januar des folgenden Jahres in dem gleichen prozentualen Verhältnis. Basis für die Beurteilung der Indexveränderung und die Anpassung der Miete zu jedem Anpassungsstichtag ist jeweils der Indexstand des dem Mietbeginn bzw. letzten Anpassungsstichtag vorangegangenen Kalendermonats.

the beginning of the lease or the respective last rent adjustment according to this Clause, the rent shall automatically change in the same percentage ratio with effect as of the 1 January of the following year. If the index subsequently changes again in December of a year by more than five (5) Percent compared to the level at the time of the last adjustment to the rent according to this Clause, the rent shall automatically change again in the same percentage ratio with effect as of the 1 January of the following year. The basis for the assessment of the change in the index and the adjustment of the rent on the adjustment date shall in each case be the index level of the calendar month preceding the commencement of the lease or adjustment date.

Im Falle einer Erhöhung hat der Vermieter, im Falle einer Ermäßigung der Mieter die Änderung unter Vorlage einer Berechnung mitzuteilen. Eine nicht oder nicht rechtzeitige Mitteilung bedeutet keinen Verzicht auf die Anpassung. Ein erhöhter Mietbetrag ist rückwirkend zu zahlen; im Falle einer Ermäßigung ist der Differenzbetrag rückwirkend zurückzuerstatten. Die Parteien geraten jedoch erst nach Zugang der jeweiligen Abrechnung sowie erfolgter Mahnung in Verzug.

In the event of an increase, the Landlord, and in the event of a reduction, the Tenant shall notify the change by submitting a calculation. Failure to notify or failure to notify in due time shall not constitute a waiver of the adjustment. An increased amount of rent shall be paid retroactively; in the case of a reduction, the difference shall be refunded retroactively. However, the Parties shall only be in default after receipt of the respective statement of account and a reminder has been issued.

7.2 Sollte rechtskräftig festgestellt sein, dass die Wertsicherungsklausel gegen das Gesetz über das Verbot der Verwendung von Preisklauseln bei der Bestimmung von Geldschulden (Preisklauselgesetz – PrKlG) verstößt und damit nach § 8 PrKlG unwirksam ist, so ist die unwirksame Wertsicherungsklausel in eine wirksame Leistungsvorbehaltsklausel umzudeuten. Auch dann soll Änderungsmaßstab die in Ziffer 7.1 genannte

7.2 Should it be legally established that the value adjustment clause violates the Act on the Prohibition of the Use of Price Clauses in the Determination of Money Debts (*Preisklauselgesetz – PrKlG*) and is thus invalid pursuant to § 8 PrKlG, the invalid value adjustment clause shall be reinterpreted as a valid performance reservation clause. In this case, too, the change shall be based on the index change referred to in Clause 7.1, taking into account considerations of equity.

Indexveränderung – unter Einbeziehung von Billigkeitserwägungen – sein.

7.3 Sollte der hier vereinbarte Verbraucherindex nicht mehr fortgeführt werden, so gilt ein dann gültiger Lebenshaltungskostenindex als vereinbart, der mit dem hier vereinbarten Index vergleichbar ist.

7.3 In the event that the consumer index agreed herein is no longer continued, a cost of living index then in effect shall be deemed to have been agreed which is comparable to the index agreed herein.

7.4 Die Parteien gehen gemeinsam davon aus, dass die vorstehende Vereinbarung wirksam ist. Sollte sie wider Erwarten unwirksam sein, verpflichten sich die Parteien, eine Regelung zu treffen, die der vorstehenden Klausel wirtschaftlich am nächsten kommt.

7.4 The Parties jointly assume that the above agreement is effective. If, contrary to expectations, it should be ineffective, the parties undertake to agree on a provision that comes as close as possible to the above clause in economic terms.

8. UMSATZSTEUER

8. VAT

8.1 Die Miete und die Betriebs-/Nebenkosten sind Nettobeträge. Der Vermieter übermittelt dem Mieter eine formell ordnungsgemäße Rechnung im Sinne des § 14 Umsatzsteuergesetz (UstG), in welchem er die jeweils geltende Umsatzsteuer gesondert ausweist.

8.1 The rent and the operating/ancillary costs are net amounts. Landlord shall send the Tenant a formally correct invoice within the meaning of § 14 of the German Value Added Tax Act (*Umsatzsteuergesetzt – UstG*), in which the applicable value added tax is shown separately.

8.2 Der Vermieter optiert zur Umsatzsteuer (§ 9 Abs. 2 UStG). Der Mieter versichert, dass er Unternehmer im Sinne des Umsatzsteuergesetzes ist und den Mietgegenstand vollständig seinem Unternehmen zuordnen wird. Der Mieter verpflichtet sich, den Mietgegenstand ausschließlich zur Ausführung von Umsätzen zu verwenden, die den Vorsteuerabzug nicht ausschließen. Soweit und solange die Finanzbehörden im Rahmen des § 9 Abs. 2 UStG bezüglich des Begriffs der „ausschließlichen" Verwendung für Umsätze, die den Vorsteuerabzug nicht ausschließen, eine unschädliche Bagatellgrenze anwenden (vgl. Abschnitt 9.2 Absatz 3 des Umsatzsteueranwendungserlasses), ist durch diese Bagatellgrenze zugleich der

8.2 The Landlord opts for VAT (§ 9 (2) UStG). The Tenant assures that he is an entrepreneur within the meaning of the German Value Added Tax Act and that he will completely assign the Lease Object to his company. The Tenant undertakes to use the Lease Object exclusively for the purpose of executing sales and/or services which do not exclude the deduction of input tax. Insofar as and as long as the tax authorities apply a harmless de minimis threshold in the context of § 9 (2) UStG regarding the concept of "exclusive" use for sales or services that do not preclude the deduction of input tax (see § 9.2 paragraph 3 of the VAT Application Decree, *Umsatzsteueranwendungserlasses*), this de minimis limit shall apply. At the same time, the concept of exclusivity is limited in the preceding provisions.

Ausschließlichkeitsbegriff in den vorstehenden Bestimmungen begrenzt.

8.3 Wenn und soweit der Mieter gegen die vorstehende Verpflichtung verstößt, hat der Mieter dem Vermieter sämtliche Schäden und Nachteile zu ersetzen. Darüber hinaus ändert sich in diesem Fall der Mietvertrag dergestalt, dass die vereinbarte Nettomiete um die dann jeweils gültige Umsatzsteuer zu erhöhen ist, mithin die so errechnete Bruttomiete als pauschaler Mietzins zu zahlen ist. Der Vermieter ist in diesem Fall nicht mehr zur gesonderten Ausweisung der Umsatzsteuer verpflichtet. Sollte das Fehlen der Optionsvoraussetzungen erst nachträglich bekannt werden, so ist der Vermieter berechtigt, die bisher ausgestellten Rechnungen derart zu berichtigen, dass der bisher vertragliche Bruttomietzins dem pauschalen monatlichen Mietzins entspricht. Erstattungsansprüche gegenüber dem Finanzamt wegen nicht mehr offen ausgewiesener Umsatzsteuer stehen ausschließlich dem Vermieter zu. Der Mieter hat insoweit keinen Erstattungsanspruch.

8.3 If and to the extent that the Tenant violates the above obligation, the Tenant shall reimburse the Landlord for all damages and disadvantages. In addition, in this case, the lease changes in such a way that the agreed net rent is to be increased by the then applicable value added tax, and thus the calculated gross rent is to be paid as a lump-sum rent. The Landlord is in this case no longer required to separate the VAT. Should the absence of the option requirements only become known later, the Landlord is entitled to correct the invoices issued so far in such a way that the previously agreed gross rent corresponds to the flat rate monthly rent. Reimbursement claims against the tax office due to no longer disclosed VAT are the sole responsibility of the Landlord. The Tenant has no claim for reimbursement.

8.4 Sofern der Mietgegenstand durch Dritte genutzt wird, haftet der Mieter für die Einhaltung des steuerlich unbedenklichen Verwendungszwecks durch den Dritten. Im Falle einer vom Vermieter genehmigten Untervermietung oder sonstigen Gebrauchsüberlassung an Dritte sind die Verpflichtungen aus vorstehender Ziffer 8.2 dem Dritten vom Mieter in Form eines echten Vertrages zugunsten des Vermieters aufzuerlegen.

8.4 If the Lease Object is used by third parties, the Tenant is liable for compliance with the intended use by the third party, which is to be fully subject to VAT, corresponding above Clause 8.2 of this Rental Contract. In the case of sublease or other transfer of use to third parties approved by the Landlord, the obligations of Clause 8.2 above shall be imposed on the third party by the Tenant in the form of a real contract in favour of the Landlord.

8.5 Der Mieter wird dem Vermieter auf jederzeitiges Verlangen unverzüglich sämtliche Unterlagen zur Verfügung stellen, die der Vermieter benötigt, um seiner Nachweispflicht nach § 9 Abs. 2 UStG

8.5 Tenant shall provide Landlord with such documents at Landlord's request at any time and without delay that permit Landlord to satisfy its duty to provide information to the tax authorities under § 9 (2) UStG.

gegenüber den Finanzbehörden nachzukommen.

9. ZAHLUNG DER MIETE, VORAUSZAHLUNG BETRIEBS- UND NEBENKOSTEN

9.1 Die Miete und die Vorauszahlungen auf die Betriebs- und Nebenkosten sind monatlich im Voraus zu entrichten und spätestens am 3. Werktag eines Monats fällig; Nachzahlungen (Forderungen / Erstattungsbeträge) aus Nebenkostenabrechnungen jedoch erst dreißig (30) Tage nach Zugang der Abrechnung. Für die Rechtzeitigkeit der Zahlung kommt es nicht auf die Absendung, sondern auf die Gutschrift des geschuldeten Betrages an.

9.2 Der Mieter hat die Gesamtmietzahlungen auf ein vom Vermieter angegebenes Konto zu zahlen, und zwar so rechtzeitig, dass sie dem Konto des Vermieters bis zur Fälligkeit gutgeschrieben werden.

9.3 Bei Zahlungsverzug ist der Vermieter berechtigt, die gesetzlichen Verzugszinsen und für jede schriftliche Mahnung eine Gebühr von 5,00 EUR zu erheben. Dem Mieter steht es frei, den Nachweis zu erbringen, dass im konkreten Falle mit etwaigen Mahnungen kein oder ein geringerer Aufwand als die berechnete Pauschale entstanden ist. Die Geltendmachung eines weiteren Schadens durch den Vermieter bleibt vorbehalten.

9.4 Befindet sich der Mieter mit der Zahlung der Miete in Verzug, ist der Vermieter berechtigt, Zahlungen nach seiner Wahl zunächst auf die Kosten und Zinsen des laufenden Jahres und dann auf die älteren Rückstände anzurechnen, es sei denn der Mieter hat eine anderweitige Bestimmung getroffen.

9. PAYMENT OF RENT, ADVANCE PAYMENT OPERATING AND ANCILLARY COSTS

9.1 The rent and the advance payments for the operating and ancillary costs are to be paid monthly in advance and shall be due no later than on the 3rd working day of a month; subsequent payments from ancillary-costs statements, however, only thirty (30) days after receipt of the statement. The punctuality of the payment does not depend on the dispatch, but on the crediting of the amount owed.

9.2 Tenant shall pay the total rent payments into an account specified by Landlord and, specifically, in such a timely manner as to have them credited to Landlord's account by the maturity date.

9.3 In the case of default in payment, Landlord shall be entitled to charge the statutory default interest and a fee of 5.00 EUR for each written reminder. The Tenant shall be free to provide verification that in the concrete case with any reminders no expenditure accrued, or lower expenditure accrued than the calculated lump sum. Landlord reserves the right to assert claims for any additional loss.

9.4 If the Tenant is in default in payment of the rent, Landlord at his choice shall be entitled first to set-off against the costs and interest of the current year and then against the older arrears, unless the Tenant has concluded a different provision.

10. MIETSICHERHEIT

10.1 Der Mieter leistet dem Vermieter binnen vier (4) Wochen nach Abschluss dieses Mietvertrages eine Bankbürgschaft zur Absicherung aller Ansprüche des Vermieters gegen den Mieter aus diesem Mietvertrag in Höhe von sechs (6) Gesamtmonatsmieten (brutto), mithin **910.273,02 EUR** (in Worten: **neunhundertzehntausendzweihundertdreiundsiebzig Euro und zwei Cent**). Die Bankbürgschaft muss von einer durch die Bundesanstalt für Finanzdienstleistungsaufsicht (BaFin) in Deutschland zugelassenen Bank bzw. Kreditinstitut ausgestellt sein. Der Bürge muss sich in den Bürgschaftsurkunde verpflichten, auf erstes Anfordern zu zahlen; der Bürge muss auf das Recht der Hinterlegung sowie auf die Einreden der Anfechtbarkeit und Aufrechenbarkeit – außer rechtskräftig festgestellte oder unbestrittene Forderungen – verzichten. Die Bankbürgschaft muss mindestens für die Dauer des Mietverhältnisses zuzüglich zwölf (12) Monate ausgestellt sein und darf für diese Zeit nicht kündbar sein.

10.2 Dem Mieter ist es auch gestattet, nach seinem freien Ermessen statt einer Bankbürgschaft gemäß Ziffer 10.1 eine Barkaution auf ein vom Vermieter zu benennendes insolvenzfestes Kautionskonto in entsprechender Höhe zu zahlen oder eine Bankbürgschaft mit einer Barkaution zu verbinden, sofern beide in Summe der Höhe gemäß Ziffer 10.1 entsprechen. Der Vermieter wird die Kaution getrennt von seinem sonstigen Vermögen halten. Der Mieter kann die gewährte Form der Mietsicherheit jederzeit Zug-um-Zug gegen eine andere nach diesem Vertrag zulässige Form der Mietsicherheit ersetzen.

10.3 Vorsorglich für den Fall, dass die Vereinbarung und/oder die Bürgschaft gemäß Ziffer 10.1

10. RENTAL SECURITY DEPOSIT

10.1 Within four (4) weeks after the conclusion of this Rental contract, Tenant shall provide Landlord with a bank guarantee to secure all claims of Landlord against Tenant arising from this Rental Contract in the amount of six (6) Total Monthly Rents (Gross), i.e. **910,273.02** EUR (in words: **nine hundred ten thousand two hundred and seventy-three euros and two cent**). The bank guarantee must be issued by a bank or credit institution approved by the Federal Financial Supervisory Authority (BaFin) in Germany. The guarantor must undertake in the surety deed to pay on first demand; the guarantor must waive the right of deposit as well as the defenses of contestability and set-off – except for legally established or undisputed claims. The bank guarantee must be issued for at least the duration of the tenancy plus twelve (12) months and may not be terminable for this period.

10.2 Instead of a bank guarantee in accordance with Clause 10.1, the Tenant may – at its own free discretion – make a cash deposit in the same amount to a deposit account that is safe in case of an insolvency to be announced by the Landlord or to combine a bank guarantee with a cash deposit, provided that both total the amount in accordance with Section 10.1 are equivalent to. The Landlord shall keep the deposit payment separate from his other assets. The Tenant can replace the provided kind of rent security at any time against another kind of rent security that is permitted under this Rental Contract.

10.3 As a precautionary measure in the event that the agreement and/or the guarantee pursuant to

unwirksam sein sollte, ist der Mieter verpflichtet, dem Vermieter eine andere wirksame Bürgschaft oder eine vergleichbare Sicherheit zu stellen. Ziffer 10.2 bleibt unberührt.

Clause 10.1 should be ineffective, Tenant shall be obligated to provide Landlord with another effective guarantee or comparable security. Clause 10.2 remains unaffected.

10.4 Ändert sich die monatliche Grundmiete um mindestens zehn (10) Prozent nach oben oder nach unten, so ist die Mietsicherheit auf Verlangen einer Partei im entsprechenden Verhältnis anzupassen.

10.4 If the monthly Base Rent changes by at least ten (10) percent upwards or downwards, the rental security deposit shall be adjusted in the corresponding proportion at the request of a Party.

10.5 Die Höhe der Mietsicherheit verringert sich nach Ablauf des ersten Mietjahres auf fünf (5) Gesamtmonatsmieten (brutto), nach Ablauf des zweiten Mietjahres auf vier (4) Gesamtmonatsmieten (brutto) und nach Ablauf des dritten Mietjahres auf drei (3) Gesamtmonatsmieten (brutto), sofern der Mieter seinen Zahlungsverpflichtungen nach diesem Vertrag im jeweils vorangegangenen Mietjahr spätestens nach schriftlicher Aufforderung und angemessener Fristsetzung nachgekommen ist. Maßgeblich ist die jeweils zum Ablauf des ersten, zweiten, bzw. dritten Mietjahres geltende Gesamtmonatsmiete (brutto). Der Vermieter wird insofern auf schriftliche Anforderung des Mieters gegenüber der kontoführenden Bank bzw. Sparkasse entsprechende Freigabeerklärungen abgeben bzw. im Falle der Ziffer 10.2 entsprechende Mehrbeträge zur Auskehrung an den Mieter bringen.

10.5 The amount of the rental security is reduced to five (5) Total Monthly Rents (Gross) after the end of the first rental year, to four (4) Total Monthly Rents (Gross) after the end of the second rental year and to three (3) Total Monthly Rents (Gross) after the end of the third rental year (3), provided that the Tenant fulfills his payment obligations according to this Rental Contract in the previous rental year at the latest after a written request and setting of a reasonable deadline. The decisive factor is the total monthly rent (gross) applicable at the end of the first, second or third rental year. In this respect, at the Tenant's written request, the Landlord will issue corresponding release declarations to the bank or savings bank holding the account or, in the case of Clause 10.2, will distribute the corresponding additional amounts to the Tenant.

10.6 Nach Beendigung der Mietzeit wird der Vermieter die Mietsicherheit innerhalb von drei (3) Monaten nach Räumung des Mietgegenstands an den Mieter herausgeben, sofern und soweit gegen den Mieter keinerlei Ansprüche aus dem Mietverhältnis bestehen. Sollten zu diesem Zeitpunkt nur noch Nachzahlungsverpflichtungen des Mieters aus der Nebenkostenabrechnung möglich erscheinen, erfolgt die Rückgabe der Sicherheit

10.6 After termination of the lease term, Landlord will surrender the rental security deposit to the Tenant within three (3) months after vacating the Lease Object if and to the extent no claims against the Tenant exist under the tenancy. Should only additional payment obligations of the Tenant under ancillary costs accounting appear to be possible at such point in time, surrender of the security deposit shall take place concurrently against provision of another appropriate security instrument.

Zug um Zug gegen Stellung einer anderen angemessenen Sicherheit.

11. ZENTRALHEIZUNG, ELEKTRIZITÄT, WASSER, ABFALL

11.1 Die Betriebszeiten für die Wärmeversorgung richten sich nach den von der zuständigen Hausverwaltung hierzu getroffenen Festlegungen, über die der vom Vermieter beauftragte Verwalter den Mieter auf entsprechende Anforderung des Mieters informiert.

11.2 Jede Partei hat, soweit sie für die Wärmeversorgung des Gebäudekomplexes / Mietgegenstandes zuständig ist, sich zu bemühen, dass mindestens **fünfundzwanzig (25) Prozent** des jährlichen Wärmebedarfs – soweit nicht technisch unmöglich (§ 275 Abs. 1 BGB analog) oder wirtschaftlich unvernünftig – durch erneuerbare Energien gedeckt werden. Die Parteien sind sich einig, dass Maßnahmen "wirtschaftlich unvernünftig" sind, wenn die Kosten für die jeweilige ökologischere Ausführungsart mehr als **fünf (5) Prozent** über dem günstigsten nicht-ökologischen Angebot liegen. Als erneuerbare Energien im Sinne dieser Vorschrift gelten die Energien im Sinne des § 2 Abs. 1, Abs. 2 Nr. 1 des Erneuerbare-Energien-Wärmegesetzes in der bei Abschluss dieses Mietvertrages gültigen Fassung sowie sonstige, in einschlägigen Bundesgesetzen etwa künftig als erneuerbare Energiequellen anerkannte Energiequellen. Etwaige während der Laufzeit dieses Mietvertrages eingeführte strengere gesetzliche Vorgaben zur Deckung des Wärmeenergiebedarfs durch erneuerbare Energien gelten vorrangig.

11.3 Die – unter Berücksichtigung der zwischen den Parteien abgestimmten Um- und Ausbaumaßnahmen vor Übergabe (vgl. Ziffer 1.7) – vorhandenen Leitungsnetze für

11. CENTRAL HEATING, ELECTRICITY, WATER, WASTE

11.1 The operating hours for the heat supply shall be governed by the specifications made in this regard by the responsible property management, of which the manager appointed by the Landlord shall inform the Tenant upon corresponding request by the Tenant.

11.2 Each Party shall, insofar as it is responsible for the heat supply of the building complex / Lease Object, endeavor that at least **twenty-five (25) percent** of the annual heat requirement – Insofar as not technically impossible (§ 275 (1) BGB analogously) or economically unreasonable – is covered by renewable energies. The Parties agree that measures are "economically unreasonable" if the costs for the respective more ecological type of execution are more than **five (5) percent** above the cheapest non-ecological offer. Renewable energies within the meaning of this provision shall be deemed to be energies within the meaning of § 2 (1), (2) No. 1 of the German Renewable Energies Heat Act (*Erneuerbare-Energien-Wärmegesetz - EEWärmeG)* in the version applicable at the time of conclusion of this Rental Contact as well as other energy sources which may be recognized as renewable energy sources in the future in relevant federal laws. Any stricter statutory requirements introduced during the term of this Rental Contract to cover the heat energy demand by renewable energy sources shall have priority.

11.3 The existing supply networks for electricity, gas and water – taking into account the conversion and expansion measures agreed between the Parties before handover (see Clause 1.7) –

Elektrizität, Gas und Wasser dürfen vom Mieter nur soweit in Anspruch genommen werden, dass keine Überlastung eintritt. Einen Mehrbedarf kann der Mieter durch Erweiterung der Zuleitungen auf eigene Kosten nach vorheriger Einwilligung des Vermieters decken.

may only be used by the Tenant to the extent that no overload occurs. The Tenant may cover any additional demand by extending the supply lines at its own expense with the prior consent of the Landlord.

11.4 Jede Partei hat, soweit sie für den Gebäudekomplex / Mietgegenstand elektrische Energie bezieht, sich zu bemühen, diese – soweit nicht technisch unmöglich (§ 275 Abs. 1 BGB analog) oder wirtschaftlich unvernünftig – zu mindestens **fünfundzwanzig (25) Prozent** aus erneuerbaren Energiequellen zu beziehen. Die Parteien sind sich einig, dass Maßnahmen "wirtschaftlich unvernünftig" sind, wenn die Kosten für die jeweilige ökologischere Ausführungsart mehr als **fünf (5) Prozent** über dem günstigsten nicht-ökologischen Angebot liegen. Als erneuerbare Energiequellen im Sinne dieser Vorschrift gelten die Energien im Sinne des § 3 Nr. 21 des Erneuerbare-Energien-Gesetzes in der bei Abschluss dieses Mietvertrages gültigen Fassung, sowie sonstige, in einschlägigen Bundesgesetzen etwa künftig als erneuerbare Energiequellen anerkannte Energiequellen. Etwaige während der Laufzeit dieses Mietvertrages eingeführte strengere gesetzliche Vorgaben zur Deckung des Bedarfs an elektrischer Energie durch erneuerbare Energien gelten vorrangig.

11.4 Each Party shall, insofar as it obtains electrical energy for the building complex / Lease Object, endeavor to obtain at least **twenty-five (25) percent** of such energy from renewable energy sources – unless this is technically impossible (§ 275 (1) BGB analogously) or economically unreasonable. The Parties agree that measures are "economically unreasonable" if the costs for the respective more ecological type of execution are more than **five (5) percent** above the cheapest non-ecological offer.Renewable energy sources within the meaning of this provision shall be the energies within the meaning of § 3 No. 21 of the Renewable Energy Sources Act (*Erneuerbare-Energien-Gesetz – EEG*) in the version applicable at the time of the conclusion of this Rental Contract, as well as other energy sources which may be recognized as renewable energy sources in the future in relevant federal laws. Any stricter statutory requirements introduced during the term of this lease to cover the demand for electrical energy by renewable energies shall have priority.

11.5 Wasser darf nur über den üblichen Bedarf (Trinkwasser, sanitäre Zwecke) aus den Wasserleitungen entnommen werden. Bei Wasserverbrauch für gewerbliche Zwecke hat der Mieter auf eigene Kosten einen Zwischenwasserzähler anzubringen und die Be- und Entwässerungskosten nach Angaben des Vermieters zu tragen, wenn nicht seitens des Mieters das Wasser direkt vom

11.5 Water may only be taken from the water pipes for normal needs (drinking water, sanitary purposes). In the event of water consumption for commercial purposes, the Tenant shall install an intermediate water meter at its own expense and shall bear the supply and drainage costs as specified by the Landlord, unless the Tenant obtains the water directly from the water supply company.

Wasserversorgungsunternehmen bezogen wird.

11.6 Bei der Nutzung des Mietgegenstandes anfallender Abfall im Sinne des § 3 KrWG ist nach Papier, Metall, Glas, und Kunststoff (§ 14 KrWG, § 3 GewAbfV) sowie nach Holz und Textilien (§ 3 GewAbfV), Energiesparleuchtmittel (ElektroG), Batterien (§ 11 BattG), Drucker-/Tonerkartuschen, Verpackungsmaterialien mit „Grünem Punkt“ (oder sonstigen, ggf. künftig allgemein eingeführten Trennsystemen zugeordneten Materialien), Bioabfall (§ 11 KrWG, § 3 GewAbfV) und sonstigem Abfall zu trennen und zu entsorgen, wobei eine etwa weitergehende heute bestehende oder künftig eingeführte gesetzliche Pflicht zur Behandlung von Abfall vorrangig zu beachten ist. Der Vermieter ist berechtigt, die Lagerung nicht nach dieser Maßgabe getrennten Abfalls zu untersagen.

11.6 Waste generated during the use of the Lease Object within the meaning of § 3 of the German Circular Economy Act *(Kreiswirtschaftungsgesetz – KrWG)* shall be separated and disposed according to paper, metal, glass and plastic (§ 14 KrWG), § 3 of the German Commercial Waste Ordinance *(Gewerbeabfallgesetz – GewAbfV)*) as well as wood and textiles (§ 3 GewAbfV), energy-saving lamps (Electrical and Electronic Equipment Act *(Elektro- und Elektronikgerätegestz – ElektroG)*), batteries (§ 11 of the German battery law *(Batteriegesetz – BattG)*), printer/toner cartridges, packaging materials with "Green Dot *(Grüner Punkt)*" (or other materials that may be assigned to generally introduced separation systems in the future), biowaste (§ 11 KrWG, § 3 GewAbfV) and other waste, whereby any further-reaching legal obligation to treat waste that may exist today or be introduced in the future shall be given priority. The Landlord shall be entitled to prohibit the storage of waste not separated in accordance with this provision.

Der Vermieter hat für die Liegenschaft insgesamt und der Mieter für das Innere des Mietgegenstandes Müllsammelsysteme vorzuhalten, die die getrennte Sammlung und Entsorgung des Abfalls nach Satz 1 ermöglichen. Die Parteien werden etwaigen Dokumentationspflichten (z. B. nach Maßgabe des § 3 Abs. 3 GewAbfV) nachkommen und sich diesbezüglich vorher abstimmen.

The Landlord shall provide waste collection systems for the Property as a whole and the Tenant shall provide waste collection systems for the interior of the Lease Object which enable the separate collection and disposal of the waste pursuant to sentence 1. The Parties shall comply with any documentation obligations (e.g. in accordance with § 3 (3) GewAbfV) and shall coordinate their actions in this respect in advance.

11.7 Die Parteien werden sich bemühen, im wechselseitigen Einvernehmen die in **Anlage 11.7** aufgenommenen Maßnahmen zur Einsparung von Energie und Wasser sowie Reduzierung von Abfällen umzusetzen sowie diese entsprechend zu dokumentieren.

11.7 The Parties shall endeavor to implement the measures for saving energy and water and reducing waste included in **Annex 11.7** by mutual agreement and to document them accordingly.

12. BAULICHE VERÄNDERUNGEN NACH ÜBERGABE

12.1 Will der Mieter bauliche Veränderungen am Mietgegenstand vornehmen, dieses mit Einrichtungen versehen oder vorhandene Anlagen und Einrichtungen verändern, bedarf er der vorherigen schriftlichen Zustimmung des Vermieters. Der Mieter wird dem Vermieter geeignete Pläne über die geplanten Veränderungen vorlegen. Der Mieter ist verpflichtet, bei der Ausführung baulicher Maßnahmen alle gesetzlichen Bestimmungen und nach den anerkannten Regeln der Technik einschlägigen, technischen Vorschriften, insbesondere die den anerkannten Regeln der Technik entsprechenden DIN-Normen sowie VDE- und VDI-Normen, sowie etwaige behördliche (auch gewerbebehördliche und berufsgenossenschaftliche) Auflagen zu erfüllen und etwa benötigte Genehmigungen, Bescheinigungen und Prüfzeugnisse (z.B. von Sachverständigen) auf seine Kosten selbst beizubringen.

Der Vermieter darf die Zustimmung verweigern, wenn er berechtigte Interessen gegen die bauliche Veränderung geltend machen kann. Derartige berechtigte Interessen sind beispielsweise ein drohender Eingriff in die Statik des Gebäudes, ein drohender nicht nur unwesentlicher Wertverlust, Gefahren für die Sicherheit sowie eine fehlende (zusätzliche) Absicherung der möglichen Rückbaukosten.

Auf die ergänzenden Regelungen zur Nachhaltige Nutzung und Bewirtschaftung in Ziffer 29.4 wird verwiesen.

12.2 Die Regelung der Ziffer 12.1 gilt auch für Hinweisschilder und andere, besondere Einrichtungen sowie Anlagen entsprechend, die der Mieter außerhalb des Mietgegenstandes aufstellen möchte, mit folgender Maßgabe:

12. STRUCTURAL ALTERNATIONS AFTER HANDOVER

12.1 If the Tenant wishes to make structural changes to the Lease Object, add fixtures and fittings to it or change existing systems and facilities, it shall require Landlord's prior written approval. The Tenant will submit suitable plans on the planned alterations to Landlord. The Tenant is obligated when carrying out construction work to comply with all statutory provisions and, in accordance with the acknowledged rules of technology, to comply with the relevant technical rules, in particular the DIN standards and VDE and VDI regulations in accordance with the recognised rules of technology and to meet all official requirements imposed (also of the business licensing authorities and of the German Employer's Liability Insurance Association) and to provide, at its own costs, any required permits, certificates and manufacturer's certificates (for example from experts).

Landlord may refuse its consent if he is able to assert legitimate interests against the structural alteration. Examples of legitimate interests of this kind are impending interference in the statics of the building, impending – and more than - insignificant loss in value, safety risks and the absence of (additional) hedging of possible dismantling costs.

Reference is made to the supplementary regulations on Sustainable Use and Management in Clause 29.4.

12.2 The provision under Clause 12.1 shall also apply accordingly to signs and other special fixtures and fittings and equipment which the Tenant wishes to put up outside the Lease Object subject to the following proviso:

Der Mieter kann im Gebäudekomplex und im Eingangsbereich des Mietgegenstandes, an den hierfür vom Vermieter bestimmten Flächen, für seinen Betrieb Schilder anbringen: Art, Größe und Gestaltung der Schilder werden vom Vermieter einheitlich festgelegt. Detailwünsche des Mieters hinsichtlich der Gestaltung der Beschilderung im Hauseingangsbereich und im Bereich des Eingangs zur angemieteten Büroeinheit können in dem vom Vermieter vorgegebenen Rahmen betreffend Größe und Art der Beschilderung berücksichtigt werden.

In the building complex and in the entrance area of the Lease Object, the Tenant may set up signs for its business operation at the spaces specified for this purpose by Landlord: The type, size and position of the sign shall be uniformly determined by Landlord. Wishes of the Tenant regarding details of the design of the signs in the entrance area of the building and in the area of the entrance to the leased office unit can be taken into account within the limits regarding size and type of the signs which are set by Landlord.

12.3 Der Vermieter weist darauf hin, dass im Falle der Verlegung von Teppich- oder Kunststoffbelägen auf dem Estrich nur wasserlösliche Kleber verwendet werden dürfen. Andere Kleber sind vermieterseitig nicht gestattet. Die Beschichtung von Fußböden ist nur nach vorheriger Erlaubnis des Vermieters gestattet.

12.3 Landlord points out that if carpet or plastic coverings are laid on the screed, only water-soluble adhesives may be used. Other adhesives are not permitted by the Landlord. The coating of floors is only permitted with the prior permission of the Landlord.

12.4 Allen Auflagen, die sich aus den vom Mieter vorgesehenen oder vorgenommenen baulichen Maßnahmen oder aus der Benutzung des Mietgegenstands ergeben, hat der Mieter nachzukommen und eventuell geforderte Veränderungen auf seine Kosten ausführen zu lassen. Der Vermieter ist in dieser Hinsicht von allen Auflagen und berechtigten Kostenforderungen Dritter, gleich welcher Art, vom Mieter freizustellen. Erforderliche Konzessionen und Sondergenehmigungen sind vom Mieter umgehend zu beschaffen. Daraus resultierende Kosten und Risiken gehen zu Lasten des Mieters.

12.4 The Tenant shall comply with all the obligations arising from the Tenant's intended or implemented structural measures or from use of the Lease Object and shall have possibly requested changes carried out at his expense. In this regard, the Tenant shall indemnify Landlord from all requirements and justified costs – irrespective of their nature – claimed by third parties. Necessary licences and special permits must be procured by the Tenant immediately. Any additional costs and risks resulting therefrom shall be borne by the Tenant.

12.5 Der Vermieter darf Ausbesserungen und bauliche Veränderungen, die zur Erhaltung des Gebäudes oder der Mieträume, zur Abwendung drohender Gefahren oder zur Beseitigung von Schäden notwendig werden, nach vorheriger schriftlicher Ankündigung mit angemessener

12.5 The Landlord may carry out improvements and structural alterations that are required to maintain the building or the leased premises, avert any impending dangers or repair damage, even without the approval of the Tenant after prior written notification with a reasonable deadline.

Frist auch ohne Zustimmung des Mieters vornehmen. Dies gilt auch für Arbeiten und bauliche Maßnahmen, die zwar nicht notwendig sind, aber doch zweckmäßig erscheinen, insbesondere der Modernisierung des Gebäudes oder der Einsparung von Heizenergie dienen, wenn sie den Mieter nur unwesentlich beeinträchtigen. Bei Gefahr im Verzug steht dem Vermieter dieses Recht zu jeder Zeit – auch ohne vorherige Ankündigung – zu; er wird den Mieter jedoch unverzüglich hierüber informieren. Bei Wertverbesserungs- oder Energiesparmaßnahmen benachrichtigt der Vermieter den Mieter zwei (2) Monate vor Beginn der Maßnahme über deren Beginn und voraussichtliche Dauer. Soweit erforderlich, muss der Mieter bei Durchführung dieser Arbeiten in angemessenem Umfang mitwirken, z.B. durch vorübergehende Umräumung der Möbel, Entfernung von Einbauten usw. Verletzt der Mieter seine Mitwirkungspflicht schuldhaft, so haftet er dem Vermieter für etwa entstehende Mehrkosten. Der Vermieter ist verpflichtet, die Arbeiten zügig durchführen zu lassen und haftet dem Mieter für angemessene und nachgewiesene Kosten, Aufwendungen und Schäden, die diesem im Zusammenhang mit derartigen Maßnahmen entstehen. Minderungsrechte des Mieters im Zusammenhang mit derartigen Maßnahmen bleiben unberührt.

This shall also apply with regard to work and construction measures that, although not necessary, are, however, expedient, in particular, measures serving to modernize the building or to save heating energy, provided they only marginally impair the Tenant. In the event of imminent danger, Landlord shall be entitled to this right at any time - even without prior notice; however, he will inform the Tenant of this immediately. In case of measures serving to improve value or save energy, Landlord shall notify the Tenant two (2) months before commencement of the measure of the proposed start date and likely duration. If necessary, the Tenant must cooperate in the execution of this work to an appropriate extent, e.g. by temporarily moving away furniture, removing built-ins etc. If the Tenant is responsible for a breach of his duty to cooperate, Tenant shall be liable towards Landlord for any additionally incurred costs. Landlord is obligated to have the work carried out speedily and shall be liable to the Tenant for reasonable and evidenced costs, expenses and damages incurred by the Tenant in connection with such measures. Tenant´s rights to abate the rent in connection with such measures remain unaffected.

12.6 Im Fall etwaiger künftiger Modernisierungen des Gebäudekomplexes oder des Mietgegenstandes wird sich der Vermieter nach besten Kräften darum bemühen, eine dem dann bestehenden Stand der Technik entsprechende und eine Nachhaltige Nutzung und Bewirtschaftung ermöglichende Ausstattung des Gebäudekomplexes / Mietgegenstandes herzustellen. Im Fall etwaiger künftiger Baumaßnahmen auf Außenflächen der Liegenschaft wird sich der

12.6 In the event of any future modernization of the building complex or the Lease Object, the Landlord will do his best to ensure that the building complex / Lease Object is equipped in accordance with the then existing state of the art and enables Sustainable Use and Management. In the event of any future construction work on the outside of the property, the Landlord will do his best to achieve the least possible surface sealing (e.g. by installing gratings).

Vermieter nach besten Kräften darum bemühen, eine möglichst geringe Oberflächenversiegelung zu erreichen (z.B. durch Einbau von Gittersteinen).

12.7 Ein Kündigungsrecht des Mieters gemäß § 555e BGB wegen der Ankündigung oder der Durchführung von Modernisierungsmaßnahmen ist ausgeschlossen, es sei denn die Maßnahmen dauern länger als vier (4) Monate und beeinträchtigen den Mieter wesentlich. Weitere Kündigungsrechte des Mieters sowie Schadenersatz- und Minderungsrechte des Mieters bleiben unberührt.

12.7 A right of termination of the Tenant according to § 555e BGB because of the announcement or the implementation of modernization measures is excluded, unless the measures take longer than four (4) months and impede the Tenant significantly. Further termination rights of the Tenant as well as rights to abate the rent and to claim damage compensation remain unaffected.

13. WERBEANLAGEN

13.1 Außerhalb des Mietgegenstandes ist es dem Mieter untersagt, Einrichtungen, Anlagen oder andere Gegenstände zu montieren, aufzustellen, zu lagern oder vorzuhalten. Ausnahmen bedürfen der schriftlichen Zustimmung des Vermieters. Im Falle einer Zustimmung des Vermieters gelten die Regelungen in Ziffer 12 entsprechend. Der Vermieter ist aus nachvollziehbarem Interesse dazu befugt, eine von ihm erteilte Zustimmung zu widerrufen.

13.2 Im Übrigen ist der Mieter nicht berechtigt, ohne schriftliche Erlaubnis des Vermieters an der Außenfront des Hauses oder auf dessen Dach oder auf dem Mietgrundstück Einrichtungen irgendwelcher Art anzubringen. Die Außenfassade des Gebäudes ist nicht mitvermietet.

13. ADVERTISING INSTALLATIONS

13.1 Outside the Lease Object, the Tenant must not install, put up, store or hold available any fixtures and fittings, equipment or other objects. Any exceptions hereto shall require Landlord's prior written consent. If Landlord gives his consent, the provisions in Clause 12 shall apply accordingly. Landlord shall be entitled to revoke its consent for cause.

13.2 With regard to the rest, the Tenant shall not be entitled to erect fixtures and fittings of any kind whatsoever on the external frontage of the building or on its roof or on the Property without Landlord's written consent. The exterior facade of the building complex is not included in the lease.

14. INSTANDHALTUNG, INSTANDSETZUNG, ERNEUERUNG, WIEDERHERSTELLUNG

14.1 Bei der Festsetzung der Mietzinshöhe sind die nachstehenden Regelungen berücksichtigt worden. Es ist insbesondere berücksichtigt

14. MAINTENANCE, REPAIR, RENEWAL, RESTORATION

14.1 The following provisions have been taken into account in determining the amount of the rent. In particular, it has been taken into account that

worden, dass (i) während der Mietzeit keine der Parteien Schönheitsreparaturen im Mietgegenstand vornehmen muss, (ii) zum Ende der Mietzeit der Mieter Schönheitsreparaturen im Mietgegenstand vornehmen wird, und (iii) die Instandhaltung und Instandsetzung technischer Anlagen innerhalb des Mietgegenstandes, die dem Mietgegenstand dienen, vom Mieter auf eigene Kosten übernommen wird.

(i) during the Fixed Term neither of the Parties shall have to carry out Cosmetic Repairs in the Lease Object, (ii) at the end of the Fixed Term the Tenant shall carry out Cosmetic Repairs in the Lease Object, and (iii) the Maintenance and Repair of technical installations within the Lease Object that serve the Lease Object shall be undertaken by the Tenant at its own expense.

14.2 Schönheitsreparaturen, Instandhaltung und Instandsetzung werden für dieses Mietverhältnis wie folgt definiert:

14.2 Cosmetic repairs, Maintenance and Repair are defined as follows for this lease:

14.2.1 „**Schönheitsreparaturen**" umfassen alle Maßnahmen zur Erhaltung eines ansprechenden äußeren Erscheinungsbildes des betreffenden Gegenstands durch Beseitigung der Spuren des bestimmungsgemäßen Gebrauchs. Dazu gehören das Tapezieren, Anstreichen oder Kalken der Wände und Decken, das Streichen der Heizkörper einschließlich Heizrohre, der Innentüren einschließlich Rahmen sowie der Fenster und Außentüren von innen sowie die gründliche und fachgerechte Reinigung des Bodenbelags und ggf. eine erforderliche Erneuerung des Bodenbelags.

14.2.1 "**Cosmetic repairs**" shall include all measures to maintain an attractive external appearance of the object concerned by removing the traces of intended use. This includes wallpapering, painting or whitewashing of walls and ceilings, painting of radiators including heating pipes, interior doors including frames as well as windows and exterior doors from the inside as well as thorough and professional cleaning of the floor covering and any necessary replacement of the floor covering.

14.2.2 „**Instandhaltung**" umfasst alle Maßnahmen, die erforderlich sind, um den Zustand zu erhalten, der den bestimmungsgemäßen Gebrauch der Liegenschaft/des Mietgegenstands ermöglicht, Schäden vorzubeugen sowie die durch Abnutzung, Alterung, Witterungseinwirkung und/oder Verschleiß entstehenden baulichen oder sonstigen Mängel ordnungsgemäß zu beseitigen. Instandhaltung schließt insbesondere die ordentliche Wartung, Inspektion und Pflege des betreffenden Gegenstands ein sowie den im Zuge solcher Maßnahmen normalen

14.2.2 "**Maintenance**" shall include all measures required to maintain the condition that enables the intended use of the Property/Lease Object, to prevent damage and to properly remedy structural or other defects caused by wear and tear, aging, exposure to the weather and/or wear and tear. Maintenance includes, in particular, the proper servicing, inspection and care of the relevant item as well as the replacement of wearing parts / individual components of a specific system (e.g. regular replacement of fire detectors) as part of such measures in the normal course of business or in accordance with

bzw. nach Herstellerangaben oder DIN-Bestimmungen turnusmäßigen Austausch von Verschleißteilen / Einzelkomponenten einer bestimmten Anlage (z. B. turnusmäßiger Austausch von Brandmeldern).

manufacturer's instructions or DIN regulations.

14.2.3 **„Instandsetzung"** umfasst alle Maßnahmen, die erforderlich sind, um den Zustand wiederherzustellen, der den bestimmungsgemäßen Gebrauch des betreffenden Gegenstands ermöglicht. Dazu gehören die Beseitigung von Schäden sowie die Wiederbeschaffung defekter Teile bzw. Komponenten eines bestimmten Gegenstands / einer bestimmten Anlage (z. B. Ersatzbeschaffung schadhafter Sanitärobjekte, Waschbeckenarmaturen, Beschläge oder Leuchtmittel), soweit es sich nicht nur um Instandhaltungen handelt. Zur Instandsetzung gehört auch die Ersatzbeschaffung eines Gegenstands / einer Anlage, sofern aus Sicht eines sorgfältig handelnden Kaufmanns eine Reparatur nicht mehr möglich oder eine Erneuerung wirtschaftlicher als eine Reparatur ist.

14.2.3 **"Repair"** shall include all measures required to restore the condition that enables the intended use of the item in question. This includes the repair of damage as well as the replacement of defective parts or components of a specific item / system (e.g. replacement of defective sanitary objects, washbasin taps, fittings or lamps), provided that this is not merely a matter of maintenance. Repairs also include the replacement of an item / system if, from the point of view of a prudent businessman, repair is no longer possible or replacement is more economical than repair.

14.3 Der Vermieter verpflichtet sich während der Mietzeit zur Instandhaltung und Instandsetzung der Allgemeinflächen (vgl. Ziffer 6.3) sowie von Dach und Fach (vgl. Ziffer 6.5) und der zentralen Haustechnik (einschl. zentraler technischer Anlagen, welche nicht ausschließlich den exklusiv dem Mieter zugänglichen Flächen des Mietgegenstands dienen), soweit letztere nicht nach diesem Vertrag dem Mieter obliegen (vgl. Ziffer 14.4).

14.3 The Landlord undertakes during the lease term to maintain and repair the Common Areas (cf. Clause 6.3) as well as the Roof and shed (cf. Clause 6.5) and the central building services (including central technical installations to which only the Tenant has exclusive access), insofar as the latter are not the responsibility of the Tenant under this Contract (cf. Clause 14.4).

14.4 Der Mieter hat auf seine Kosten die Instandhaltung und Instandsetzung auf den Mietflächen bzw. innerhalb der Mieträume des Mietgegenstandes vorzunehmen. Dies gilt auch für die technischen Einrichtungen (insbesondere elektrische und sanitäre

14.4 The Tenant shall carry out Maintenance and Repairs on the leased spaces or within the leased spaces of the Lease Object at its own expense. This shall also apply to the technical installations (in particular electrical and sanitary installations, etc.), insofar as these are located

Installationen usw.), soweit sich diese im oder am Mietgegenstand befinden und ausschließlich den exklusiv dem Mieter zugänglichen Flächen des Mietgegenstands dienen, sowie die beweglichen Teile der Fenster und die Instandsetzung der Fenster bei Glasbruch, soweit dieser nicht auf Material- oder Planungsfehler zurückzuführen ist. Die den Mietgegenstand abschließenden Türen sind zudem von außen zu reinigen. Die Verpflichtung zur Reinigung erstreckt sich auch auf Hinweisschilder und auf sonstige, vom Mieter außerhalb des Mietgegenstandes angebrachte/ vorgehaltene Einrichtungen und Anlagen. Beleuchtungskörper und Leuchtmittel innerhalb des Mietgegenstandes hat der Mieter auf eigene Kosten zu ersetzen (siehe hierzu auch Ziffer 14.10). Zu Klarstellung: Die Instandhaltungs- und Instandsetzungspflicht des Mieters gilt nicht, wenn die erforderlichen Maßnahmen nicht durch den Mietgebrauch veranlasst wurden oder nicht zumindest weitläufig mit dem üblichen Mietgebrauch zusammenhängen (bspw. bei Beschädigungen durch den Vermieter, Wasserschäden aus anderen Mieteinheiten, höhere Gewalt) oder sonst dem Risikobereich des Mieters zuzuordnen sind; in solchen Fällen führt der Vermieter die erforderlichen Maßnahmen durch.

in or on the Lease Object and to which only the Tenant has exclusive access, as well as the movable parts of the windows and the repair of the windows in the event of broken glass, to the extent such broken glass does not result from a product or planning default. The doors closing off the Lease Object must also be cleaned from the outside. The obligation to clean shall also extend to signs and other equipment and installations installed/provided by the Tenant outside the Lease Object. Lighting fixtures and illuminants inside the Lease Object shall be replaced by the Tenant at its own expense (see also Clause 14.10). For clarification: The Tenant's Maintenance and Repair obligation shall not apply if the necessary measures were not caused by the use of the Lease Object or are not at least largely related to the usual use of the Lease Object (e.g. in the event of damage by the Landlord, water damage from other rental units, force majeure) or are otherwise attributable to the Tenant's sphere of risk; in such cases, the Landlord shall carry out the necessary measures.

14.5 Der Mieter hat die erforderlichen Schönheitsreparaturen innerhalb der ausschließlich der Nutzung des Mieters dienenden Räumen des Mietgegenstandes zum Ende der Mietvertragslaufzeit fachgerecht auf seine Kosten durchzuführen. Während der Laufzeit des Mietvertrages sind weder der Mieter noch der Vermieter zu Schönheitsreparaturen innerhalb der ausschließlich der Nutzung des Mieters dienenden Räumen des Mietgegenstandes verpflichtet, der Mieter ist jedoch berechtigt,

14.5 The Tenant shall carry out the necessary Cosmetic Repairs within the rooms of the Lease Object exclusively used by the Tenant at the end of the term of the tenancy in a professional manner at its own expense. During the term of the Rental Contract, neither the Tenant nor the Landlord shall be obligated to make Cosmetic Repairs within the rooms of the Lease Object exclusively used by the Tenant; however, the Tenant shall be entitled to professionally perform such work at its own expense.

derartige Arbeiten auf eigene Kosten fachgerecht durchzuführen.

14.6 Der Bedarf für laufende Schönheitsreparaturen ist maßvoll, und zwar unter besonderer Berücksichtigung des Bestrebens der Parteien um die Nachhaltige Nutzung und Bewirtschaftung der Liegenschaft einschließlich des Mietgegenstandes, zu ermitteln. Bei Durchführung der Schönheitsreparaturen hat die zur Durchführung der Schönheitsreparaturen verpflichtete Partei ausschließlich emissionsfreie (soweit nicht möglich: emissionsarme), auf Grundlage einer Lebenszyklusbetrachtung als umwelt- und ressourcenschonend anzusehende Materialien einzusetzen. Als zulässige Materialien gelten insbesondere solche Materialien, die mit einem der Zertifikate „Der blaue Engel", „EU Ecolabel",'FSC", „PEFC" oder sonstigen Umweltsiegeln des Typs I im Sinne der ISO 14024 ausgezeichnet sind. Entsprechendes gilt, sofern der Mieter zur Endrenovierung verpflichtet ist.

14.6 The need for ongoing Cosmetic Repairs is to be determined in moderation, with particular consideration of the Parties' efforts to ensure the Sustainable Use and Management of the Property, including the Lease Object. When carrying out the Cosmetic Repairs, the Party obliged to carry out the Cosmetic Repairs must only use emission-free (if not possible: low-emission) materials that can be regarded as environmentally friendly and resource-saving on the basis of a life cycle assessment. Permitted materials are in particular those materials that have been awarded one of the certificates "Blue Angel (*Blauer Engel*)", "EU Ecolabel", "FSC", "PEFC" or other type I environmental seals within the meaning of ISO 14024. The same applies if the Tenant is obliged to carry out the final renovation.

14.7 Kommt eine Partei ihren Verpflichtungen zur Instandhaltung und Instandsetzung der Liegenschaft bzw. des Mietgegenstandes trotz schriftlicher Abmahnung der anderen Partei innerhalb einer gesetzten, angemessenen Frist nicht nach, ist die mahnende Partei berechtigt, die Arbeiten auf Kosten der anderen Partei vorzunehmen.

14.7 If a Party fails to comply with its obligations to Maintain and Repair the Property or the Lease Object within a reasonable period set by the other Party despite written warning by the other Party, the warning Party shall be entitled to carry out the work at the other Party's expense.

14.8 Der Mieter ist zudem zur Reinigung, Instandhaltung und Instandsetzung aller Anlagen, Einrichtungen, Armaturen, sonstigen Installationen und Leitungen verpflichtet, die er selbst eingebaut hat. Dies gilt auch für sämtliche, vom Mieter im Rahmen eigener, baulicher Maßnahmen selbst geschaffene Bausubstanz (sei die bauliche Maßnahme mit oder ohne Zustimmung des Vermieters ausgeführt worden), auch derjenigen, die im

14.8 The Tenant shall also be obliged to clean, Maintain and Repair all systems, equipment, fittings, other installations and lines which it has installed itself. This shall also apply to all building substance created by the Tenant itself within the scope of its own structural measures (whether the structural measure was carried out with or without the consent of the Landlord), including those created in the course of the realization of a Tenant's fit-out description.

Zuge der Realisierung einer Mieterausbaubeschreibung geschaffen wird.

14.9 Im Rahmen der Reinigung des Mietgegenstandes sowie des Gebäudekomplexes werden sich die Parteien bemühen, aus mehreren gleich wirksamen Reinigungsverfahren jeweils das umweltschonendere Verfahren anzuwenden – soweit nicht technisch unmöglich (§ 275 Abs. 1 BGB analog) oder wirtschaftlich unvernünftig. Die Parteien sind sich einig, dass Maßnahmen "wirtschaftlich unvernünftig" sind, wenn die Kosten für die jeweilige ökologischere Ausführungsart mehr als **fünf (5) Prozent** über dem günstigsten nicht-ökologischen Angebot liegen. Soweit für die regelmäßige Unterhaltsreinigung Reinigungsmittel verwendet werden, werden sich die Parteien bemühen – soweit nicht technisch unmöglich (§ 275 Abs. 1 BGB analog) oder wirtschaftlich unvernünftig – ökologisch unbedenkliche Reinigungsmittel zu verwenden, d.h. solche, die mit dem Umweltzeichen „Blauer Engel“ oder sonstigen Umweltsiegeln des Typs I im Sinne der ISO 14024 ausgezeichnet sind. Die Parteien sind sich einig, dass Maßnahmen "wirtschaftlich unvernünftig" sind, wenn die Kosten für die jeweilige ökologischere Ausführungsart mehr als **fünf (5) Prozent** über dem günstigsten nicht-ökologischen Angebot liegen.

Diese Vorgaben sollen den beauftragten Erbringern von Reinigungs- und/oder Facility Management-Leistungen entsprechend auferlegt werden.

14.10 Soweit die Parteien die Liegenschaft / den Mietgegenstand mit Leuchtmitteln auszustatten haben, haben sie – soweit nicht technisch unmöglich (§ 275 Abs. 1 BGB analog) oder wirtschaftlich unvernünftig – ausschließlich energiesparende Leuchtmittel (insbesondere Kompaktleuchtstoffleuchten

14.9 When cleaning the Lease Object and the building complex, the Parties will endeavor to use the more environmentally friendly method from among several cleaning methods that are equally effective – unless technically impossible (§ 275 (1) BGB analogously) or economically unreasonable. The Parties agree that measures are “economically unreasonable” if the costs for the respective more ecological type of execution are more than **five (5) percent** above the cheapest non-ecological offer. Insofar as cleaning agents are used for regular maintenance cleaning, the Parties will endeavor to use – unless technically impossible (§ 275 (1) BGB analogously) or economically unreasonable –ecologically harmless cleaning agents, i.e. those that have been awarded the “Blue Angel (*Blauer Engel*)” eco-label or other type I eco-labels as defined by ISO 14024. The Parties agree that measures are "economically unreasonable" if the costs for the respective more ecological type of execution are more than **five (5) percent** above the cheapest non-ecological offer.

These requirements should be imposed on the commissioned providers of cleaning and/or facility management services.

14.10 Insofar as the Parties have to equip the Property / Lease Object with lamps, they have – unless technically impossible (§ 275 (1) BGB analogously) or economically unreasonable – exclusively to use energy-saving light sources (in particular compact fluorescent lights or LED lights or other light sources that consume

oder LED-Leuchten oder zukünftig andere, besonders wenig elektrische Energie verbrauchende Leuchtmittel zu verwenden. Die Parteien sind sich einig, dass Maßnahmen "wirtschaftlich unvernünftig" sind, wenn die Kosten für die jeweilige ökologischere Ausführungsart mehr als **fünf (5) Prozent** über dem günstigsten nicht-ökologischen Angebot liegen.

particularly little electrical energy in the future. The Parties agree that measures are "economically unreasonable" if the costs for the respective more ecological type of execution are more than **five (5) percent** above the cheapest non-ecological offer.

14.11 Ist der Mietgegenstand insgesamt oder zu einem überwiegenden Teil durch ein vom Vermieter nicht zu vertretendes Ereignis zerstört, so ist der Vermieter – vorbehaltlich Ziffer 14.12 – verpflichtet, den Mietgegenstand unverzüglich nach seiner Zerstörung wiederherzustellen. Der Mieter ist in diesem Fall – vorbehaltlich Ziffer 14.12 – verpflichtet, das Mietverhältnis nach der Wiederherstellung des Mietgegenstands fortzusetzen. Vom Zeitpunkt der (ganz oder teilweisen) Zerstörung des Mietgegenstandes bis zum Abschluss des Wiederaufbaus und der anschließenden (erneuten) Übergabe des Mietgegenstandes ruhen die Rechte und Pflichten der Parteien (im Hinblick auf den zerstörten Teil des Mietgegenstands). Minderungsrechte des Mieters bleiben unberührt.

14.11 If the Lease Object is destroyed in whole or in large part due to an event for which the Landlord is not responsible, the Landlord is – subject to Clause 14.12 – obliged to restore the Lease Object immediately after its destruction. In this case, the Tenant is – subject to Clause 14.12 – obliged to continue the Rental Contract after the Lease Object has been restored. The rights and obligations of the Parties (with regard to the destroyed part of the Lease Object) remain suspended from the time of the (full or partial) destruction of the Lease Object until the completion of the reconstruction and the subsequent (re-)handover of the Lease Object. Tenant's rights to reduce the rent remain unaffected.

14.12 Ist der Mietgegenstand insgesamt oder zu einem überwiegenden Teil durch ein vom Vermieter nicht verschuldetes Ereignis zerstört, so ist der Vermieter nur dann zur Wiederherstellung des Mietgegenstands gemäß Ziffer 14.11 und der Mieter zur Fortsetzung des Mietverhältnisses gemäß Ziffer 14.11 verpflichtet, wenn die nach der voraussichtlichen Wiederherstellung verbleibende Festlaufzeit noch mehr als zwei (2) Jahre beträgt. Der Vermieter wird dem Mieter die voraussichtliche Wiederherstellungszeit unverzüglich, spätestens jedoch innerhalb von zwei (2)

14.12 If the Lease Object is destroyed in whole or in large part due to an event for which the Landlord is not responsible, the Landlord is only obliged to restore the Lease Object in accordance with Clause 14.11 and the Tenant to continue the rental agreement in accordance with Clause 14.11 if after the expected restoration remaining Fixed Term is more than two (2) years. The Landlord will inform the Tenant of the expected restoration time immediately, but at the latest within two (2) months after the destruction. If the Fixed Term remaining after the expected restoration is shorter than two (2)

Monaten nach der Zerstörung, mitteilen. Ist die nach der voraussichtlichen Wiederherstellung verbleibende Festlaufzeit kürzer als zwei (2) Jahre, können der Vermieter und der Mieter das Mietverhältnis innerhalb von drei (3) Monaten ab Eintritt des Ereignisses mit Wirkung für den Zeitpunkt der Zerstörung des Mietgegenstands unabhängig davon kündigen, ob der Mietgegenstand zu einem späteren Zeitpunkt wieder hergestellt wird oder nicht. Der Mieter ist zudem zur Kündigung des Mietverhältnisses berechtigt, wenn die voraussichtliche Wiederherstellungszeit mehr als zwölf (12) Kalendermonate beträgt.

years, the Landlord and the Tenant can terminate the Rental Contract within three (3) months from the occurrence of the event with effect from the time the Lease Object is destroyed, regardless of whether the Lease Object will be restored at a later date or not. The Tenant is also entitled to terminate the Rental Contract if the expected recovery time is more than twelve (12) calendar months.

Bei der Berechnung der verbleibenden Festlaufzeit bleiben die dem Mieter noch zustehenden Optionen (vgl. Ziffer 4.2), sofern diese zum Zeitpunkt der Zerstörung noch nicht wirksam vom Mieter erklärt wurden, unberücksichtigt.

When calculating the remaining Fixed Term, the Options still available to the Tenant (cf. Clause 4.2), if these have not yet been effectively declared by the Tenant at the time of destruction, are not taken into account.

14.13 Ist neben dem Mietgegenstand (insgesamt oder zu einem überwiegenden Teil) auch das Bürogebäude auf der Liegenschaft insgesamt oder zu einem überwiegenden Teil durch ein vom Vermieter nicht verschuldetes Ereignis zerstört, so gelten Ziffern 14.11 bis 14.12 mit der Maßgabe, dass der Vermieter statt der Wiederherstellung des Mietgegenstands auch berechtigt ist, sich für eine andere Bebauung zu entscheiden, sofern dem Mieter dabei eine dem Mietgegenstand gleichwertige Mietfläche (insbesondere hinsichtlich Gesamtmietfläche, Mietzweck, Qualität, Ausstattung etc.) geschaffen wird. Der Vermieter wird im Rahmen der Planung Vorstellungen und Vorschläge des Mieters in angemessenem Umfang berücksichtigen.

14.13 If, in addition to the Lease Object (in its entirety or in large part), the office building on the Property is also destroyed in its entirety or in part due to an event for which the landlord is not responsible, then Clauses 14.11 to 14.12 apply with the proviso that instead of restoring the Lease Object, the Landlord is also entitled to decide on a different development, provided that the Tenant is provided with a rental area that is equivalent to the Lease Object (in particular with regard to Total Rental Space, purpose of lease, quality, furnishings, etc.). The Landlord will take the Tenant's ideas and suggestions into account to an appropriate extent as part of the planning.

15. VERSICHERUNGEN

15. INSURANCES

15.1 Der Mieter hat spätestens eine (1) Woche vor dem Übergabetag eine Haftpflichtversicherung sowie eine Glasbruch- und

15.1 The Tenant shall take out a sufficient level of liability insurance as well as glass breakage and inventory insurance no later than one (1)

Inventarversicherung in ausreichender Höhe abzuschließen und dem Vermieter auf Verlangen nachzuweisen. Für die von ihm eingebrachten Einrichtungen und sonstigen Gegenstände ist der Mieter verpflichtet, diese gegen Beschädigungen durch Feuer, Leitungswasser und Abwässer und bestimmungswidrigen Sprinkleraustritt zu versichern. Er hat diese Versicherungen in branchenüblicher Höhe für die Dauer des Mietverhältnisses aufrechtzuerhalten.

week before the Handover Day and provide evidence thereof to Landlord upon request. The Tenant shall be obliged to take out insurance for the fixtures and fittings and other objects they installed against damage by fire, tap water sewage and sprinkler water leaks. He must maintain these insurance policies at the level customary in the industry for the duration of the tenancy.

15.2 Weist der Mieter das Bestehen einer solchen Versicherung trotz Nachfristsetzung nicht nach, so ist der Vermieter berechtigt, auf Kosten und im Namen des Mieters solche Versicherungen abzuschließen.

15.2 If the Tenant fails to provide evidence of the existence of such insurance despite a grace period being set, Landlord shall be entitled to conclude such insurance contracts at Tenant's expense and in Tenant's name.

15.3 Der Mieter ist verpflichtet, dem Vermieter werterhöhende Einbauten und Veränderungen im oder am Gebäude, insbesondere wenn diese eine Änderung der Gefahreneinschätzung im Sinne der Feuer- und Haftpflichtversicherungsbedingungen bewirken, unverzüglich schriftlich anzuzeigen. Soweit der Gebäudeversicherer aufgrund derartiger Umstände Zuschläge zur Prämie verlangt, sind diese Zuschläge vom Mieter gesondert zu vergüten. Unterlässt der Mieter die erforderliche Mitteilung, ist er dem Vermieter zum Ersatz der Schäden verpflichtet, die dem Vermieter durch eine eventuelle Unterversicherung des Gebäudes entstehen.

15.3 The Tenant is obligated to notify Landlord without delay and in writing of any value-increasing built-ins and modifications in or to the building, in particular if such measures create a change of the risk assessment as defined in the fire and liability insurance conditions. If the building insurer requests surcharges on the premium because of these kinds of circumstances, such surcharges are to be separately remunerated by the Tenant. If the Tenant fails to effect such notification, they shall be obligated to pay compensation to Landlord for losses accruing to Landlord as a result of possible underinsurance of the building.

15.4 Falls der Mieter auf der Liegenschaft gewässerschädliche Stoffe lagert bzw. im Rahmen seiner gewerblichen Tätigkeit verwendet, hat er, unabhängig von einer bestehenden Betriebshaftpflichtversicherung, eine spezielle Haftpflichtversicherung im Hinblick auf die Lagerung und Verwendung gewässerschädlicher Stoffe abzuschließen und dem Vermieter auf Verlangen nachzuweisen. Das gleiche gilt sinngemäß auch für andere Immissionen. Ersatzansprüche wegen vom

15.4 If the Tenant stores water-polluting substances on the Property or uses them as part of his commercial activity, he must take out special liability insurance with regard to the storage and use of water-polluting substances, regardless of any existing business liability insurance, and provide evidence to the Landlord upon request. The same applies analogously to other immissions. Compensation claims due to soil contamination for which the Tenant is responsible

Mieter zu vertretender Bodenverunreinigungen werden fällig, sobald diese durch eine Bodenuntersuchung festgestellt sind. Dem Mieter ist Gelegenheit zu geben, bei der Bodenuntersuchung zugegen zu sein.

become due as soon as this has been determined by a soil analysis. The Tenant is to be given the opportunity to be present at the soil analysis.

15.5 Der Vermieter ist verpflichtet, eine Gebäudeversicherung, Gebäudehaftpflichtversicherung sowie eine Feuerversicherung in ausreichender Höhe abzuschließen und den Mietgegenstand gegen Sturm, Hagel, Terror und Leitungswasserschäden zu versichern und für die Dauer des Mietverhältnisses aufrecht zu erhalten. Die Kosten für diese Versicherungen sind im Rahmen der Nebenkostenabrechnung (anteilig) vom Mieter zu tragen. Der Vermieter kann anstelle von Einzelversicherungen ebenfalls zu Lasten der Nebenkosten gemäß Ziffer 6 auch eine Allgefahren-Versicherung abschließen, die auch eine Mietverlust- sowie eine Terrorversicherung beinhaltet.

15.5 The Landlord is obligated to take out building insurance, building liability insurance and fire insurance for a sufficient amount and to insure the Lease Object against storm, hail, terror and pipe water damage and to maintain this for the duration of the tenancy. The costs for this insurance are to be borne (pro rata) by the Tenant as part of the ancillary cost settlement. Instead of individual insurance, Landlord can also take out all-risks insurance, which also includes loss of rent and terror insurance, at the expense of the ancillary costs in accordance with Clause 6.

15.6 Weist der Vermieter das Bestehen einer solchen Versicherung trotz Nachfristsetzung nicht nach, so ist der Mieter berechtigt, auf Kosten und im Namen des Vermieters solche Versicherungen abzuschließen.

15.6 If the Landlord fails to provide evidence of the existence of such insurance despite a grace period being set, Tenant shall be entitled to conclude such insurance contracts at Landlord's expense and in Landlord's name.

16. UNTERVERMIETUNG

16. SUBLETTING

16.1 Die Untervermietung oder sonstige Überlassung des Mietgegenstands – ganz oder teilweise – ist nur nach vorheriger Zustimmung des Vermieters zulässig, die dieser nur aus wichtigem Grund verzögern oder verweigern darf. Eine Untervermietung an mit dem Mieter verbundene Unternehmen im Sinne der §§ 15 ff. AktG ist hiermit bereits gestattet; die Ziffer 16.2 findet insoweit keine Anwendung.

16.1 Subletting or other transfer of the Lease Object – in whole or in part – shall only be permissible subsequent to prior approval by Landlord, such approval may only be delayed or withheld for good cause (*wichtigem Grund*). Subletting to affiliated companies in the meaning of Sections 15 et. seq. of the German Stock Corporation Act is hereby approved; Clause 16.2 does not apply in this respect.

16.2 Der Mieter tritt für den Fall der Untervermietung oder sonstigen – ganz oder teilweisen – Überlassung des Mietgegenstands an Dritte bereits jetzt alle Ansprüche gegen den

16.2 In the case of subletting or other transfer – in whole or in part – of the Lease Object to third parties, the Tenant shall hereby assign to Landlord all claims against the sublessee or other

Untermieter oder sonstige Dritte nebst Pfandrecht an den Vermieter sicherungshalber ab. Der Vermieter nimmt diese Abtretung an. Der Mieter ist dafür verantwortlich, dass der Untermieter sämtliche Bestimmungen dieses Vertrages einhält. Übersteigt die Miete, die der Mieter auf Grund der Untervermietung gegen den Untermieter beanspruchen kann (im Folgenden: „**Untermiete**"), diejenige Miete, die der Mieter dem Vermieter nach Ziffer 5 dieses Vertrags schuldet, ist der Mieter verpflichtet, 50 % des die Miete übersteigenden Teils der Untermiete (im Folgenden: „**Untermietzuschlag**") an den Vermieter zu zahlen. Ziffer 9 findet mit der Maßgabe entsprechende Anwendung, dass der Untermietzuschlag vierzehn (14) Werktage nach dem Tag zur Zahlung fällig ist, an dem der Mieter die Untermiete beanspruchen kann. Sofern bei Unterzeichnung des Untermietvertrages mit Dritten Leerstand im Gebäude besteht, den der Untermieter alternativ vom Vermieter hätte anmieten können, beträgt der Untermietzuschlag 100% des die Miete übersteigenden Teils der Untermiete.

third parties together with the right of lien to the lessor as security. Landlord accepts such assignment. The Tenant shall be responsible for the sublessee's compliance with all and any provisions of this Rental Contract. If the rent that the Tenant can claim on the basis of such subletting (hereinafter: "**Rent for Subletting**") exceeds the rent that the Tenant owes Landlord under Clause 5 of this Rental Contract, the Tenant shall be obligated to pay Landlord fifty (50) per cent of the excess part of the rent for subletting (hereinafter: "**Subletting Surcharge**"). Clause 9 shall be applicable subject to the proviso that the Subletting Surcharge is due fourteen (14) working days after the day on which the Tenant can claim Rent for Subletting. If, when the sublease agreement is signed with a third party, there is a vacancy in the building that the subtenant could have alternatively rented from the Landlord, the Subletting Surcharge is 100% of the excess part of the rent for subletting.

16.3 Eine eventuelle Untervermietung berührt die Pflichten des Mieters gegenüber dem Vermieter nicht.

16.3 Any possible subletting shall not affect Tenant's duties towards Landlord.

16.4 Bei unberechtigter Untervermietung und/oder Nutzungsüberlassung oder bei schuldhafter vertragswidriger Nutzung des Mietgegenstands durch den Untermieter kann der Vermieter verlangen, dass der Mieter unverzüglich das Untermietverhältnis kündigt.

16.4 In the event of unauthorised subletting and/or surrender of use or culpable use by the sublessee of the Lease Object in breach of this Rental Contract, Landlord can request the Tenant to immediately terminate the subletting relationship.

16.5 Der Mieter wird dem Vermieter unaufgefordert und unverzüglich jede Untervermietung und/oder Nutzungsüberlassung anzeigen und eine vollständige Kopie des entsprechenden Vertrags vorlegen.

16.5 Without being requested to do so and without delay, the Tenant will notify Landlord of any subletting and/or surrender of use and will submit a complete copy of the relevant agreement.

17. KONKURRENZSCHUTZ

Konkurrenzschutz wird vom Vermieter nicht gewährt.

17. COMPETITION PROTECTION

Competition protection is not granted by Landlord.

18. HAFTUNG DES MIETERS, VERKEHRSSICHERUNGSPFLICHT DES MIETERS

18.1 Der Mieter hat Vorsatz und Fahrlässigkeit zu vertreten.

18.2 Der Mieter haftet dem Vermieter für alle Schäden, die durch die Verletzung der dem Mieter obliegenden Sorgfaltspflichten schuldhaft verursacht werden. Dies gilt nicht für die Abnutzung des Mietgegenstands, die der Mieter durch einen vertragsgemäßen Gebrauch des Mietgegenstands herbeiführt (§ 538 BGB).

18.3 Der Mieter haftet auch für Schäden, die durch seine Bevollmächtigten, Betriebsangehörigen oder Untermieter schuldhaft verursacht werden. Ferner haftet er für Schäden, die durch Besucher, Lieferanten, Handwerker oder sonstige Personen schuldhaft verursacht werden, soweit diese auf Veranlassung des Mieters zum Gebäude in Beziehung treten.

18.4 Dem Mieter obliegt die Verkehrssicherungspflicht für die ausschließlich dem Mieter zugänglichen Flächen des Mietgegenstandes. Außerdem verpflichtet sich der Mieter, den Vermieter von jeglichen Ansprüchen privater Dritter oder Behörden freizustellen, die diesen aufgrund der Verletzung der vom Mieter übernommenen Verkehrssicherungspflicht zustehen, soweit er diese Verletzung zu vertreten hat.

18.5 Der Mieter ist verpflichtet, dem Vermieter Schäden am Mietgegenstand nach Kenntniserlangung unverzüglich zu melden. Für einen Schaden, der durch verspätete

18. TENANT´S LIABILITY, TENANT´S LEGAL DUTY TO MAINTAIN SAFETY

18.1 The Tenant is responsible for intent and negligence.

18.2 Tenant shall be liable for all losses culpably caused by breach of the duty of care incumbent upon Tenant. This shall not apply to wear and tear of the Lease Object, which Tenant causes through a contractually allowed use of the Lease Object (§ 538 BGB).

18.3 Tenant shall also be liable for damage culpably caused by their authorised representatives, staff members or sublessees. In addition, he shall be liable for losses culpably caused by visitors. Suppliers, workmen or other individuals to the extent that their activity in the building relates to the Tenant.

18.4 The Tenant shall be responsible for ensuring the duty of safety of the areas of the Lease Object that are exclusively accessible to the Tenant. In addition, the Tenant undertakes to indemnify the Landlord against any claims by private third parties or authorities based on an breach of the legal duties to maintain safety assumed by the Tenant, insofar as the Tenant is responsible for this breach.

18.5 The Tenant is obligated to notify Landlord after obtaining knowledge without delay of any damage to the Lease Object. With regard to

Anzeige nach Kenntniserlangung verursacht oder vertieft wird, oder der dadurch gegenüber einem Auftragnehmer des Vermieters nicht mehr geltend gemacht werden kann, ist der Mieter ersatzpflichtig, wenn er die verspätete Anzeige vorsätzlich oder grob fahrlässig zu vertreten hat.

losses caused or aggravated by a delayed notification after obtaining knowledge or, that as a result, can no longer be asserted against one of Landlord's contractors, the Tenant shall be liable for compensation if he is responsible for such delayed notification intentionally or through gross negligence.

18.6 Beim Aufstellen von Maschinen, schweren Apparaturen, Geldschränken u.ä. im Mietgegenstand darf der Mieter die zulässigen Belastungsgrenzen der Stockwerksdecken nicht überschreiten. Das Aufstellen ist in jedem Fall dem Vermieter vierzehn (14) Tage vorher schriftlich anzuzeigen und dessen Zustimmung einzuholen. Der Vermieter verpflichtet sich, den Mieter über die zulässigen Belastungsgrenzen auf Verlangen zu informieren. Für Schäden, die durch Nichtbeachtung dieser Bestimmungen eintreten, haftet der Mieter. Ergeben sich durch die Maschinen nachteilige Auswirkungen für das Gebäude, Erschütterungen, Risse usw., kann der Vermieter die erteilte Erlaubnis widerrufen.

18.6 When positioning machines, heavy apparatus, safes etc. in the Lease Object, Tenant may not exceed the admissible load restrictions of the storey floors. Such positioning must at all events be notified to Landlord fourteen (14) days in advance and the latter's consent must be obtained. The Landlord undertakes to inform the Tenant of all admissible load restrictions upon request. The Tenant shall be liable for any damage caused by disregarding these provisions. Should detrimental impacts on the building result from such machines, vibrations, fissures, etc., Landlord may revoke the consent granted.

18.7 Der Mieter haftet dem Vermieter für jeglichen Schaden am Gebäude und Mietgrundstück, der durch seine Fahrzeuge oder durch die bei ihm auf seine Veranlassung hin verkehrenden Fahrzeuge verursacht wird, soweit er diese zu vertreten hat.

18.7 The Tenant shall be liable to Landlord for all damage to the building and Lease Property caused by its vehicles or the vehicles using Landlord's premises in order to access Tenant's operations upon Tenant's initiation, insofar as he is responsible for this.

19. GEWÄHRLEISTUNG UND HAFTUNG DES VERMIETERS, VERKEHRSSICHREUNGSPFLICHT DES VERMIETERS

19. LANDLORD´S WARRANTY AND LIABILITY, LANDLORD´S LEGAL DUTY TO MAINTAIN SAFETY

19.1 Die verschuldensunabhängige Garantiehaftung des Vermieters wegen anfänglicher Sachmängel des Mietgegenstandes ist ausgeschlossen; der Herstellungsanspruch des Mieters gegenüber dem Vermieter bleibt hiervon jedoch unberührt.

19.1 The Landlord's warranty liability regardless of fault due to initial material defects of the Lease Object is excluded; the right of the Tenant to claim repair of the Lease Object remains unaffected.

19.2	Der Vermieter hat Vorsatz und Fahrlässigkeit zu vertreten.	19.2	The Landlord is responsible for intent and negligence.
19.3	Der Vermieter haftet dem Mieter für alle Schäden, die durch die Verletzung der dem Vermieter obliegenden Sorgfaltspflichten schuldhaft verursacht werden.	19.3	Landlord shall be liable for all losses culpably caused by breach of the duty of care incumbent upon Landlord.
19.4	Der Vermieter haftet auch für Schäden, die durch seine Bevollmächtigten oder Betriebsangehörigen schuldhaft verursacht werden. Ferner haftet er für Schäden, die durch Besucher, Lieferanten, Handwerker oder sonstige Personen schuldhaft verursacht werden, soweit diese auf Veranlassung des Vermieters zum Gebäude in Beziehung treten.	19.4	Landlord shall also be liable for damage culpably caused by its authorised representatives or staff members. In addition, he shall be liable for losses culpably caused by visitors. Suppliers, workmen or other individuals to the extent that their activity in the building relates to the Landlord.
19.5	Der Vermieter und seine Erfüllungsgehilfen (einschließlich Bevollmächtigte oder Betriebsangehörige) haften nicht	19.5	Landlord and his vicarious agents (including authorised representatives or staff members) shall not be liable
19.5.1	für die Eignung des Mietgegenstands zu dem vom Mieter beabsichtigten wirtschaftlichen Zweck;	19.5.1	for the suitability of the Lease Object for the economic purpose intended by the Tenant;
19.5.2	für die Erteilung oder Aufrechterhaltung der für die Gewerbeausübung des Mieters notwendigen Konzessionen, Genehmigungen oder Erlaubnisse, die an die Person des Mieters anknüpfen;	19.5.2	for the granting or maintenance of the licences, approvals or permits required for Tenant's pursuit of its trade, which are linked to the person of the Tenant;
19.5.3	für die Lieferung von Energie, wie Heizung, Strom und Wasser, durch die entsprechenden Versorgungsträger, es sei denn, dass er den Ausfall der vorgenannten Lieferung zu vertreten hat; auf Verlangen des Mieters wird der Vermieter dem Mieter seine Ansprüche gegen die Versorgungsträger aus bereits abgeschlossenen oder noch abzuschließenden Versorgungsverträgen abtreten;	19.5.3	for the supply of energy, like heating, electricity and water by the relevant utility providers, unless they are responsible for the failure of the aforementioned supply; upon Tenant's request to do so, the Landlord will assign its claims against the utility provider under supply contracts already concluded or still to be concluded;
19.5.4	für vorübergehende, vom Vermieter nicht zu vertretenden, Einschränkungen der Zufahrt, der Andienung und der sonstigen Verkehrswege zum Gebäude, soweit ein	19.5.4	for temporary restrictions of the access road, delivery and other traffic routes to the building for which the Landlord is not re-

Zugang oder eine Zufahrt zum Gebäude (einschließlich des Mietgegenstands) gewährleistet bleibt;

19.5.5 für die Beeinträchtigung der Gebrauchstauglichkeit des Mietgegenstands durch Maßnahmen auf den Nachbargrundstücken und dem Straßenland, wie etwa Baumaßnahmen, die vom Vermieter nicht zu vertreten sind und nicht auf dessen Veranlassung hin vorgenommen werden;

Soweit durch diese Ziffer 19.5 Schadensersatzansprüche ausgeschlossen werden, gilt der Ausschluss nicht für Verletzungen von Körper, Leben und Gesundheit des Mieters oder für Fälle des vorsätzlichen oder fahrlässigen Verhaltens des Vermieters. Minderungsrechte des Mieters bleiben ebenfalls unberührt.

19.6 Dem Vermieter obliegt die Verkehrssicherungspflicht für die nicht ausschließlich dem Mieter zugänglichen Flächen der Liegenschaft. Außerdem verpflichtet sich der Vermieter, den Mieter von jeglichen Ansprüchen privater Dritter oder Behörden freizustellen, die diesen aufgrund der Verletzung der vom Vermieter übernommenen Verkehrssicherungspflicht zustehen, soweit er diese Verletzung zu vertreten hat.

20. BETRETEN DES MIETGEGENSTANDS

20.1 Dem Vermieter oder einem von ihm beauftragten Dritten ist das Betreten des Mietgegenstands, insbesondere zur Prüfung des baulichen Zustandes sowie der Funktionsfähigkeit und Sicherheit von technischen Anlagen im Gebäude, zur Weitervermietung oder Veräußerung des Mietgegenstands sowie in anderen ähnlichen Fällen zusammen mit Beteiligten, Sachverständigen oder Zeugen und in

sponsible – to the extent an access or an access road to the building (including the Lease Object still exist;

19.5.5 for the impairment of the Lease Object's fitness for purpose through measures on the neighbouring real properties and the thoroughfare, like for example construction measures, for which the Landlord is not responsible, and which are not undertaken at the Landlord's instigation;

To the extent compensation claims are ruled out by this Clause 19.5, such exclusion shall not apply to injury to life, limb or health of the Tenant or to cases of deliberate or negligent conduct on the part of Landlord. Tenant's right to abate the rent shall remain unaffected.

19.6 The Landlord shall be responsible for ensuring the duty of safety of the areas of the Lease Object that are not exclusively accessible to the Tenant. In addition, the Landlord undertakes to indemnify the Tenant against any claims by private third parties or authorities based on an breach of the legal duties to maintain safety assumed by the Landlord, insofar as he is responsible for this infringement.

20. ENTER THE LEASE OBJECT

20.1 The Landlord or a third party commissioned by it shall be permitted to enter the Lease Object, in particular for the purpose of inspecting the structural condition and the functionality and safety of technical installations in the building, for the purpose of subletting or selling the Lease Object and in other similar cases together with parties involved, experts or witnesses and in presence of the Tenant during

Begleitung des Mieters während der üblichen Geschäftszeiten und nach angemessener Vorankündigung gestattet.

normal business hours and after prior reasonable notice.

20.2 In Fällen dringender Gefahr kann der Vermieter den Mietgegenstand jederzeit, auch ohne Vorankündigung, sowie bei Abwesenheit des Mieters betreten. Er hat den Mieter jedoch unverzüglich hierüber zu informieren.

20.2 In cases of urgent danger, Landlord may also set foot on the Lease Object without prior announcement as well as in the absence of the Tenant, but the Landlord has to immediately inform the Tenant about it.

20.3 Der Mieter erhält für den Mietgegenstand die im Übergabeprotokoll aufgelisteten Schlüssel und/oder Codekarten. Dem Mieter ist es nicht gestattet, Türen oder Fenster mit zusätzlichen Schlössern oder Riegeln, gleich welcher Art, zu versehen, ebenso wenig darf er vorhandene Schlösser oder deren Funktionsweise verändern, sofern nicht der Vermieter vorher schriftlich zustimmt.

20.3 The Tenant shall receive the keys and/or code cards for the Lease Object listed in the Handover Protocol. The Tenant shall not be permitted to affix any additional locks or locking bolts of any kind to doors or windows, or to change existing locks or the way they work unless Landlord has consented to this in advance.

21. KÜNDIGUNG

21. TERMINATION

21.1 Das Recht zur ordentlichen Kündigung ist während der – ggf. gemäß Ziffer 4.2 verlängerten – Festlaufzeit (Ziffer 4.1) ausgeschlossen. Beiden Parteien steht das Recht zur fristlosen Kündigung nur aus wichtigem Grund zu. Ein wichtiger Grund liegt insbesondere vor, wenn der Mieter:

21.1 The right to ordinary termination with prior notice during the – if applicable, extended in accordance to Clause 4.2 – Fixed Term (Clause 4.1) shall be excluded. Both Parties shall have the right to terminate this Rental Contract without notice only for cause. Cause shall be on hand in particular if the Tenant:

21.1.1 für zwei (2) aufeinanderfolgende Termine trotz Abmahnung durch den Vermieter mit der Entrichtung des Mietzinses in Verzug ist, oder in einem Zeitraum, der sich über mehr als zwei (2) Termine erstreckt, mit der Entrichtung der Miete in Höhe eines Betrages, der die Miete für zwei (2) Monate erreicht, in Verzug ist;

21.1.1 is after receipt of a warning notice by Landlord in arrears with payment of the rent for two (2) consecutive payment dates, or in a period covering over more than two (2) payment dates, in an amount which reaches the rent for two (2) months;

21.1.2 den Mietgegenstand trotz Abmahnung durch den Vermieter unberechtigt untervermietet oder Dritten überlässt;

21.1.2 sublets or surrenders use of the Lease Object without authorisation to third parties even after receipt of a warning notice by Landlord;

21.1.3 den Mietgegenstand nicht dem Mietzweck entsprechend nutzt und den

21.1.3 fails to use the Lease Object in accordance with the purpose of lease and continues

vertragswidrigen Gebrauch auch nach Abmahnung und angemessener Fristsetzung durch den Vermieter fortsetzt;

such use in breach of the contract even after receipt of a warning notice and a reasonable grace period by Landlord;

21.1.4 die geschuldete Mietsicherheit (Ziffer 10) trotz Abmahnung und angemessener Nachfristsetzung nicht leistet;

21.1.4 fails to render the owed Rent Security Deposit (Clause 10) despite receipt of a warning notice and a reasonable grace period;

21.1.5 trotz Abmahnung und angemessener Fristsetzung durch den Vermieter gegen die Umsatzsteuerregelung gemäß Ziffer 8 dieses Vertrags verstößt;

21.1.5 breaches the VAT rule pursuant to Clause 8 even after receipt of a warning notice and a reasonable grace period by Landlord;

21.2 Die laufenden Betriebs- und Nebenkosten sind Teil der Miete im vorstehenden Sinne.

21.2 The current operating and ancillary costs are part of the rent in the aforesaid sense.

21.3 Die Kündigung bedarf der Schriftform. Für die Rechtzeitigkeit kommt es nicht auf die Absendung, sondern auf den Zugang des Kündigungsschreibens an.

21.3 Termination must be in writing (on paper and signed). Whether notice of termination has been given in due time shall not depend on the date on which such notice of termination was sent, but the date on which it is received.

22. ENDE DES MIETVERHÄLTNISSES

22. END OF TENANCY

22.1 Unabhängig vom Zeitpunkt der Beendigung des Mietverhältnisses hat der Mieter bis zur Herausgabe des Mietgegenstands an den Vermieter eine Nutzungsentschädigung mindestens in Höhe der zuletzt vereinbarten Miete zu zahlen. Weitergehende Schadensersatzansprüche bleiben unberührt. Etwaige Zahlungen des Mieters nach Kündigung oder Beendigung des Mietverhältnisses aus sonstigen Gründen werden als Nutzungsentschädigung angenommen, auch wenn sie im Überweisungsauftrag oder in Korrespondenz als Mietzahlung bezeichnet sind.

22.1 Irrespective of the date of time at which the tenancy ends, the Tenant must pay the Landlord compensation for use at least in the amount of the last agreed rent until the Lease Object is handed over to the Landlord. Further claims for damages remain unaffected. Any payments made by the Tenant after termination or termination of the tenancy for other reasons will be accepted as compensation for use, even if they are referred to as rent payments in the transfer order or in correspondence.

22.2 Bei Beendigung des Mietverhältnisses ist der Mietgegenstand in vertragsgerechtem Zustand unter Berücksichtigung der vertragsgemäßen Abnutzung an den Vermieter zurückzugeben. Vertragsgemäß ist der Zustand dann, wenn:

22.2 When the tenancy ends, the Lease Object must be surrendered to Landlord in a condition as provided for in this Rental Contract, taking into account contractual wear and tear. The condition shall be deemed in line with the contract if:

22.2.1	sämtliche Räume gereinigt und geräumt sind;	22.2.1	all rooms have been cleaned and vacated;
22.2.2	alle Schönheitsreparaturen (Ziffer 14.5) durchgeführt sind;	22.2.2	all Cosmetic Repairs (Clause 14.5) have been carried out;
22.2.3	Schäden am Mietgegenstand, die über die Abnutzung durch gewöhnlichen Gebrauch hinausgehen, beseitigt sind;	22.2.3	damage to the Lease Object that goes beyond wear and tear as a result of customary use has been eliminated;
22.2.4	sämtliche Schlüssel und/oder Codekarten (auch selbst beschaffte) an den Vermieter zurückgegeben worden sind;	22.2.4	all keys and/or code cards (also self-rocured) have been returned to Landlord;
22.2.5	der Mieter seine Wartungspflicht (Ziffer 14.4) erfüllt hat; und	22.2.5	Tenant has fulfilled his contractual obligation to maintenance (Clause 14.4); and
22.2.6	der Mieter seine Rückbaupflicht gem. Ziffer 22.7 erfüllt hat.	22.2.6	Tenant has fulfilled its duty to restore the Lease Object to its original state pursuant to Clause 22.7.

22.3	Bei Auszug des Mieters ist ein gemeinsames Rückgabeprotokoll zu fertigen, in welchem etwa vorhandene oder nicht beseitigte Mängel, Schönheitsreparaturen etc. aufgeführt werden. Der Mieter wird bei der Erstellung des Protokolls persönlich mitwirken oder sich durch einen schriftlich bevollmächtigten Dritten vertreten lassen. Ohne eine solche Mitwirkung des Mieters ist der Vermieter zur Rücknahme des Mietgegenstands nicht verpflichtet.	22.3	When Tenant vacates the premises, a joint record of return shall be drawn up listing, for example, existing or not remedied defects, Cosmetic Repairs, etc. The Tenant shall personally assist in preparing the record or be represented by an attorney-in-fact with written authorisation. Landlord shall not be under any obligation to take back the Lease Object if Tenant has not cooperated in this way.
22.4	Kommt der Mieter seinen Verpflichtungen gemäß vorstehenden Ziffern 22.2.1 bis 22.2.6 trotz angemessener Nachfristsetzung durch den Vermieter nicht nach, so kann der Vermieter die entsprechenden Maßnahmen auf Kosten des Mieters durchführen lassen.	22.4	If the Tenant fails to comply with its obligations pursuant to the aforementioned Clauses 22.2.1 to 22.2.6 despite Landlord's setting of a reasonable grace period, Landlord may have the relevant work carried out at Tenant's costs.
22.5	Werden vom Mieter nach Beendigung des Mietverhältnisses im Mietgegenstand Gegenstände zurückgelassen, ist der Vermieter berechtigt, diese nach Mahnung mit Fristsetzung auf Kosten des Mieters aus dem Mietgegenstand zu entfernen. Eine Aufbewahrungspflicht des Vermieters besteht	22.5	If, after termination of the tenancy, the Tenant has left objects behind in the Lease Object, Landlord shall be authorised to remove such objects at Tenant's costs after issuing a warning and setting a deadline. No duty for Landlord to store exists. Any claims of Landlord's

nicht. Etwaige Ansprüche des Vermieters aus der verspäteten Rückgabe der Mietsache bleiben unberührt.

ensuing from such belated return of the Lease Object shall remain unaffected.

22.6 Der mieterseitige Ausbau und alle später vom Mieter durchgeführten baulichen Veränderungen, Einbauten, Einrichtungen und Installationen sind bei Beendigung des Mietverhältnisses vom Mieter zu beseitigen und der ursprüngliche Zustand wiederherzustellen. Kommt der Mieter dieser Verpflichtung nicht vor Beendigung des Mietverhältnisses nach, so kann der Vermieter die Beseitigung auf Kosten des Mieters selbst vornehmen.

22.6 Enlargement/interior finishing work by the Tenant and all structural changes, built-ins, fixtures and installations subsequently carried out by the Tenant must be removed by the Tenant at the end of the tenancy, and the original state restored. If the Tenant fails to comply with this obligation or fails to comply with this obligation prior to the end of the tenancy, Landlord may carry out such removal itself at Tenant's costs.

23. PERSONENMEHRHEIT, GESELLSCHAFTSRECHTLICHE ÄNDERUNGEN IN DER PERSON DES MIETERS

23. PERSONAL MAJORITY, CORPORATE CHANGES IN THE PERSON OF THE TENANT

23.1 Mehrere Personen als Vermieter/Mieter haften für die Verpflichtungen aus dem Mietvertrag als Gesamtschuldner.

23.1 Several persons as Landlords / Tenants are jointly and severally liable for the obligations arising from the Rental Contract.

23.2 Mehrere Personen als Vermieter/ Mieter bevollmächtigen sich gegenseitig zur Abgabe und zum Empfang von Erklärungen, soweit sie das Mietverhältnis berühren, bei Kündigung und Erklärungen über die Änderung von Hauptleistungspflichten jedoch nur zu deren Entgegennahme. Diese Vollmacht gilt nicht für den Abschluss von Mietaufhebungsverträgen.

23.2 Several persons acting as Landlords / Tenants authorize each other to issue and receive declarations insofar as they affect the tenancy, but only to accept notice of termination and declarations about the change in main performance obligations. This power of attorney does not apply to the conclusion of rental termination agreements.

23.3 Wenn es sich bei dem Mieter um eine Personengesellschaft handelt, ist dem Vermieter unverzüglich schriftlich anzuzeigen, sofern sich die Gesellschafter ändern (Eintritt / Ausscheiden von Gesellschaftern sowie Übertragung einer Gesellschafterstellung). Dem Vermieter sind Änderungsvorgänge im Sinne des Umwandlungsgesetzes nach der Eintragung der Umwandlung oder Verschmelzung in das Handelsregister

23.3 If the Tenant is a partnership, the Landlord must be informed immediately in writing if the partners change (joining / leaving partners and transfer of a position as a partner). Changes within the meaning of the Transformation Act (*Umwandlungsgesetz – UmwG*) are to be reported to the Landlord after the conversion or merger has been entered in the commercial register, and this must be accompanied by submission of the relevant excerpts from the commercial register.

anzuzeigen, und zwar unter Vorlage der entsprechenden Handelsregisterauszüge.

24. VERMIETERPFANDRECHT

24.1 Die Ausübung des Vermieterpfandrechts richtet sich nach den gesetzlichen Regelungen.

24. LANDLORD´S LIEN

24.1 The Landlord´s lien is exercised according to the statutory provisions.

25. VERÄUSSERUNG DER LIEGENSCHAFT / DES MIETGEGENSTANDS

25.1 Im Falle einer Veräußerung der Liegenschaft / des Mietgegenstands geht dieser Vertrag gemäß §§ 566 Abs. 1, 578 BGB auf den neuen Eigentümer über. In diesem Fall ist eine Haftung des Vermieters als Bürge gegenüber dem Mieter (§§ 566 Abs. 2, 578 BGB) ausgeschlossen. Darüber hinaus ist der Vermieter berechtigt, diesen Vertrag mit allen Rechten und Pflichten mit befreiender Wirkung im Wege der Vertragsübernahme auf einen Dritten, der Grundstück, Erbbaurecht oder Gebäudeeigentum zukünftig erwirbt, mit Wirkung zum wirtschaftlichen Übergangsstichtag nach dem Erwerbsvertrag zu übertragen. Der Mieter stimmt der entsprechenden Vertragsübernahme bereits jetzt unwiderruflich zu. Die Parteien verpflichten sich, auf Verlangen einer Partei einen solchen Wechsel des Vermieters durch einen formgerechten Nachtrag (§§ 550, 578, 126 BGB) zu dokumentieren.

25.2 Hat der Mieter dem Vermieter für die Erfüllung seiner Pflichten eine Sicherheit geleistet, so tritt der Erwerber in die dadurch begründeten Rechte und Pflichten ein.

25.3 Im Falle einer Veräußerung der Liegenschaft / des Mietgegenstands ist der Vermieter berechtigt, den Mieter unter Beifügung einer Aufstellung der Mietvertragsunterlagen um eine Vollständigkeitserklärung zu ersuchen. Der Mieter ist verpflichtet, innerhalb von

25. SALE OF THE PROPERTY / LEASE OBJECT

25.1 In the event of a sale of the Property / Lease Object, this Contract is transferred to the new owner in accordance with §§ 566 (1), 578 BGB. In this case, liability of the Landlord as guarantor towards the Tenant (§§ 566 (2), 578 BGB) is excluded. In addition, the Landlord is entitled to transfer this Rental Contract with all rights and obligations with discharging effect by way of contract transfer with effect as of the economic transfer date according to the transfer agreement to a third party who will acquire land, building leases or Property in the future. The Tenant already irrevocably agrees to the corresponding transfer of contract. The Parties undertake to document such a change of landlord by means of a formal addendum (§§ 550, 578, 126 BGB) at the request of a Party.

25.2 If the Tenant has provided the Landlord with security for fulfilment of his obligations, the acquirer shall assume the rights and obligations arising from this.

25.3 In the event of a sale of the Property / Lease Object, the Landlord is entitled to request a declaration of completeness from the Tenant, enclosing a list of the Rental Contract docu-

vierzehn (14) Tagen schriftlich mitzuteilen, ob die Aufstellung des Vermieters vollständig ist.

ments. The Tenant is obliged to report in writing within fourteen (14) days whether the list provided by the Landlord is complete.

26. AUFRECHNUNG, ZURÜCKBEHALTUNGSRECHT, MINDERUNG, EINREDE DES NICHTERFÜLLTEN VERTRAGS

26. SET-OFF, RIGHT OF RETENTION, REDUCTION, RESERVATION OF THE RIGHT TO PLEAD LACK OF PERFORMANCE OF CONTRACT

26.1 Leistungsverweigerungs- und Zurückbehaltungsrechte des Mieters sowie die Aufrechnung des Mieters mit einer Gegenforderung gegenüber Mietzins- und Nebenkostenforderungen sind ausgeschlossen, es sei denn, die Gegenforderung des Mieters ist unbestritten oder rechtskräftig festgestellt.

26.1 Rights of the Tenant to refuse performance and rights of retention as well as the offsetting of the Tenant with a counterclaim against claims for rent and ancillary costs are excluded unless the Tenant's counterclaim is undisputed or has been legally established.

26.2 Der Mieter kann die Miete nur unmittelbar mindern, d.h. die Mietzahlungen unmittelbar kürzen, wenn:

26.2 The Tenant can only directly abate the rent, i.e. directly reduce the rent payments, if:

26.2.1 er den Vermieter über diese Absicht mindestens einen (1) Monat vor Fälligkeit der Miete schriftlich benachrichtigt hat; oder

26.2.1 he has informed the Landlord of this intention in writing at least one (1) month before the rent is due; or

26.2.2 der zugrundeliegende Mangel entweder rechtskräftig festgestellt, entscheidungsreif oder vom Vermieter unbestritten oder anerkannt sind.

26.2.2 the underlying defect has either been legally established, is ready for decision or is undisputed or acknowledged by the Landlord.

Es wird klargestellt, dass durch die vorstehende Regelung das Recht des Mieters, Rückforderungsansprüche wegen Minderung geltend zu machen, weder ausgeschlossen noch beschränkt wird.

It is made clear that the above provision neither excludes nor restricts the Tenant´s right to assert claims for repayment because of abatement of rent.

27. DATENSCHUTZ

27. DATA PRIVACY PROTECTION

Der Mieter willigt ein, dass der Vermieter und/oder dessen Verwalter allgemeine Vertrags-, Abrechnungs- und Leistungsdaten in gemeinsamen Datensammlungen führt und an Versicherungen und/oder Behörden und/oder weitere zur Unternehmensgruppe der Verwaltungsgesellschaft gehörende

The Tenant agrees that the Landlord and/or its property / asset manager may keep general contractual, accounting and payment data in joint data pools and pass them on to insurance companies and/or authorities and/or other companies belonging to the management company´s group, provided that this is necessary

Gesellschaften weitergeben darf, sofern dies zur ordnungsgemäßen Durchführung von Mietvertragsangelegenheiten erforderlich ist und unter Beachtung der anwendbaren Datenschutzbestimmungen erfolgt. Der Vermieter verpflichtet sich, die anwendbaren Datenschutzbestimmungen einzuhalten.

for the proper execution of lease agreement matters and in compliance with the applicable regulations on data protection. The Landlord undertakes to comply with the applicable data protection regulations.

28. VERTRAULICHKEIT

28.1 Jede Partei ist verpflichtet, die in diesem Vertrag getroffenen Vereinbarungen vertraulich zu behandeln und geheim zu halten und weder ganz noch teilweise Dritten zur Verfügung zu stellen oder zugänglich zu machen.

28.2 Die Verpflichtung gemäß Ziffer 28.1 gilt nicht, wenn und soweit eine gesetzliche oder behördliche Offenlegungsverpflichtung besteht, solche Informationen öffentlich bekannt oder der Öffentlichkeit verfügbar sind, ohne dass dies auf einer Verletzung dieser Vertraulichkeitsregelung beruht, oder die andere Partei der Offenlegung zugestimmt hat oder die Offenlegung zur Durchführung dieses Mietvertrags und Erfüllung der Pflichten daraus erforderlich ist.

28.3 Als Dritte im Sinne von Ziffer 28.1 gelten nicht *(a)* die jeweiligen Steuer- und Rechtsberater sowie Wirtschaftsprüfer der Parteien, die einer beruflichen Vertraulichkeitsverpflichtung unterliegen, *(b)* verbundene Unternehmen (im Sinne der §§ 15 ff. AktG) sowie Investoren einer Partei (vorausgesetzt, die offenlegende Partei hat die genannten Personen ihrerseits zur Einhaltung dieser Vertraulichkeitsverpflichtung verpflichtet), *(c)* Personen, die die Liegenschaft oder Teile hiervon oder ein dingliches Recht daran oder (unmittelbar oder mittelbar) Geschäftsanteile an einer Partei erwerben wollen (vorausgesetzt, die offenlegende Partei hat die genannten Personen ihrerseits zur Einhaltung dieser

28. CONFIDENTIALITY

28.1 Each Party is obliged to treat the agreements made in this Rental Contract confidentially and to keep them secret and not to make them available or accessible to third parties in whole or in part.

28.2 The obligation pursuant to Clause 28.1 does not apply if and to the extent that there is a legal or official disclosure obligation, such information is publicly known or available to the public without this being based on a violation of this confidentiality regulation, or the other Party has consented to the disclosure, or the disclosure for the purpose of execution of this Rental Contract and fulfillment of the obligations arising from it.

28.3 Third parties within the meaning of Clause 28.1 do not include *(a)* the respective tax and legal advisors and auditors of the Parties who are subject to a professional obligation of confidentiality, *(b)* affiliated companies (within the meaning of Sections 15 ff. AktG) and investors of a Party (provided that the disclosing Party has in turn obliged the named persons to comply with this confidentiality obligation), *(c)* persons who wish to acquire the Property or parts thereof or a real right thereto or (directly or indirectly) shares in a Party (provided that the disclosing Party has in turn obliged the named persons to comply with this confidentiality obligation), as well as *(d)* the Parties' respective financing banks.

Vertraulichkeitsverpflichtung verpflichtet), sowie *(d)* den jeweiligen finanzierenden Banken der Parteien.

29. WEITERE VEREINBARUNGEN ZUR UMSETZUNG DER NACHHALTIGKEITSZIELE

29. FURTHER AGREEMENTS ON THE IMPLEMENTATION OF THE SUSTAINABILITY GOALS

29.1 Die Parteien werden sich bemühen, im wechselseitigen Einvernehmen folgende Maßnahmen zu einer an einer Nachhaltigen Nutzung und Bewirtschaftung orientierten infrastrukturellen Einbindung des Mietgegenstandes und Gebäudekomplexes zu ergreifen:

- Schaffung von Anreizen zur Fahrradnutzung (z. B. durch Einrichtung von Umkleiden, Duschen, kostenlosen überdachten und diebstahlsicheren Stellplätzen)
- Schaffung von Anreizen zur Nutzung von öffentlichen Verkehrsmitteln (beispielsweise Zurverfügungstellung von „Jobtickets", Bereitstellung von aktuellen ÖPNV-/SPNV-Plänen)

Der Mieter wird insbesondere prüfen, ob es für ihn wirtschaftlich darstellbar ist, jedem Mitarbeiter, dessen Mittelpunkt betrieblicher Betätigung für den Mieter im Mietgegenstand liegt, für die Dauer seiner Betriebszugehörigkeit – gegen einen angemessenen Kostenbeitrag – Monats- oder Jahreskarten für die Benutzung öffentlicher Verkehrsmittel zur Verfügung zu stellen.

29.1 The Parties will endeavor to take the following measures in mutual agreement to integrate the Lease Object and building complex into the infrastructure based on Sustainable Use and Management:

- Creation of incentives for bicycle use (e.g. by setting up changing rooms, showers, free covered and theft-proof parking spaces)
- Creation of incentives to use public transport (e.g. provision of "job tickets", provision of current public transport/local rail transport plans)

In particular, the Tenant will check whether it is economically viable for him to provide every employee whose focus of business activity for the Tenant is on the Lease Object for the duration of his employment with monthly or annual tickets for the use of public transport - for a reasonable fee.

29.2 Zur Förderung einer Nachhaltigen Nutzung und Bewirtschaftung kann der Vermieter Empfehlungen für die Liegenschaft (einschließlich Gebäudekomplex und Mietgegenstand) erstellen („**Nachhaltigkeitshandbuch**") .

29.2 In order to promote Sustainable Use and Management, the Landlord can create recommendations for the Property (including building complex and Lease Object) ("**Sustainability Manual**").

Der Vermieter kann ein erstelltes Nachhaltigkeitshandbuch in regelmäßigen Abständen überprüfen und bei Bedarf nach billigem Ermessen (§ 315 BGB) überarbeiten. Über die Erstellung wird der Vermieter den Mieter unverzüglich informieren, dieses in geeigneter Form zur Verfügung stellen und Vorschläge des Mieters zu Art, Inhalt und Umfang der Erstellung des Nachhaltigkeitshandbuchs entgegennehmen.

The Landlord can check a Sustainability Manual that has been created at regular intervals and, if necessary, revise it at reasonable discretion (§ 315 BGB). Landlord will inform the Tenant immediately about the creation, make this available in a suitable form and accept suggestions from the Tenant regarding the type, content and scope of the creation of the Sustainability Manual.

Die im Nachhaltigkeitshandbuch enthaltenen Regelungen sind, soweit sie sich an Nutzer des Gebäudekomplexes richten, nicht Bestandteil dieses Mietvertrages. Der Mieter wird sich jedoch bemühen, zur praktischen Umsetzung der Nachhaltigkeitsziele die im Nachhaltigkeitshandbuch enthaltenen Regelungen im Rahmen seiner vertragsgemäßen Nutzung des Mietgegenstandes zu berücksichtigen. Der Mieter wird seine Mitarbeiter mit dem Inhalt des Nachhaltigkeitshandbuchs und etwaigen Änderungen vertraut machen und zur Berücksichtigung der darin enthaltenen Vorgaben anhalten.

The regulations contained in the Sustainability Manual, insofar as they are aimed at users of the building complex, are not part of this Rental Contract. However, the Tenant will endeavor to take into account these regulations contained in the Sustainability Manual within the scope of his contractual use of the Lease Object. The Tenant will familiarize his employees with the content of the Sustainability Manual and any changes and, if possible, encourage them to take into account the specifications contained therein.

Soweit ein Nachhaltigkeitshandbuch erstellt wurde und mit den Regelungen dieses Mietvertrags im Widerspruch steht, gehen die Regelungen des Mietvertrags – vorbehaltlich einer anderweitigen ausdrücklichen Regelung der Parteien – vor. Es wird insofern klargestellt, dass der Inhalt eines etwa erstellten Nachhaltigkeitshandbuchs keine Erweiterung der Rechte und Pflichten der Parteien aus diesem Mietvertrag darstellt; vielmehr soll das Nachhaltigkeitshandbuch den Parteien als rein unverbindliche Empfehlung die Wahrnehmung ihrer mietvertraglichen Rechte und Pflichten mit Blick auf die Nachhaltige Nutzung und Bewirtschaftung erleichtern.

Insofar as a Sustainability Manual has been drawn up and conflicts with the provisions of this Rental Contract, the provisions of the Rental Contract take precedence – unless the Parties explicitly agree otherwise. In this respect, it is made clear that the content of any Sustainability Manual that may be created shall not represent an extension of the rights and obligations of the Parties under this Rental Contract; rather, the Sustainability Manual is intended to make it easier for the Parties to exercise their rights and obligations under the lease with regard to Sustainable Use and Management as a purely legally non-binding recommendation.

29.3 Es ist der Wunsch der Parteien, sich regelmäßig über die Nachhaltige Nutzung und Bewirtschaftung des Gebäudekomplexes einschließlich des Mietgegenstandes und deren Förderung im Rahmen dieses Mietverhältnisses auszutauschen („**Nachhaltigkeitsdialog**"). Zum Zwecke des Nachhaltigkeitsdialogs werden die Parteien einander Ansprechpartner benennen und – soweit möglich – auch das Property / Facility Management in den Nachhaltigkeitsdialog einbeziehen:

- Ansprechpartner des Vermieters:

  Herr Lukas Wilanowski
  Head of Commercial Asset Management
  lwilanowski@araxproperties.com

- Ansprechpartner des Mieters:

  Herr Tim Luigs
  Head of Finance
  tim.luigs@microvision.eu

(Der Ansprechpartner des Vermieters und der Ansprechpartner des Mieters werden nachfolgend einzeln oder gemeinsam „**Nachhaltigkeitsansprechpartner**" genannt.) Beide Nachhaltigkeitsansprechpartner sind zuständig bei Fragen der Nachhaltigen Nutzung und Bewirtschaftung. Darüber hinaus werden die Parteien die Nachhaltigkeitsansprechpartner veranlassen, sich um eine möglichst Nachhaltige Nutzung und Bewirtschaftung zu bemühen und die Erreichung der in der Präambel genannten Ziele zu fördern. So lange gewährleistet ist, dass stets ein Nachhaltigkeitsansprechpartner zur Verfügung steht, sind beide Parteien berechtigt, die jeweiligen Nachhaltigkeitsansprechpartner durch andere Nachhaltigkeitsansprechpartner zu ersetzen. Hierüber werden sie einander unverzüglich unter Nennung des Namens, der Funktion und

29.3 It is the wish of the Parties to regularly exchange information about the Sustainable Use and Management of the building complex including the Lease Object and its promotion within the framework of this lease ("**Sustainability Dialogue**"). For the purpose of the Sustainability Dialogue, the Parties will name each other's contact persons and – as far as possible – also include property / facility management in the sustainability dialogue:

- Contact person of Landlord:

  Mr. Lukas Wilanowski
  Head of Commercial Asset Management
  lwilanowski@araxproperties.com

- Contact person of Tenant:

  Herr Tim Luigs
  Head of Finance
  tim.luigs@microvision.eu

(The contact person of Landlord and the contact person of Tenant are hereinafter referred to individually or jointly as "**Sustainability Contacts**".) Both Sustainability Contacts are responsible for questions of Sustainable Use and Management. In addition, the Parties will induce the Sustainability Contacts to endeavor to use and manage it as sustainably as possible and to promote the achievement of the goals stated in the preamble. As long as it is guaranteed that a Sustainability Contact is always available, both Parties are entitled to replace the respective Sustainability Contact with another Sustainability Contact. They will inform each other about this immediately, stating the name, position and contact details of the new Sustainability Contact.

der Kontaktdaten des neuen Nachhaltigkeitsansprechpartners informieren.

29.4 Soweit der Mieter nach diesem Mietvertrag berechtigt oder verpflichtet ist, bauliche Veränderungen des Mietgegenstandes vorzunehmen und/oder den Mietgegenstand mit Einbauten und/oder fest installierten Einrichtungen und Anlagen zu versehen (nachfolgend zusammengefasst „**Mieterausstattung**"), gilt unbeschadet weiterer in diesem Vertrag für Mieterausstattung enthaltenen Regelungen zur Förderung der Nachhaltigen Nutzung und Bewirtschaftung Folgendes:

29.4.1 Der Mieter wird den Vermieter im Vorhinein über die Mieterausstattung informieren und insbesondere mitteilen, inwiefern die Mieterausstattung eine Nachhaltige Nutzung und Bewirtschaftung fördert sowie zur Erreichung der in der Präambel genannten Ziele beiträgt.

29.4.2 Auf Wunsch des Vermieters wird der Mieter die Mieterausstattung einschließlich der Art und Weise ihrer Durchführung mit dem Vermieter besprechen und dessen Vorstellungen zur Förderung einer Nachhaltigen Nutzung und Bewirtschaftung nach billigem Ermessen (§ 315 BGB) – soweit nicht technisch unmöglich (§ 275 Abs. 1 BGB analog) oder wirtschaftlich unvernünftig – berücksichtigen. Die Parteien sind sich einig, dass Maßnahmen "wirtschaftlich unvernünftig" sind, wenn die Kosten für die jeweilige ökologischere Ausführungsart mehr als **fünf (5) Prozent** über dem günstigsten nicht-ökologischen Angebot liegen.

29.4.3 Der Mieter hat sich darum zu bemühen, die Mieterausstattung umwelt- und ressourcenschonend durchzuführen und dabei möglichst emissionsfreie (soweit

29.4 Insofar as the Tenant is entitled or obliged under this Rental Contract to make structural changes to the Lease Object and/or to provide the Lease Object with fixtures and/or permanently installed facilities and systems (hereinafter referred to as **"Tenant´s Equipment"**), the following applies without prejudice to other provisions contained in this Contract for Tenant´s Equipment to promote Sustainable Use and Management:

29.4.1 The Tenant shall inform the Landlord in advance about the Tenant´s Equipment and in particular to what extent the Tenant´s Equipment promotes Sustainable Use and Management and contributes to the achievement of the goals stated in the preamble.

29.4.2 At the request of the Landlord, the Tenant will discuss the Tenant´s Equipment with the Landlord, including the manner in which it is implemented, and – unless technically impossible (§ 275 (1) BGB analogously) or economically unreasonable (§ 275 (2) Sentence 1 BGB analogously) – take into account his ideas for promoting Sustainable Use and Management at his reasonable discretion (§ 315 BGB). The Parties agree that measures are "economically unreasonable" if the costs for the respective more ecological type of execution are more than **five (5) percent** above the cheapest non-ecological offer.

29.4.3 The Tenant must make effort to implement the Tenant´s Equipment in an environmentally friendly and resource-saving manner and to use if possible emission-free (if not

nicht möglich: emissionsarme), auf Grundlage einer Lebenszyklusbetrachtung als umwelt- und ressourcenschonend anzusehende Materialien einzusetzen und durch die Mieterausstattung verursachte, negative Auswirkungen auf den Energieverbrauch und die Klimatisierung des Gebäudekomplexes und/oder des Mietgegenstandes – soweit nicht technisch unmöglich (§ 275 Abs. 1 BGB analog) oder wirtschaftlich unvernünftig – zu vermeiden. Als zulässige Materialien gelten insbesondere solche Materialien, die mit einem der Zertifikate „Blauer Engel", dem europäischen Umweltzeichen, dem "FSC" oder „PEFC" Siegel oder sonstigen Umweltsiegeln des Typs I im Sinne der ISO 14024 ausgezeichnet sind. Die Parteien sind sich einig, dass Maßnahmen "wirtschaftlich unvernünftig" sind, wenn die Kosten für die jeweilige ökologischere Ausführungsart mehr als **fünf (5) Prozent** über dem günstigsten nicht-ökologischen Angebot liegen.

possible: low-emission) materials that are to be regarded as environmentally friendly and resource-friendly on the basis of a life cycle analysis and caused by the Tenant´s Equipment, and to avoid negative effects on the energy consumption and the air conditioning of the building complex and/or the Lease Object – unless technically impossible (§ 275 (1) BGB analogously) or economically unreasonable (§ 275 (2) Sentence 1 BGB analogously). Permitted materials are in particular those materials that have been awarded one of the certificates "Blue Angel *(Blauer Engel)*", the European eco-label, the "FSC" or "PEFC" seal or other type I environmental seals within the meaning of ISO 14024. The Parties agree that measures are "economically unreasonable" if the costs for the respective more ecological type of execution are more than **five (5) percent** above the cheapest non-ecological offer.

29.4.4 Der Mieter wird dem Vermieter auf Anforderung Unterlagen über die Einhaltung der Regelungen in Ziffer 29.4.3 übermitteln.

29.4.4 Tenant will provide Landlord with documents of compliance with the provisions of Clause 29.4.3 upon request.

29.4.5 Der Vermieter erteilt bereits jetzt seine Zustimmung zum Einbau einer solchen Mieterausstattung, die der Einsparung von End- oder Primärenergie oder Wasser und/oder der effizienteren Nutzung von Energie und/oder der nachhaltigen Produktion der verwendeten Energie zu dienen bestimmt oder sonst geeignet ist, die Nachhaltige Nutzung und Bewirtschaftung des Mietgegenstandes zu fördern, soweit ihm der Mieter geeignete Nachweise übermittelt hat, dass die Vorgaben in Ziffer 29.4.3 eingehalten werden.

29.4.5 The Landlord already gives its consent to the installation of such Tenant´s Equipment that is intended or otherwise suitable for saving final or primary energy or water and/or the more efficient use of energy and/or the sustainable production of the energy used, to promote the Sustainable Use and Management of the Lease Object, insofar as the Tenant has sent him suitable evidence that the specifications in Clause 29.4.3 are being complied with.

30. NACHTRÄGLICHE ÄNDERUNGSWÜNSCHE DES MIETERS ZUM MIETERAUSBAU

30.1 Wenn der Mieter nach Abschluss dieses Vertrags Änderungen, Modifikationen oder Erweiterungen der als Anlage 1.7a beigefügten Baubeschreibung und der als Anlage 1.7b beigefügten Bauplänen und des jeweils dort festgelegten Leistungsumfangs wünscht („**Änderungswunsch**"), hat er dies dem Vermieter schriftlich mitzuteilen.

30.2 Der Vermieter wird dem Mieter innerhalb von zwei (2) Wochen schriftlich mitteilen, welche zeitlichen und finanziellen Auswirkungen mit dem Änderungswunsch nach vernünftiger Einschätzung des Vermieters verbunden sind. Der Vermieter wird den Mieter auf der Basis einer Kostenschätzung auch auf Minderkosten hinweisen. Der Vermieter wird seine Einschätzung auf der Grundlage seiner Erfahrung unter Beachtung des Gebots der Wirtschaftlichkeit und in Rücksprache mit dem Ausbauunternehmen treffen. Es werden weder eine Ausschreibung gemacht noch konkrete Angebote eingeholt. Vielmehr genügt die Vorlage einer Kostenschätzung durch den Vermieter. Der Mieter hat dem Vermieter in jedem Fall, d.h. unabhängig von einer späteren Durchführung des Änderungswunsches, die Kosten der vom Vermieter vorgelegten Kostenschätzung unverzüglich zu erstatten.

30.3 Der Änderungswunsch wird für den Vermieter nur verbindlich, wenn der Mieter dem Vermieter innerhalb einer (1) Woche nach Eingang der Mitteilung des Vermieters schriftlich erklärt, dass er den Änderungswunsch aufrechterhält. Er ist verpflichtet, die mit der geänderten Ausführung verbundenen Mehrkosten (ggf. einschließlich Planungs- und Projektmanagementkosten) auf Nachweis zu

30. SUBSEQUENT CHANGE REQUESTS BY THE TENANT TO THE TENANT FIT-OUT

30.1 If, after the conclusion of this Contract, Tenant wishes to make changes, modifications or extensions to the construction description attached as Annex 1.7a and the construction plans attached as Annex 1.7b and the scope of services specified there (**"Change Request"**), he must notify the Landlord of this in writing.

30.2 The Landlord will inform the Tenant in writing within two (2) weeks of the temporal and financial consequences associated with the Change Request based on the Landlord´s reasonable assessment. The Landlord will also inform the Tenant of reduced costs on the basis of a cost estimate. Landlord will make his assessment based on his experience, taking into account the principle of economic efficiency and in consultation with the fit-out company. There will be no call for tenders and no specific offers will be obtained. Rather, the submission of a cost estimate by the Landlord is sufficient. In any case, the Tenant must immediately reimburse the Landlord for the costs of the cost estimate submitted by the Landlord, i.e. regardless of whether the Change Request is carried out later.

30.3 The Change Request will only become binding on Landlord if Tenant notifies the Landlord in writing within one (1) week of receipt of Landlord´s notification that Tenant will uphold the Change Request. He is obliged to reimburse the additional costs associated with the changed design (if necessary including planning and project management costs) and can assert any rights against the Landlord due to

erstatten, und kann wegen zeitlicher Verzögerungen, die durch den Änderungswunsch verursacht werden, Rechte gegen den Vermieter nur in dem Umfang geltend machen, wie der Vermieter die Verzögerung zu vertreten hat. Der Vermieter hat die mit der geänderten Ausführung verbundenen Minderkosten dem Mieter zu erstatten.

time delays that are caused by the Change Request, only to the extent that the Landlord is responsible for the delay. Landlord is obliged to reimburse the cost savings associated with the changed design to the Tenant.

30.4 Ohne die schriftliche Bestätigung des Änderungswunsches ist der Vermieter nicht verpflichtet, noch berechtigt, den Änderungswunsch auszuführen.

30.4 Without written confirmation of the Change Request, Landlord is not obliged, nor entitled to carry out the Change Request.

30.5 Später als acht (8) Wochen vor dem Übergabetag beim Vermieter eingehende Änderungswünsche wird der Vermieter lediglich nach seinem billigen Ermessen, insbesondere in Abhängigkeit von dem Bauablauf, berücksichtigen. Eine diesbezügliche Verpflichtung des Vermieters besteht nicht; aus der Nichtberücksichtigung der Änderungswünsche kann der Mieter gegen den Vermieter keinerlei Rechte herleiten.

30.5 Change Requests received by the Landlord later than eight (8) weeks before the Handover Date will only be considered by the Landlord at his reasonable discretion, in particular depending on the construction process. There is no obligation on the part of the Landlord in this regard; the Tenant cannot derive any rights against the Landlord if the Change Requests are not taken into account.

30.6 Sofern der Vermieter den Änderungswunsch umzusetzen bereit ist, wird er dies dem Mieter mitteilen; die vorgenannten Regelungen finden entsprechende Anwendung.

30.6 If the Landlord is willing to implement the Change Request, he will inform the Tenant of this; the aforementioned regulations apply accordingly.

30.7 Innerhalb von drei (3) Monaten nach vollständiger Übergabe des Mietgegenstands, jedoch nicht vor der vollständigen Abrechnung durch die mit der Erbringung von Ausbauleistungen beauftragen Unternehmen, wird der Vermieter dem Mieter eine Rechnung über die durch die Änderungswünsche verursachten Mehr- und Minderkosten übergeben. Der Mieter ist verpflichtet, die Rechnung innerhalb von dreißig (30) Tagen nach Erhalt der Rechnung auszugleichen.

30.7 Within three (3) months after the Lease Object has been handed over in full, but not before the complete settlement by the companies commissioned with the provision of extension services, Landlord will issue Tenant with an invoice for the additional costs and savings caused by the Change Requests. Tenant is obliged to settle the invoice within thirty (30) days after receipt of the invoice.

30.8 Der Vermieter ist berechtigt, sowohl vor dem Beginn der Umsetzung eines Änderungswunsches als auch während der

30.8 The Landlord is entitled to demand advance payments of a reasonable amount both before the implementation of a Change Request and during the

Bauzeit, Vorauszahlungen in angemessener Höhe zu fordern. § 632a BGB gilt entsprechend.

construction period. § 632a BGB applies accordingly.

31. SCHLUSSBESTIMMUNGEN

31.1 Alle Zahlungsverpflichtungen in diesem Vertrag verstehen sich zuzüglich Umsatzsteuer in der jeweiligen gesetzlichen Höhe.

31.2 Mündliche Nebenabsprachen sind nicht getroffen. Sämtliche Nebenabreden bedürfen der Schriftform. Dies gilt auch für die Änderung dieser Ziffer 31.2.

31.3 Den Parteien sind die besonderen gesetzlichen Schriftformerfordernisse der §§ 550, 578, 126 BGB bekannt. Sofern und soweit dieser Mietvertrag bzw. etwaige Nachtrags-, Änderungs- und/oder Ergänzungsvereinbarungen diesem Schriftformerfordernis nicht genügen sollten, verpflichten sich die Parteien bereits jetzt diesen Mangel durch den Abschluss einer Nachtragsvereinbarung zu beheben. Der Abschluss dieses Nachtrages darf dabei jedoch an keine Bedingung geknüpft werden. Den Parteien bleibt es ferner unbenommen, den Mietvertrag aufgrund der Nichteinhaltung der Schriftform gemäß §§ 578, 550, 126 BGB gegenüber der jeweils anderen Partei zu kündigen.

Eine auf die Verletzung des Schriftformerfordernisses gestützte Kündigung hat unverzüglich zu erfolgen, nachdem die kündigende Partei von der Nichteinhaltung der schriftlichen Form Kenntnis erlangt hat. Die Kündigung ist ausgeschlossen, wenn seit dem Umstand, der die Nichteinhaltung der schriftlichen Form begründet, ein Jahr verstrichen ist. Im Falle des § 566 Abs. 1 BGB beginnt diese Jahresfrist jedoch nicht vor Übergang des Eigentums auf einen Erwerber.

31. FINAL PROVISIONS

31.1 All payment obligations in this Contract are exclusive of sales tax at the applicable statutory rate.

31.2 Verbal side agreements have not been made. All ancillary agreements must be in writing. This also applies to the amendment of this Clause 31.2.

31.3 The Parties are aware of the special legal written form requirements of §§ 550, 578, 126 BGB. If and to the extent that this Rental Contract or any addendum, amendment and/or supplementary agreements do not meet this written form requirement, the Parties hereby justify the correction of this deficiency by concluding an addendum agreement. However, the conclusion of this addendum may not be subject to any conditions. Furthermore, the Parties are free to terminate the Rental Contract due to non-compliance with the written form according to §§ 578, 550, 126 BGB towards the respective other Party.

A termination based on a breach of the written form requirement must be made immediately after the terminating Party has become aware of the non-compliance with the written form. Termination is excluded if one year has elapsed since the circumstance that justifies the non-compliance with the written form. In the case of § 566 (1) BGB, however, this one-year period does not begin before the transfer of ownership to an acquirer.

31.4 Sollten einzelne Bestimmungen dieses Vertrags ganz oder teilweise nichtig sein, wird dadurch die Wirksamkeit der übrigen Bestimmungen nicht berührt. An die Stelle von nicht einbezogenen oder unwirksamen Allgemeinen Geschäftsbedingungen tritt das Gesetzesrecht (vgl. § 306 Abs. 2 BGB). Die unwirksame oder nicht durchführbare Bestimmung ist von den Parteien im Vereinbarungswege durch eine rechtsgültige und durchführbare Bestimmung zu ersetzen, die dem wirtschaftlichen Sinn und Zweck der zu ersetzenden Bestimmung am nächsten kommt. Entsprechendes gilt, falls sich eine ergänzungsbedürftige Regelungslücke in diesem Vertrag ergeben sollte, die nach dem erkennbaren Willen der Parteien geregelt werden sollte.

Die Parteien stellen klar, dass es sich bei den Regelungen in Zusammenhang mit der Nachhaltige Nutzung und Bewirtschaftung (vgl. Präambel), welche lediglich ein Bemühen der Parteien vorsehen, um keine bindenden Vertragspflichten handeln; vielmehr ist es das Bestreben der Parteien, entsprechende Regelungen im Sinne der in der Präambel dargelegten Grundzüge während der Laufzeit des Mietverhältnisses als wechselseitige Gefälligkeiten umzusetzen. Einigkeit herrscht insofern zwischen den Parteien, dass diese Regelungen – sei es in ihrer jetzigen Form und/oder geänderter Form – allein durch Abschluss eines schriftformkonformen Nachtrags zu diesem Mietvertrag (§§ 550, 578 Abs. 1, 126 BGB) in den Rang einer bindenden Vertragspflicht gehoben werden können.

31.5 Die als **Anlage 31.5** beigefügte Hausordnung ist wesentlicher Bestandteil dieses Mietvertrags. Der Vermieter ist berechtigt, den Inhalt der Hausordnung nach billigem Ermessen zu verändern, soweit hierdurch keine weitergehenden Pflichten des Mieters

31.4 Should individual provisions of this Contract be wholly or partially void, this shall not affect the validity of the remaining provisions. Statutory law (cf. § 306 (2) BGB) takes the place of general terms and conditions that are not included or are ineffective. The invalid or unenforceable provision is to be replaced by the Parties by mutual agreement with a legally valid and enforceable provision that comes as close as possible to the economic meaning and purpose of the provision to be replaced. The same applies if there is a loophole in this Contract that needs to be supplemented, which should be regulated according to the recognizable intention of the Parties.

The Parties make it clear that the regulations in connection with the Sustainable Use and Management (see preamble), which only provide for an effort by the Parties, are not binding contractual obligations; rather, it is the endeavor of the Parties to implement corresponding regulations in the sense of the basic principles set out in the preamble during the term of the tenancy as mutual favours. There is agreement between the Parties that these regulations – be it in their current form and/or in a modified form – can be raised to the rank of a binding contractual obligation simply by concluding an addendum to this Rental Contract that conforms to the written form (§§ 550, 578, 126 BGB).

31.5 The internal house rules attached as **Annex 31.5** are an integral component of this Rental Contract. The Landlord is entitled to change the content of the house rules at his reasonable discretion, provided this does not result in any further obligations on the part of the Tenant. In

entstehen. Der Vermieter ist insbesondere berechtigt, das Rauchen in den allgemein zugänglichen Bereichen des Gebäudekomplexes bzw. der Liegenschaft im Rahmen der Hausordnung zu untersagen bzw. auf konkrete Raucherbereiche zu beschränken.

particular, the Landlord is entitled to prohibit smoking in the generally accessible areas of the building complex or the Property within the framework of the house rules or to restrict it to specific smoking areas.

31.6 Auf diesen Mietvertrag findet deutsches Recht Anwendung. Gerichtsstand ist Hamburg.

31.6 German law shall apply to this Rental Contract. Place of jurisdiction is Hamburg.

31.7 Die deutsche Fassung dieses Mietvertrags ist das allein maßgebliche Dokument. Die englische Übersetzung dient nur zu Informationszwecken und ist nicht verbindlich.

31.7 The German version of this Rental Contract shall be the sole authoritative document. The English translation is solely for the purpose of information and is not binding.

31.8 Dieser Vertrag hat folgende Anlagen:

Anlage P.1:	Lageplan
Anlage 1.1.1:	Grundriss Erdgeschoss
Anlage 1.1.2:	Grundriss 5. Obergeschoss
Anlage 1.1.3:	Grundriss 6. Obergeschoss
Anlage 1.1.5:	Grundriss 2. Untergeschoss
Anlage 1.1.8:	Lageplan (Außenstellplätze)
Anlage 1.4:	MFG (Kurzübersicht)
Anlage 1.5:	Nutzungsordnung Stellplätze
Anlage 1.7a:	Baubeschreibung (Um- und Ausbaumaßnahmen)
Anlage 1.7b:	Baupläne (Um- und Ausbaumaßnahmen)
Anlage 6.1:	Betriebskostenverordnung
Anlage 11.7:	Maßnahmen zur Einsparung von Energie/Wasser bzw. Reduzierung von Abfällen
Anlage 31.5:	Hausordnung

Die vorbenannten Anlagen sind Bestandteil dieses Mietvertrages. Im Fall des Vorliegens von Widersprüchen gehen die Regelungen dieses Mietvertrages dem Inhalt der Anlagen vor.

31.8 This Rental Contract has the following annexes:

Annex P.1:	Site plan
Annex 1.1.1:	Floor plan ground floor
Annex 1.1.2:	Floor plan 5th floor
Annex 1.1.3:	Floor plan 6h floor
Annex 1.1.5:	Floor plan 2nd basement
Annex 1.1.8:	Site plan (outside parking spaces
Annex 1.4:	MFG (short overview)
Annex 1.5:	Terms of use of parking spaces
Annex 1.7a:	Construction description (conversion and extension measures)
Annex 1.7b:	Construction plans (conversion and extension measures)
Annex 6.1:	Operating Costs Ordinance
Annex 11.7:	Measures to save energy/water and reduce waste
Annex 31.5:	House Rules

The aforementioned annexes are part of this rental agreement. In the event of contradictions, the provisions of this rental agreement take precedence over the content of the appendices.

Luxembourg, den/the 13.12.2023

Victoria Immo Properties I S.à r.l.	**Victoria Immo Properties I S.à r.l.**
vertreten durch / represented by:	vertreten durch / represented by:
/s/ Marc Shipmann	/s/ Joachim Kuske
Name: Marc Shipmann	Name: Joachim Kuske
Manager A	Manager B

Hamburg, den/the 15.12.2023

MicroVision GmbH	**MicroVision GmbH**
vertreten durch / represented by:	vertreten durch / represented by:
/s/ Tim Luigs	/s/ Tim Luigs
Name: Tim Luigs	Name: Tim Luigs